UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Builders FirstSource, Inc.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

OUTPERFORM TODAY.

TRANSFORM TOMORROW.

2026 PROXY STATEMENT

A MESSAGE TO

OUR STOCKHOLDERS

Paul S. Levy Chairman of the Board

TO OUR FELLOW STOCKHOLDERS,

Our distribution footprint and trusted partnership with customers position us as one of the premier solutions providers to homebuilders. We are focused on helping to address industry pain points and improve homebuilding efficiency by investing in value-added products and digital solutions. Our strong financial position provides us with the flexibility to invest for profitable growth and deliver long-term shareholder value.

Peter M. Jackson Chief Executive Officer and President

2025 Results Demonstrated Our Continued Resilience

Despite a soft housing environment, our resilient performance in 2025 demonstrated disciplined execution as we sustained healthy profitability and free cash flow, underscoring our operational excellence and the effectiveness of our strategic investments. Over the past few years, we have transformed Builders FirstSource into a materially stronger company, powered by our industry-leading value-added offerings and digital solutions, a relentless focus on operational excellence, and superior capital deployment. We invested more than $110 million on new, expanded, or upgraded value-added operations across our footprint, delivering significant value to builders by replacing skilled labor on the job site and allowing us to capture attractive margins. We continue to differentiate by digitally enabling our team members, customer relationships, and value-added product development to drive long-term growth through technology-driven platforms and services. Investments in automation, artificial intelligence, and digital integrations highlight our commitment to creating seamless customer experiences that streamline their operations. Operational excellence remains central to how we run our business as we develop talent, improve agility, and embed technology throughout our operations. We also generated $48 million in productivity savings in 2025 primarily through targeted supply chain initiatives.

Focused on Shareholder Returns

Our Board of Directors and management team are focused on maximizing shareholder returns. Our business generates consistently strong free cash flow through the cycle, which we deploy under our balanced capital allocation strategy. This disciplined capital deployment framework remains in place: maintaining a fortress balance sheet, investing in organic growth, making value-enhancing acquisitions, and returning capital to shareholders through share repurchases. We continue to invest in our business to grow, focusing on manufacturing automation, capacity expansion, and digital improvements. In 2025, we deployed nearly $2 billion toward return-enhancing opportunities aligned with our priorities. We completed eight acquisitions last year, including Pleasant Valley Homes in November. This acquisition expands our prefabricated component strategy and helps address key challenges in the homebuilding industry, such as affordability and labor shortages, by providing a cost‑competitive, factory‑built option that reduces builder cycle times. Since the merger with BMC in 2021, we have completed 40 acquisitions representing over $2.3 billion in annual sales that have expanded our footprint in high-growth geographies and enhanced our value-added offerings, demonstrating our ability to identify, execute and seamlessly integrate strategic opportunities.

59%

3-year TSR

152%

5-year TSR

829%

10-year TSR

We are returning capital to shareholders through opportunistic share buybacks, repurchasing approximately $400 million of shares in 2025 and approximately 48% of our outstanding shares since August 2021. Amid a challenging operating environment, we have produced impressive historical shareholder returns through our efforts to compound value.

TSR calculations as of December 31, 2025.

Committed to Our Team Members and Corporate Social Responsibility

Our people-first culture is a key contributor to our leading position as we attract, train, and retain the best talent in the industry and possess a field leadership team with more than 30 years of average experience. Safety is a top priority, and we have maintained our best-in-class safety performance and continued our relentless drive toward zero incidents.

Our annual team member engagement survey showed a 77% favorability rating in line with the prior survey. We are committed to maintaining engagement with our team members and enhancing their experience at Builders FirstSource. As part of our ongoing efforts to enhance the team member experience, we are pleased to present for your approval a new Employee Stock Purchase Plan, which is designed to give our employees the opportunity to share more directly in the Company’s long‑term success and further align their interests with those of our stockholders.

We are also making meaningful progress on our corporate social responsibility journey. In 2025, we introduced emissions reduction targets that demonstrate our commitment to enhanced reporting, supported by robust data capture and analysis of our emissions drivers and potential mitigation strategies. We continue to enhance our corporate social responsibility initiatives in a purposeful manner to benefit our customers, team members, and stakeholders.

Board Refreshment Milestones

In March 2025, we appointed Cheryl Ainoa and Maria Renz to our Board of Directors. Mses. Ainoa and Renz bring extensive expertise in e-commerce, technology, and digital innovation, helping us further strengthen our digital leadership and reinforcing our commitment to delivering best-in-class solutions to our customers. Our Board also recently formed a Technology Committee in an effort to further strengthen board oversight of our digital and technology strategy and systems.

Additionally, our stockholders approved a proposal to declassify our Board of Directors at the 2025 annual meeting of stockholders. Beginning this year, director nominees will be nominated to one‑year terms, resulting in all directors standing for annual election beginning with the 2028 annual meeting of stockholders.

We invite you to attend the annual meeting of stockholders of Builders FirstSource, Inc., which will take place at 6031 Connection Drive, Irving, Texas 75039, on Thursday, May 14, 2026, at 9:00 a.m. local time. Details of the business to be conducted at the annual meeting follow. Your vote is important to us. Even if you intend to join us in person, we encourage you to vote in advance, so we will know we have a quorum of stockholders for the meeting. When you vote in advance, please also indicate your intention to personally attend the annual meeting. See the Question and Answer section on page 94 of the Proxy Statement for instructions should you plan to attend in person.

A MESSAGE TO OUR STOCKHOLDERS

A MESSAGE TO OUR STOCKHOLDERS

On behalf of the Board of Directors and the executive management team, we would like to express our appreciation for your continued interest in the affairs of Builders FirstSource and ask for your support of management at this year’s annual meeting.

Sincerely,	Sincerely,

Paul S. Levy Chairman of the Board	Peter M. Jackson Chief Executive Officer and President

Place:

6031 Connection Drive
Irving, Texas 75039

Time:

9:00 a.m. local time

Record Date:

March 16, 2026

Date:

Thursday,
May 14, 2026

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

ITEMS OF BUSINESS

For the purpose of considering and acting upon the following:

(1)
The election of directors;
(2)
An advisory vote on the compensation of the named executive officers;
(3)
The ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm;
(4)
The approval of the Builders FirstSource, Inc. 2026 Equity Incentive Plan;
(5)
The approval of the Builders FirstSource, Inc. Employee Stock Purchase Plan; and
(6)
Any other business that may properly be brought before the annual meeting or any adjournment thereof.

Only stockholders of record at the close of business on March 16, 2026 will be entitled to vote at the meeting.

Directions to be able to attend the meeting and vote in person may be obtained by contacting Builders FirstSource Inc.’s legal department at (214) 880-3500.

By Order of the Board of Directors,

Minator Azemi
Interim Corporate Secretary
April 2, 2026

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 14, 2026:
The Proxy Statement and the 2025 Annual Report on Form 10-K are available at web.viewproxy.com/bldr/2026 and at www.bldr.com.

IMPORTANT:

Please see the Question and Answer section on page 95 of this Proxy Statement for instructions on what you need to do to attend the annual meeting in person. Please note that the doors to the annual meeting will open at 8:30 a.m. and will close promptly at 9:00 a.m. Whether or not you expect to personally attend, we urge you to vote your shares at your earliest convenience to ensure the presence of a quorum at the annual meeting. Promptly voting your shares via the internet, by telephone via toll-free number, or, if you elect to receive your proxy materials by mail, by completing, signing, dating, and returning the enclosed proxy card in the postage-paid envelope provided, will save us the expense and extra work of additional proxy solicitation. Because your proxy is revocable at your option, submitting your proxy now will not prevent you from voting your shares at the annual meeting if you desire to do so. Please refer to the voting instructions included on the Notice Regarding the Availability of Proxy Materials, proxy card, or voting instructions forwarded by your bank, broker, or other stockholder of record, as applicable.

TABLE OF CONTENTS

Solicitation and Ratification of Proxies	1	2025 Grants of Plan-Based Awards	59
General Information about Proxies and		Employment Agreements	60
Voting	2	2025 Outstanding Equity Awards at Year-End	61
Outstanding Stock	2	2025 Option Exercises and Stock Vested	63
Internet Availability of Proxy Materials	2	2025 Nonqualified Deferred Compensation	63
Voting Matters and Board Recommendations	3	Potential Payments Upon Termination or Change in Control	64
Proposal 1 — Election of Directors	4	Summary of Termination Payments and Benefits	65
Directors with Terms Expiring in 2026	5	Chief Executive Officer Pay Ratio Disclosure	66
Continuing Directors	11	Pay Versus Performance	67
Directors with Terms Expiring in 2027	11	Proposal 2 — Advisory Vote on Executive
Directors with Terms Expiring in 2028	15	Compensation	72
Director Compensation	18	Compensation Committee Interlocks and
Compensation of Directors	18	Insider Participation	73
Director Compensation Program	19	Certain Relationships and Related Party
Information Regarding the Board and its		Transactions	74
Committees	21	Securities Owned by Directors, Executive
Board Purpose and Structure	21	Officers, and Certain Beneficial Owners	75
Board Composition	22	Equity Compensation Plan Information	78
Director Independence	22	Proposal 3 — Ratification of Selection of
Board Meetings and Attendance	23	Independent Registered Public Accounting Firm	79
Board Refreshment	24	Fees Paid to PricewaterhouseCoopers LLP	79
Board Evaluation Process	25	Proposal 4 — Approval of 2026 Equity
Board Leadership Structure and Role in Risk Oversight	26	Incentive Plan	81
Audit Committee	28	Promotion of Sound Corporate Governance Practices	81
Compensation Committee	29	Key Data Relating to Outstanding Equity Awards and
Nominating and Corporate Governance Committee	30	Shares Available	82
Technology Committee	31	Summary of the 2026 Equity Incentive Plan	83
Report of the Audit Committee	32	Certain U.S. Federal Income Tax Effects	87
Corporate Governance	34	Benefits to Named Executive Officers and Others	88
Code of Business Conduct and Ethics	34	Proposal 5 — Approval of Employee Stock
By-law Provisions on Stockholder Nominations of Director		Purchase Plan	89
Candidates	35	Summary of Material Terms of the ESPP	89
Policy on Stockholder Recommendations for Director		Stockholder Proposals	92
Candidates	35	Proposals to be Included in Next Year’s Proxy Statement	92
Proxy Access for Director Nominations	35	Proposals Not to be Included in Next Year’s Proxy Statement	92
Corporate Governance Guidelines	36	General Requirements	93
Communication with Directors	36	Questions and Answers about the Meeting
Auditor Services Pre-Approval Policy	36	and Voting	94
Executive Officers of the Registrant	37	Reduce Printing and Mailing Costs	98
Executive Compensation and Other Information	42	Other Matters	99
Compensation Discussion and Analysis	42	Appendix A	A-1
Compensation Committee Report	57	Appendix B	B-1
Summary Compensation Table	58

BUILDERS FIRSTSOURCE, INC.	i	2026 PROXY STATEMENT

PROXY STATEMENT

Annual Meeting of Stockholders

May 14, 2026

This Proxy Statement is being furnished by Builders FirstSource, Inc. (the “Corporation,” the “Company,” or “Builders FirstSource”) in connection with a solicitation of proxies by its Board of Directors (the “Board of Directors” or the “Board”) to be voted at the annual meeting of the Corporation’s stockholders to be held on May 14, 2026 (the “annual meeting” or “meeting”). Whether or not you personally attend, it is important that your shares be represented and voted at the annual meeting. Most stockholders have a choice of voting over the internet, by using a toll-free telephone number, or, for stockholders who elect to receive their proxy materials by mail, by completing a proxy card and mailing it in the postage-paid envelope provided. Check the Notice Regarding the Availability of Proxy Materials, your proxy card, or the information forwarded by your bank, broker, or other stockholder of record, as applicable, to determine which voting options are available to you. The internet voting and telephone voting facilities for stockholders of record will be available until 8:00 a.m. Central Time on May 14, 2026. The Notice Regarding the Availability of Proxy Materials will first be mailed on or about April 2, 2026.

SOLICITATION AND RATIFICATION OF PROXIES

If a proxy card is signed and returned, it will be voted as specified on the proxy card, or, if no vote is specified, it will be voted “FOR” all nominees presented in Proposal 1, and “FOR” Proposals 2, 3, 4 and 5. At any time before it is exercised, you may revoke your proxy by timely delivery of written notice to the Corporate Secretary, by timely delivery of a properly executed, later-dated proxy (including by internet or telephone vote), or by voting via ballot at the annual meeting. Voting in advance of the annual meeting will not limit your right to vote at the annual meeting if you decide to attend in person. If you are a beneficial owner, and your shares are registered in the name of a bank, broker, or other stockholder of record, to be able to vote in person at the annual meeting you must obtain, from the stockholder of record, a legal proxy and submit it together with your ballot at the meeting. See “Questions and Answers about the Meeting and Voting” in this Proxy Statement for an explanation of the term “beneficial owner.”

The proxy accompanying this Proxy Statement is being solicited by the Board of Directors. The Corporation will bear the entire cost of this solicitation, including the preparation and delivery of this Proxy Statement, the proxy, and any additional information furnished to stockholders. In addition to using the mail and the internet, proxies may be solicited by directors, executive officers, and other employees of Builders FirstSource or its subsidiaries, in person or by telephone. No additional compensation will be paid to directors, executive officers, or other employees for their services in this regard. Builders FirstSource will also request banks, brokers, and other stockholders of record to forward proxy materials, at the Corporation’s expense, to the beneficial owners of the Corporation’s shares.

BUILDERS FIRSTSOURCE, INC.	1	2026 PROXY STATEMENT

GENERAL INFORMATION ABOUT PROXIES AND VOTING

Outstanding Stock

The stockholders of record of Builders FirstSource, Inc. Common Stock (“Common Stock”) at the close of business on March 16, 2026 will be entitled to vote in person or by proxy at the annual meeting. At that time, the Corporation had 110,609,208 outstanding shares of its Common Stock. Each stockholder will be entitled to one vote in person or by proxy for each share of Common Stock held. A quorum for the transaction of business shall be constituted by the presence at the annual meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote at the meeting. All shares for which proxies or voting instructions are returned are counted as present for purposes of determining the existence of a quorum at the annual meeting.

Internet Availability of Proxy Materials

As permitted by federal securities laws, Builders FirstSource is making this Proxy Statement and 2025 Annual Report on Form 10-K (the “2025 Annual Report”) available to its stockholders primarily via the internet instead of mailing printed copies of these materials to each stockholder. On or about April 2, 2026, we will mail to our stockholders (other than those who previously requested electronic or paper delivery) a Notice Regarding Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the Proxy Statement and accompanying 2025 Annual Report. These proxy materials will be made available to our stockholders on or about April 2, 2026. The Notice provides instructions regarding how to vote through the internet. The Proxy Statement and 2025 Annual Report are also available on the Investors section of our website, under the heading entitled "Financials," at www.bldr.com.

If you received a Notice by mail, you will not receive a printed copy of the proxy materials by mail unless you request printed materials. If you wish to receive printed proxy materials, you should follow the instructions for requesting such materials contained on the Notice.

If you receive more than one Notice, it means your shares are registered differently and are held in more than one account. To ensure all shares are voted, please either vote each account over the internet or by telephone or sign and return by mail all proxy cards.

BUILDERS FIRSTSOURCE, INC.	2	2026 PROXY STATEMENT

GENERAL INFORMATION ABOUT PROXIES AND VOTING

Voting Matters and Board Recommendations

At this year’s annual meeting, we are asking our stockholders to vote on the following matters:

Proposal		Board Recommendation	Page Number
1.	Election of Directors	FOR each nominee	4
2.	Advisory vote on the compensation of the named executive officers	FOR	72
3.	Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm	FOR	79
4.	Approval of the Builders FirstSource, Inc. 2026 Equity Incentive Plan	FOR	81
5.	Approval of the Builders FirstSource, Inc. Employee Stock Purchase Plan	FOR	89

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION SINCE THE DATE OF THIS PROXY STATEMENT.

BUILDERS FIRSTSOURCE, INC.	3	2026 PROXY STATEMENT

PROPOSAL 1 — ELECTION OF DIRECTORS

At the 2025 annual meeting, stockholders approved the Board's proposal to declassify our Board of Directors. As a result, all directorships will transition to one‑year terms over a three‑year phase‑in period beginning with the 2026 annual meeting. Directors whose terms expire at the 2026 annual meeting will stand for election for one‑year terms ending at the 2027 annual meeting. The remaining directors will transition to one‑year terms as their current terms expire, resulting in all directors standing for annual election beginning with the 2028 annual meeting.

The terms of six directors, Paul S. Levy, Cheryl Ainoa, Cory J. Boydston, James O'Leary, Maria Renz, and Craig Steinke, will expire at the 2026 annual meeting. Accordingly, Proposal 1 seeks the election of six directors to fill the continuing directorships, whose terms will expire at 2027 annual meeting.

The Board of Directors has nominated Messrs. Levy, O'Leary, and Steinke, and Mses. Ainoa, Boydston, and Renz, for election to a term that will expire at the annual meeting in 2027.

Nominee	Age	Position Held	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Technology Committee

Paul S. Levy	78	Chair and Director
Cheryl Ainoa	61	Director
Cory J. Boydston	66	Director
James O'Leary	63	Director
Maria Renz	57	Director
Craig Steinke	69	Director

Unless otherwise indicated, all proxies that authorize the proxy holders to vote for the election of directors will be voted “FOR” the election of the nominees listed below. If a nominee becomes unavailable for election as a result of unforeseen circumstances, it is the intention of the proxy holders to vote for the election of such substitute nominee, if any, as the Board of Directors may propose. As of the date of this Proxy Statement, each of the nominees has consented to serve and the Board is not aware of any circumstances that would cause a nominee to be unable to serve as a director.

BUILDERS FIRSTSOURCE, INC.	4	2026 PROXY STATEMENT

Director since: 1998 Age: 78 Chairman of the Board

PAUL S. LEVY

Independent

Mr. Levy brings more than three decades of strategic, financial, and operational expertise to the Board through his role as Founder and Managing Director of JLL Partners, a leading private equity firm, where he has overseen major investments, operational transformations, and long‑term value creation across a diverse range of industries, including building products. His extensive public company board experience, including service with ContextLogic, Loar Holdings, Patheon, and PGT Innovations, provides immeasurable knowledge of public company governance, risk oversight, and board leadership. Mr. Levy’s prior roles as a chief executive officer, general counsel, and practicing attorney further strengthen the Board’s capabilities in assessing complex transactions, legal and regulatory matters, organizational strategy, and executive leadership performance. This combination of investment acumen, operational insight, governance experience, and legal expertise positions Mr. Levy to continue to make significant contributions to the Board’s oversight of the Company's strategic priorities, capital allocation discipline, and long‑term value creation for stockholders.

Career Highlights: ▪ Founder and Managing Director, JLL Partners, Inc., a leading private equity firm (1988 – Present)
Other Public Company Boards: ▪ ContextLogic Holdings Inc. (2026 – Present) ▪ Loar Holdings, Inc. (2024 – Present) ▪ Patheon, Inc. (2011 – 2017) ▪ PGT Innovations, Inc. (2006 – 2013)
Skills & Qualifications: Building Materials Industry Experience, Finance, Legal, Business Development and M&A

PROPOSAL 1 — ELECTION OF DIRECTORS

The background and business affiliations of the director nominees, as well as the qualifications that led the Board to conclude that each nominee should serve as a director of the Corporation, are set forth below:

Directors with Terms Expiring in 2026

BUILDERS FIRSTSOURCE, INC.	5	2026 PROXY STATEMENT

Director since: 2025 Age: 61 Committee Membership: ▪ Technology Committee (Member)

CHERYL AINOA

Independent

Ms. Ainoa brings more than 25 years of senior technology and product leadership experience to the Board, with a proven track record of driving digital transformation, engineering excellence, and customer‑centric innovation at leading technology and consumer‑facing companies. Her past executive roles at Sam’s Club, including as Executive Vice President and Chief Technology Officer, provide a deep expertise in advanced software development, data and analytics, automation, AI‑enabled capabilities, and digital retail operations, all of which are increasingly critical to the Company’s strategic focus on technology‑driven solutions and operational efficiency. Ms. Ainoa’s prior leadership positions at D2L, Intuit, Yahoo!, and A&E Television Networks further enhance her ability to oversee product strategy, platform modernization, large‑scale engineering teams, and emerging technologies. In addition, her prior public company board service at Move, Inc. offers meaningful governance experience and insight into digital marketplace trends. Ms. Ainoa’s blend of product innovation, technology strategy, operational leadership, and governance experience positions her to contribute meaningfully to the Board’s oversight of digital transformation, customer experience initiatives, and long‑term strategic growth.

Career Highlights: ▪ Executive Vice President, Chief Technology Officer and other senior executive roles, Sam's Club (2020 – February 2025) ▪ Chief Operating Officer, D2L, (2016 – 2020)

▪  Senior Vice President, Product Development, Intuit, (2011 – 2015)

▪  Senior Vice President, Global Service Engineering, and other senior leadership roles, Yahoo! (2003 – 2011)

▪  Vice President, Product Development, A&E Television Networks (1998 – 2003)

Other Public Company Boards: ▪ Move, Inc. (2014)
Skills & Qualifications: IT & Digital Innovation, Public Company Director Experience

PROPOSAL 1 — ELECTION OF DIRECTORS

BUILDERS FIRSTSOURCE, INC.	6	2026 PROXY STATEMENT

Director since: 2021 Age: 66 Committee Membership: ▪ Nominating and Corporate Governance Committee (Member)

CORY J. BOYDSTON

Independent

Ms. Boydston brings more than 40 years of senior financial leadership and public company accounting experience to the Board, reflecting a distinguished career as a CPA and finance executive across multiple leading homebuilding and real estate organizations that operate directly within the Company’s primary end‑markets. Her extensive tenure as Chief Financial Officer of Ashton Woods, the largest private homebuilder in the United States, along with senior finance and treasury roles at Beazer Homes, Starwood Land Ventures, and Lennar Corporation, provides deep expertise in financial reporting, capital markets, operational finance, land acquisition strategy, and housing‑market economics. Ms. Boydston’s current service as a director and committee member at Risewell Homes adds further governance experience and insight into emerging trends in residential development. Her combination of public company accounting proficiency, strategic financial management, and robust homebuilding industry knowledge equips her to make significant contributions to the Board’s oversight of financial strategy and value creation for stockholders.

Career Highlights:

▪  Director, Audit Committee Member and ESG Committee Member, Risewell Homes, a privately held homebuilding company (2023 – Present)

▪  Chief Financial Officer, Ashton Woods USA L.L.C., the largest private homebuilder in the United States (2009 – 2022)

▪  Senior Vice President, Chief Financial Officer and Partner, Starwood Land Ventures, LLC, a real estate investment firm that engages in residential land acquisition, development and financing (2008 – 2009)

▪  Senior Vice President, Finance and Treasury, Beazer Homes USA, Inc. (1998 – 2008)

▪  Chief Financial Officer and other senior executive roles, Lennar Corporation (1987 – 1997)

Other Public Company Boards: ▪ BMC Stock Holdings, Inc. (2018 – 2021)
Skills & Qualifications: Homebuilding Industry Experience, Finance, Business Development and M&A, Public Company Experience

PROPOSAL 1 — ELECTION OF DIRECTORS

BUILDERS FIRSTSOURCE, INC.	7	2026 PROXY STATEMENT

Director since: 2021 Age: 63 Committee Membership: ▪ Technology Committee (Chair) ▪ Compensation Committee (Member)

JAMES O’LEARY

Independent

Mr. O’Leary brings substantial business, operational, and financial leadership experience to the Board, having served as chief executive officer for multiple global manufacturing companies, including publicly traded organizations. His current role as Executive Chairman and CEO of DMC Global, as well as prior CEO leadership at WireCo Worldgroup and Kaydon Corporation, provides expertise in industrial operations, supply chain management, strategic transformations, and global manufacturing dynamics, all of which are areas directly relevant to the Company’s operational scale and industry footprint. Mr. O’Leary also contributes valuable financial expertise as a licensed CPA (inactive), enhancing the Board’s oversight of financial reporting, audit matters, and capital allocation. In addition to his executive experience, his board service at companies including DMC Global, BMC Stock Holdings, Kinematics Manufacturing Company, and ProSource Plumbing Supply further strengthens his governance perspective and knowledge of building products, industrial equipment, and distribution markets. This blend of CEO experience, operational and financial proficiency, and public company board leadership positions Mr. O’Leary to make significant contributions to the Board’s oversight of strategy and operational performance.

Career Highlights:

▪  Executive Chairman and CEO, DMC Global, Inc., (2024 – Present)

▪  Chairman, Kinematics Manufacturing Company (2015 – Present)

▪  Director, ProSource Plumbing Supply, a plumbing supply company in North Carolina and South Carolina (2022 – Present)

▪  Chairman and Chief Executive Officer, WireCo Worldgroup, Inc., a leading global manufacturer of engineered wire, steel rope, and synthetic rope (2017 – 2019)

▪  Chairman and Chief Executive Officer, Kaydon Corporation, Inc., a diversified global manufacturer of precision industrial goods (2007 – 2013)

Other Public Company Boards: ▪ DMC Global, Inc. (2023 – Present) ▪ BMC Stock Holdings, Inc. (2015 – 2021)
Skills & Qualifications: CEO/President Leadership Experience, Building Materials Industry Experience, Operational Responsibility, Manufacturing, Finance, Business Development and M&A

PROPOSAL 1 — ELECTION OF DIRECTORS

BUILDERS FIRSTSOURCE, INC.	8	2026 PROXY STATEMENT

Director since: 2025 Age: 57 Committee Membership: ▪ Technology Committee (Member) ▪ Compensation Committee (Member)

MARIA RENZ

Independent

Ms. Renz brings more than two decades of senior leadership experience at some of the world’s largest and most innovative technology companies, with a distinguished record of driving digital transformation, eCommerce innovation, and customer‑centric product strategy. Her executive roles at Amazon, including serving as the first woman to hold the position of Technical Advisor to the CEO, give her considerable insight into large‑scale technology operations, platform development, and strategic execution. Her work shaping the vision that ultimately evolved into Amazon Prime reflects her ability to identify and deliver transformative customer value propositions. Ms. Renz’s subsequent leadership positions at SoFi Technologies, Gopuff, and now as Vice President and General Manager at Google further broaden her experience across fintech, digital commerce, logistics, and consumer technology ecosystems. Her board and governance experience enhances her ability to oversee strategy, risk, and innovation at an enterprise level. With a career spanning Fortune 10 environments, hyper‑growth technology platforms, and disruptive digital models, Ms. Renz brings invaluable expertise in technology strategy, innovation, and customer experience that strengthens the Board’s oversight of the Company’s digital initiatives and long‑term strategic growth.

Career Highlights:

▪  Vice President and General Manager, Google (Alphabet Inc.) (2023 – Present)

▪  Senior Vice President, North America, Gopuff LLC, a consumer goods and food delivery commerce platform (2022 – 2023)

▪  Executive Vice President, Consumer Finance and Wealth Management, SoFi Technologies, Inc., a personal finance and technology company (2020 – 2022)

▪  Vice President, Worldwide Customer Service and Delivery Experience (2017 – 2020), Vice President and Technical Advisor to the Chief Executive Officer (2015 – 2017), Chief Executive Officer, Quidsi Inc., and other executive and senior leadership roles, Amazon.com, Inc. (1999 – 2015)

Other Public Company Boards: ▪ DoorDash, Inc. (2020 – 2022)
Skills & Qualifications: IT & Digital Innovation, Public Company Experience

PROPOSAL 1 — ELECTION OF DIRECTORS

BUILDERS FIRSTSOURCE, INC.	9	2026 PROXY STATEMENT

Director since: 2006 Age: 69 Committee Membership: ▪ Nominating and Corporate Governance Committee (Chair) ▪ Audit Committee (Member)

CRAIG A. STEINKE

Independent

Mr. Steinke brings extensive senior executive leadership experience to the Board, having served as chief executive officer for multiple companies across the industrial, services, and consumer products sectors, including Service Logic, GPX International Tire Corporation, and Eagle Family Foods. His long tenure as Executive Chairman and former CEO of Service Logic, one of the nation’s largest energy management and HVAC services companies, provides strong operational expertise, strategic leadership capability, and insight into facility services and commercial infrastructure industries. In addition, his work as an Operating Partner with Sterling Investment Partners and as a director and adviser to various companies equips him with significant experience in private equity value creation, operational improvement, and strategic transformation. Mr. Steinke also brings financial acumen as a CPA, enhancing the Board’s oversight of financial reporting, audit matters, and capital allocation. Together, Mr. Steinke’s executive leadership, operational depth, financial sophistication, and diverse board experience bring a balanced set of capabilities that enhance the Board’s oversight of the Company’s strategy, risk management, and operational outcomes.

Career Highlights:

▪  Executive Chairman and former Chief Executive Officer, Service Logic LLC, a private equity owned company specializing in energy management and HVAC services for office buildings, hospitals, data centers, and other commercial buildings on a national scale (2013 – 2025)

▪  Operating Partner, Sterling Investment Partners, a leading private equity firm (2008 – 2017)

▪  Director and Operating Adviser, Lazer Spot Inc., which specialized in providing logistics support to Fortune 500 companies (2010 – 2015)

▪  President and Chief Executive Officer, GPX International Tire Corporation, an international manufacturer and distributor of branded industrial and off road equipment tires (2007 – 2013)

▪  President and Chief Executive Officer, Eagle Family Foods, Inc., a private equity owned consumer products company in the food industry (2001 – 2007)

Skills & Qualifications: CEO/President Leadership Experience, Building Materials Industry Experience, Operational Responsibility, Manufacturing, Finance, Marketing, Business Development and M&A

PROPOSAL 1 — ELECTION OF DIRECTORS

BUILDERS FIRSTSOURCE, INC.	10	2026 PROXY STATEMENT

CONTINUING DIRECTORS

The background and business affiliations of the Corporation’s other directors, whose terms of service continue beyond 2026, as well as the qualifications that led the Board to conclude that such directors should serve as a director of the Corporation, are set forth below:

Directors with Terms Expiring in 2027

Director since: 2005 Age: 80 Committee Membership: ▪ Compensation Committee (Chair) ▪ Nominating and Corporate Governance Committee (Member)

CLEVELAND A. CHRISTOPHE

Independent

Mr. Christophe brings substantial financial, investment, and senior management expertise to the Board, built over a distinguished career spanning the finance, banking, commercial services, and private equity sectors. As President of US&S, Inc., Managing Partner and founder of TSG Capital Group, and a senior executive at TLC Group, he has overseen complex operations, strategic growth initiatives, and large‑scale financial transactions across diverse industries. His 16‑year tenure at Citibank, where he held multiple senior positions, provides deep experience in global banking, credit, capital markets, and financial management. A Chartered Financial Analyst since 1975, Mr. Christophe adds strong analytical rigor, financial oversight capability, and investment acumen to the Board. This combination of financial expertise and operational leadership positions Mr. Christophe to make valuable contributions to the Board and its committees.

Career Highlights:

▪  President, US&S, Inc., a supplier of services and materials primarily to various agencies of the U.S. government (2009 – 2013)

▪  Managing Partner, TSG Capital Group, a private equity investment firm, which he founded (1992 – 2008)

▪ Senior Vice President, TLC Group, L.P. (1987 – 1988) ▪ Numerous senior positions, Citibank, N.A. (1971 – 1987) ▪ Chartered Financial Analyst since 1975
Skills & Qualifications: CEO/President Leadership Experience, Operational Responsibility, Finance, Marketing, Business Development and M&A

PROPOSAL 1 — ELECTION OF DIRECTORS

BUILDERS FIRSTSOURCE, INC.	11	2026 PROXY STATEMENT

Director since: 2019 Age: 60 Committee Membership: ▪ Audit Committee (Chair)

W. BRADLEY HAYES

Independent

Mr. Hayes brings strong public company financial expertise to the Board, drawing on more than 15 years of senior and executive leadership experience and three decades of practice as a CPA. His tenure as Executive Vice President, Chief Financial Officer, Treasurer, and in other senior roles at LabCorp, a NYSE‑listed global life sciences company, provides him with comprehensive knowledge of financial reporting, audit processes, risk management, regulatory compliance, and large‑scale operational oversight. In addition, his board experience at Indaptus Therapeutics, Inc. and Patheon N.V. contributes a valuable understanding of public company governance and complex financial and operational environments. Mr. Hayes’ combination of accounting expertise together with financial and public company leadership makes him a critical contributor to the Board and enhances the effectiveness of the Audit Committee.

Career Highlights:

▪  Executive Vice President, Chief Financial Officer, Treasurer and other various senior positions, Laboratory Corporation of America Holdings (“LabCorp"), a NYSE-listed life sciences company (1996 – 2014)

▪  KPMG Auditor for nine years

Other Public Company Boards: ▪ Indaptus Therapeutics, Inc. (2021 – Present) ▪ Patheon, N.V. (2016 – 2018)
Skills & Qualifications: Operational Responsibility, Finance and M&A

PROPOSAL 1 — ELECTION OF DIRECTORS

BUILDERS FIRSTSOURCE, INC.	12	2026 PROXY STATEMENT

Director since: 1999 Age: 57 Committee Membership: ▪ Compensation Committee (Member)

BRETT N. MILGRIM

Independent

Mr. Milgrim brings proven expertise in corporate finance, capital markets, and strategic transactions to the Board, developed through more than a decade as a Managing Director at JLL Partners, a leading private equity firm focused on complex investments and operational transformations. His long‑standing service on the Board, combined with his board roles at Loar Holdings, PGT Innovations, and Horizon Global, provides him with well-developed knowledge of the building products industry and firsthand experience with the financial, operational, and strategic issues facing companies in the sector. In his current role as Co‑Chairman of the Board of Loar Holdings, Mr. Milgrim continues to guide a global manufacturing business through growth and operational initiatives, further strengthening his governance perspective. His blend of private equity leadership, capital markets expertise, and an array of board experience enables him to provide valuable strategic insight and oversight to the Corporation’s long‑term financial and operational priorities.

	Career Highlights: ▪ Co-Chairman of the Board, Loar Holdings, Inc., a business specializing in the design and manufacture of aerospace components (2017 – Present)	▪ Managing Director, JLL Partners, Inc., a leading private equity firm (1997 – 2011)
Other Public Company Boards: ▪ Loar Holdings, Inc. (2017 – Present) ▪ PGT Innovations, Inc. (2003 – 2024) ▪ Horizon Global Corp. (2019 – 2023)
Skills & Qualifications: CEO/President Leadership Experience, Building Materials Industry Experience, Business Development and M&A

PROPOSAL 1 — ELECTION OF DIRECTORS

BUILDERS FIRSTSOURCE, INC.	13	2026 PROXY STATEMENT

Director since: 2022 Age: 63 Committee Membership: ▪ Technology Committee (Member)

DAVE E. RUSH

Mr. Rush offers the Board an exceptional depth of insight into the Company’s business, drawing on nearly two decades of leadership roles at the Company that spanned operations, strategy, and integration, culminating in his service as President and Chief Executive Officer. Over the course of his career at Builders FirstSource, he led key initiatives that shaped the Company’s growth trajectory, including oversight of major regional operations, development of long‑term strategic planning capabilities, and responsibility for successfully integrating transformative acquisitions such as BMC and ProBuild. His service as Executive Vice President of the Strategic Management Office and as Chief Operating Officer – East provided him with hands‑on experience managing complex operational networks and driving performance across diverse markets. Most recently, as CEO and then Special Advisor, Mr. Rush played a central role in guiding the Company’s strategic priorities, cultural alignment, and financial execution. In addition to his longstanding contributions to the Company, Mr. Rush currently serves on the Board of Directors of Eagle Materials, Inc., where he sits on the Audit and Compensation Committees, expanding the breadth of governance and industry expertise he brings to our Board. His combination of operational leadership, strategic oversight, and public company board experience makes him a highly valuable member of the Board.

Career Highlights:

▪  Special Advisor (2024 – 2025), President and Chief Executive Officer (2022 – 2024), and other senior executive roles including Chief Operating Officer – East, Executive Vice President of the Strategic Management Office, Integration lead for the BMC and ProBuild acquisitions, and Senior Vice President of Strategy and Business Development (1999 – 2022), Builders FirstSource, Inc.

Other Public Company Boards: ▪ Eagle Materials, Inc. (2025 – Present)
Skills & Qualifications: CEO/President Leadership Experience, Building Materials Industry Experience, Operational Responsibility, Finance, Business Development and M&A

PROPOSAL 1 — ELECTION OF DIRECTORS

BUILDERS FIRSTSOURCE, INC.	14	2026 PROXY STATEMENT

Director since: 2021 Age: 67 Committee Membership: ▪ Audit Committee (Member)

MARK A. ALEXANDER

Independent

Mr. Alexander brings seasoned executive leadership along with strong financial and operational perspective developed across a diverse, multi‑industry career. As Founder, Chairman, and Chief Executive Officer of Landmark Property Group, he has spent more than a decade guiding complex real estate redevelopment and property management initiatives, giving him practical experience in long‑range planning, asset management, and disciplined capital deployment. His earlier leadership as Chief Executive Officer and President of Suburban Propane Partners, a multibillion‑dollar publicly traded energy services company, provides him with a seasoned understanding of public company operations, regulatory landscapes, and shareholder expectations. Mr. Alexander’s additional background in business development at Hanson Industries further deepens his expertise in strategic growth, logistics, and diversified industrial operations. His ongoing service on the board and audit committee of W.P. Carey, along with his prior directorship at BMC Stock Holdings, enhances his ability to contribute meaningfully to governance, oversight, and risk‑management discussions. With a career grounded in CEO‑level leadership and long-standing experience in finance, manufacturing, logistics, business development, and M&A, Mr. Alexander offers the Board a distinct and valuable perspective on strategic direction and operational stewardship.

Career Highlights:

▪  Founder, Chairman and Chief Executive Officer, Landmark Property Group, a property management and real estate redevelopment company (2009 – Present)

▪  Chief Executive Officer, President, and Director, Suburban Propane Partners, a multibillion-dollar publicly-traded energy services company (1996 – 2009)

▪ Senior Vice President, Business Development, Hanson Industries, the U.S. arm of Hanson plc (1984 – 1996)

Other Public Company Boards:

▪  W.P. Carey Inc. (2016 – 2025)

▪  BMC Stock Holdings, Inc. (2017 – 2021)

Skills & Qualifications:

CEO/President Leadership Experience, Operational Responsibility, Logistics, Manufacturing, Finance, Business Development and M&A

PROPOSAL 1 — ELECTION OF DIRECTORS

Directors with Terms Expiring in 2028

BUILDERS FIRSTSOURCE, INC.	15	2026 PROXY STATEMENT

Director since: 2022 Age: 62 Committee Membership: ▪ Audit Committee (Member)

DIRKSON R. CHARLES

Independent

Mr. Charles offers the Board a wide‑ranging blend of executive leadership, financial discipline, and global operational experience developed over a career spent leading and transforming complex industrial and aerospace businesses. As the Founder, Chief Executive Officer, and Executive Co‑Chairman of Loar Holdings, Inc., he has overseen the growth of a multinational designer and manufacturer of aerospace components, giving him insight into advanced manufacturing processes, highly regulated industries, and long‑term strategic investment. His concurrent role as Chairman of Doncasters Group Limited further deepens his experience guiding international engineering and precision‑manufacturing enterprises. Earlier in his career, Mr. Charles held senior leadership positions at McKechnie Aerospace and served as Executive Vice President and Chief Financial Officer of K&F Industries, where he gained substantial exposure to aviation systems, large‑scale operational management, and financial stewardship. A licensed CPA with early career experience in public accounting, he brings strong analytical capability and a rigorous understanding of financial controls. Through his executive leadership at publicly traded Loar Holdings and his extensive background in finance, operations, business development, and M&A, Mr. Charles contributes a distinct and highly informed perspective to the Board’s oversight and strategic deliberations.

Career Highlights:

▪  Founder, Chief Executive Officer and Executive Co-Chairman, Loar Holdings, Inc., which specializes in the design and manufacture of aerospace components (2012 – Present)

▪  Chairman (2020 – February 2026); Co-Chairman, Doncasters Group Limited, a privately-held leading international manufacturer of high-precision alloy components (February 2026 – Present)

▪  Executive Vice President, McKechnie Aerospace (2007 – 2012)

▪  Executive Vice President and Chief Financial Officer, K&F Industries, a leading manufacturer of aviation wheels, brakes, fuel tanks and brake control systems (Prior to 2012)

Other Public Company Boards: ▪ Loar Holdings, Inc. (2024 – Present) Skills & Qualifications: CEO/President Leadership Experience, Operational Responsibility, Finance, Business Development and M&A

PROPOSAL 1 — ELECTION OF DIRECTORS

BUILDERS FIRSTSOURCE, INC.	16	2026 PROXY STATEMENT

Director since: 2024 Age: 54

PETER M. JACKSON

Mr. Jackson brings to the Board an informed, multifaceted understanding of the Company’s operations, financial model, and long‑term strategic priorities, gained over more than two decades in leadership roles across the building products and industrial sectors. Having served as President and Chief Executive Officer since 2024, following an eight‑year tenure as Executive Vice President and Chief Financial Officer, he has played a central role in shaping the Company’s growth strategy, capital allocation decisions, digital transformation initiatives, and operational performance. Prior to joining Builders FirstSource, Mr. Jackson spent nearly a decade in senior financial and operational roles at Lennox International, including serving as CFO for both the Residential Heating and Cooling Segment and the Refrigeration Section, where he gained extensive experience managing P&L centers, evaluating market dynamics, and leading cross‑functional teams. Earlier positions at SPX Corporation, General Electric, and Gerber Scientific further broadened his financial leadership foundation across diverse industrial environments. With considerable experience in finance, operations, and strategic execution and a 17‑year track record in the building products industry, Mr. Jackson contributes a uniquely informed, enterprise‑level perspective to the Board’s work.

Career Highlights:

▪  President and Chief Executive Officer (2024 – Present), Executive Vice President and Chief Financial Officer (2016 – 2024), Builders FirstSource, Inc.

▪  Vice President and CFO of Refrigeration Section (2014 – 2016), Vice President, Finance – Financial Planning and Analysis and Mergers and Acquisitions (2013 – 2014), Vice President and CFO of Residential Heating and Cooling Segment (2007 – 2013), Lennox International, Inc.

▪ Multiple financial leadership roles (prior to 2007), SPX Corporation, General Electric, and Gerber Scientific

Skills & Qualifications: CEO/President Leadership Experience, Building Materials Industry Experience, Manufacturing, Operational Responsibility, Finance, Business Development and M&A

PROPOSAL 1 — ELECTION OF DIRECTORS

BUILDERS FIRSTSOURCE, INC.	17	2026 PROXY STATEMENT

DIRECTOR COMPENSATION

Compensation of Directors

The following table sets forth the cash and other compensation paid by the Corporation to the members of the Board of Directors of the Corporation for all services in all capacities during 2025.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Total ($)

Cheryl Ainoa	124,583		190,331	314,914

Mark A. Alexander	124,764	(2)	190,331	315,095

Cory J. Boydston	124,764	(2)	190,331	315,095

Dirkson R. Charles	124,764	(2)	190,331	315,095

Cleveland A. Christophe	148,750		190,331	339,081

W. Bradley Hayes	153,457	(2)	190,331	343,788

Peter M. Jackson(3)	—		—	—

Paul S. Levy	307,096	(2)	190,331	497,427

Brett N. Milgrim	125,000		190,331	315,331

James O’ Leary	145,873	(2)	190,331	3,362,014

Maria Renz	124,267	(2)	190,331	314,598

Dave E. Rush	303,814	(4)	190,331	494,145

Craig A. Steinke	148,538	(2)	190,331	338,869

1.
Reflects the aggregate grant date fair value of restricted stock unit awards granted in 2025. The fair value of these awards was determined in accordance with the Compensation – Stock Compensation topic of the Financial Accounting Standards Board Accounting Standards Codification. The fair value of the restricted stock unit awards was equal to the closing price of our Common Stock on the grant date.
2.
As described below under “Director Compensation Program,” Messrs. Alexander, Charles, Hayes, Levy, O’Leary, and Steinke and Mses. Boydston and Renz each took their annual cash retainers and any fees for serving on committees in Common Stock for the full year in 2025. Amounts include the grant date fair value of these stock awards.
3.
As an employee of the Corporation, Mr. Jackson did not receive any compensation for his service as a director in 2025. As a named executive officer, the compensation Mr. Jackson received as an employee during 2025 is set forth in “Executive Compensation and Other Information” below.
4.
Amount includes $189,231 in advisor fees paid to Mr. Rush, our former CEO, who was a special advisor to the Corporation until March 31, 2025.

BUILDERS FIRSTSOURCE, INC.	18	2026 PROXY STATEMENT

DIRECTOR COMPENSATION

The following table shows the total number of shares of Common Stock underlying restricted stock units held by the members of the Board of Directors of the Corporation (excluding executive officers) as of December 31, 2025:

Name	Number of Shares Underlying Restricted Stock Units

Cheryl Ainoa	2,071
Mark A. Alexander	1,707
Cory J. Boydston	1,707
Dirkson R. Charles	1,707
Cleveland A. Christophe	1,707
W. Bradley Hayes	1,707
Paul S. Levy	1,707
Brett N. Milgrim	1,707
James O’Leary	1,707
Maria Renz	2,071
Dave E. Rush	22,429
Craig A. Steinke	1,707

Director Compensation Program

Under the Amended and Restated Director Compensation Policy, directors are entitled to compensation for their service on the Board if they are not concurrently employed in any capacity by the Corporation or any of its subsidiaries ("Eligible Directors"). Pursuant to the policy, Eligible Directors receive an annual cash retainer of $120,000. In addition, the Chair of the Board receives a cash retainer of $200,000 for service in the role. All annual cash retainers are payable quarterly in advance.

Directors receive annual fees for serving on the Board’s committees, but do not receive separate per meeting fees for attending Board or committee meetings. The annual fees for serving on the Board’s committees are as follows:

Committee	Chair Fee	Member Fee (non-Chair)

Audit Committee	$35,000	$5,000

Compensation Committee	$25,000	$5,000

Nominating and Corporate Governance Committee	$25,000	$5,000

Technology Committee	$25,000	$5,000

Eligible Directors also receive annual grants of restricted stock units. In 2025, the number of shares underlying these awards is determined by dividing a dollar value ($185,000 per year) by the fair market value of our Common Stock on the date of grant. These awards vest in full on the earlier of the first anniversary of the grant date or upon such director’s cessation of service due to death, disability, or retirement. If a new Eligible Director joins the Board, or if an existing director’s status changes to allow him or her to qualify as an Eligible Director, that director will receive a grant

BUILDERS FIRSTSOURCE, INC.	19	2026 PROXY STATEMENT

DIRECTOR COMPENSATION

of restricted stock units on a pro-rated basis for the remainder of the current director compensation year, which is the year from the date of the prior annual meeting of stockholders to the date of the next annual meeting of stockholders.

In lieu of receiving cash retainers, an Eligible Director may elect to receive fully vested shares of Common Stock having a value on the first day of the service quarter for which they are issued approximately equal to the amount of the cash retainer payment he or she would otherwise receive. Such stock grants in lieu of cash retainer payments will be awarded on a quarterly basis at the same time cash retainer payments would be made. Eligible Directors may only elect to receive fully vested shares of Common Stock in lieu of cash retainers during an open trading window and such election does not take effect until the following year.

We do not compensate directors for any period of service in which they are not Eligible Directors.

BUILDERS FIRSTSOURCE, INC.	20	2026 PROXY STATEMENT

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

Name	Board of Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Technology Committee

Paul S. Levy	Chair
Cheryl Ainoa	•				•
Mark A. Alexander	•	•
Cory J. Boydston	•			•
Dirkson R. Charles	•	•
Cleveland A. Christophe	•		Chair	•
W. Bradley Hayes	•	Chair
Peter M. Jackson	•
Brett N. Milgrim	•		•
James O’Leary	•		•		Chair
Maria Renz	•		•		•
Dave E. Rush	•				•
Craig A. Steinke	•	•		Chair

Board Purpose and Structure

The mission of the Board is to provide strategic guidance to the Corporation’s management, to monitor the performance and ethical behavior of the Corporation’s management, and to maximize the long-term financial return to the Corporation’s stockholders, while considering and appropriately balancing the interests of other stakeholders and constituencies. The Board currently consists of 13 directors.

BUILDERS FIRSTSOURCE, INC.	21	2026 PROXY STATEMENT

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

Board Composition

The following chart below highlights the key competencies and the range of diversity characteristics of our directors:

Our directors' core competencies

11	Independent	11	Business Development and M&A
11	Public Company Director Experience (excluding BLDR)	10	Finance
8	CEO / President Leadership Experience	7	Building Materials/Homebuilding Industry Experience
7	Operational Responsibility	4	Manufacturing
2	Marketing	2	Digital/IT
1	Logistics	1	Legal

Director Independence

Eleven of our thirteen directors are independent. The other two directors are Mr. Jackson (who is the Corporation’s current President and CEO) and Mr. Rush (who is the Corporation’s former CEO and was an employee of the Corporation until March 31, 2025). As part of its annual evaluation of director independence, the Board examined, among other things, whether any transactions or relationships exist currently, or existed during the past three years, between each independent director and the Corporation or its subsidiaries or independent registered public accounting firm (the “auditors”). If such transactions or relationships exist, the Board reviews the nature of those transactions or relationships, including under the relevant New York Stock Exchange Listing Standards (the “NYSE Standards”) and the U.S. Securities and Exchange Commission (the "SEC") standards, to determine whether those transactions or relationships would impair such director’s independence. The Board also examined whether there are, or have been within the past year, any transactions or relationships between each independent director and members of the senior management of Builders FirstSource or its affiliates. As a result of this evaluation, the Board affirmatively determined that each of Messrs. Levy, Alexander, Charles, Christophe, Hayes, Milgrim, O’Leary, and Steinke, and each of Mses. Ainoa, Boydston, and Renz, is independent under those criteria.

In addition, our Board of Directors affirmatively determined that all the members of the Compensation Committee and all the members of the Audit Committee meet the additional independence requirements of the SEC and NYSE Standards to audit and compensation committee members. As a result, the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee are each comprised solely of independent directors.

Each year, the independent directors meet in regularly scheduled executive sessions outside the presence of management representatives. Interested parties, including stockholders, may communicate with the Chairman or the independent directors as a group through the process described in this Proxy Statement under the heading “Policy on Stockholder-Director Communications.”

BUILDERS FIRSTSOURCE, INC.	22	2026 PROXY STATEMENT

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

Board Meetings and Attendance

In 2025, our Board of Directors met six times, our Audit Committee met four times, our Compensation Committee met four times, our Nominating and Corporate Governance Committee met four times, and our Technology Committee met three times, including regularly scheduled and special meetings. During 2025, each of the Corporation’s incumbent directors attended at least 75% of the combined meetings of the Board and any committee on which such director served during his or her term as a director, except for Mr. Alexander, who attended less than 75% of such meetings due to health-related reasons. Pursuant to the Builders FirstSource, Inc. Corporate Governance Guidelines (available on the Investors section of our website, under the heading entitled "Governance," at www.bldr.com), all directors are encouraged to attend the annual meeting. Any director who is unable to attend an annual meeting of stockholders is expected to notify the Chairman of the Board in advance of such meeting. In 2025, one member of the Board attended our annual meeting and eleven members of the Board were available by conference call.

BUILDERS FIRSTSOURCE, INC.	23	2026 PROXY STATEMENT

The Company added Cheryl Ainoa and Maria Renz to the Board to further strengthen its digital, technology, and e‑commerce capabilities as it continued expanding its industry‑leading digital solutions. Ms. Ainoa brought relevant experience in advanced technology, product engineering, and large‑scale digital transformation from her leadership roles at Sam's Club, Intuit, and Yahoo!. Ms. Renz contributed significant expertise in consumer technology, digital commerce, and platform innovation through senior leadership roles at Google, SoFi, and Amazon, where she helped drive major e‑commerce initiatives. Together, their appointments enhanced the Board’s ability to oversee digital strategy, innovation, and customer‑centric technology initiatives critical to our long‑term growth.

Peter Jackson was added to the Board in 2024 as part of a planned CEO succession, ensuring leadership continuity and strengthening the Board’s operational and financial expertise. With nearly 30 years of experience, including 17 years in the building products industry and an eight‑year tenure as CFO of the Company during which he led capital allocation, M&A, and digital transformation initiatives, Mr. Jackson brought significant institutional knowledge and strategic insight to the Board at a pivotal time.

The Company further strengthened its Board by adding Dirkson R. Charles and Dave E. Rush, two leaders whose backgrounds aligned with the Company’s strategic and operational priorities. Mr. Charles brought considerable manufacturing, operational, and financial expertise as the CEO and Co‑Chairman of Loar Holdings, enhancing the Board’s technical, executive, and audit‑related capabilities. Mr. Rush joined the Board in November 2022 when he was appointed Interim CEO, adding nearly 23 years of internal leadership experience, deep operational knowledge, and a proven track record in strategy execution and major integrations, including the BMC and ProBuild mergers. Together, their additions broadened the Board’s executive experience base and bolstered oversight of the Company’s next phase of growth.

Following the merger with BMC Stock Holdings in 2021, the Company added James O’Leary, Cory Boydston, and Mark Alexander to ensure the combined Board reflected the operational, financial, and industry expertise needed for the enlarged company. Mr. O’Leary brought extensive CEO‑level manufacturing experience and operational leadership; Ms. Boydston contributed comprehensive public‑company finance and homebuilding industry knowledge from decades as a CFO; and Mr. Alexander added significant public‑company CEO experience and strategic governance capabilities from his leadership roles at Landmark Property Group and Suburban Propane Partners. Their appointments strengthened the Board’s ability to oversee strategy, integration, and long‑term value creation for the combined organization.

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

BOARD REFRESHMENT

The Board recognizes that thoughtful and ongoing board refreshment is essential for effective oversight, supporting the Company’s long‑term strategy, and ensuring strong corporate governance. By periodically evaluating its composition, skills, and tenure mix, the Board seeks to align director expertise with the evolving needs of the business and the interests of stockholders, which has resulted in eight new directors since 2021. The Board aims to maintain a balanced mix of experience and fresh insights, enhance its ability to provide effective oversight, and ensure that it remains well‑equipped to guide the Company in a dynamic and competitive environment.

2025

2024

2022

2021

BUILDERS FIRSTSOURCE, INC.	24	2026 PROXY STATEMENT

Board EVALUATION PROCESS

Board and committee evaluations play a critical role in ensuring the effective functioning of the Board of Directors. Our corporate governance guidelines assign responsibility for overseeing the annual board and committee evaluation process to the Nominating and Corporate Governance Committee. The evaluation process is adopted by the Board upon recommendation of the Nominating and Corporate Governance Committee. The current board and committee evaluation process involves an annual self-evaluation by each director of the board as a whole and each standing committee of the board on which he or she serves and, every three years, an interview conducted by outside legal counsel with each director. The last interviews with outside counsel were conducted in 2024 and the next interviews are scheduled for 2027.

Annual Board and Committee Self-Evaluation

Topics include board and committee effectiveness, size, composition and frequency of meetings, director access to management, the sufficiency and timeliness of information and materials provided by management, and the sufficiency of processes for risk oversight, as well as the overall mix of director skills, experience and backgrounds

Questionnaires	Nominating and Corporate Governance and Committee Discussion	Board Review and Recommendations
Each director completes a questionnaire evaluating the board of directors as a whole and each standing committee of the board on which he or she serves.	The results of the survey are aggregated, summarized by the General Counsel and presented to the Nominating and Corporate Governance Committee for discussion.	The Nominating and Corporate Governance Committee provides a report with recommended governance changes, if any, to the board and each committee.

Interviews with Outside Counsel Every Three Years

Topics include board and committee effectiveness, size, composition, refreshment and frequency of meetings, director access to management, the sufficiency and timeliness of information and materials provided by management, director education opportunities, and oversight of strategy and risk, as well as the overall mix of director skills, experience and backgrounds

Interviews	Nominating and Corporate Governance and Committee and General Counsel Discussion	Board Review and Recommendations
Outside counsel interviews each director individually to assess their review of the board and each standing committee of the board on which he or she serves.	The results of the interviews are aggregated, summarized by outside counsel, reviewed by the General Counsel, and presented to the Nominating and Corporate Governance Committee for discussion.	The Nominating and Corporate Governance Committee provides a report with recommended governance changes, if any, to the board and each committee.

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

BUILDERS FIRSTSOURCE, INC.	25	2026 PROXY STATEMENT

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

Board Leadership Structure and Role in Risk Oversight

The Board is led by the Chairman of the Board, Paul Levy. Peter Jackson (who is the Corporation’s current President and CEO) and Dave Rush (who is the Corporation’s former CEO and was an employee of the Corporation until March 31, 2025), are the only non-independent directors and have no formal leadership role with the Board. Mr. Levy takes a leading role in establishing the timing, agenda, and procedure of Board meetings. However, each of the directors actively participates in guiding the actions of the Board. The Board has determined that this leadership structure is appropriate and effective due to the Board’s size, the working relationship that has developed between the directors as a result of their length of service on the Board, and the significant experience that the members of the Board have as directors and members of senior management with other companies. The Board reviews and guides the Corporation in the following areas, among others:

Team Member Safety	Regulatory and legislative developments

Corporate social responsibility and sustainability matters	Digital strategy, cybersecurity and data privacy

Business strategy and policy, including industry and economic developments	Executive succession, compensation and human capital management

Operations and system integrity	Capital allocation and budget planning

Litigation and other legal matters	Acquisitions and integration

The Corporation’s Board of Directors recognizes that, although day-to-day risk management is primarily the responsibility of the Corporation’s management team, the Board plays a critical role in the oversight of risk management. In that light, the Board is active, as a whole and also at the committee level, in reviewing management’s assessment of the major risks facing the Corporation and management’s processes for monitoring and controlling these risks. The Board regularly receives information from senior management regarding the Corporation’s financial results, credit, liquidity, operations, and other matters, as well as reports from each of the Board's four standing committees. During its review of such information, the Board discusses and analyzes risks associated with each area, as well as risks associated with new business ventures and those relating to the Corporation’s executive compensation plans and arrangements. The Board assumes ultimate responsibility for ensuring that the Corporation’s management adequately assesses the risks facing the Corporation and appropriately manages those risks.

The Audit Committee is specifically responsible for overseeing and monitoring the quality and integrity of the Corporation’s financial reports and other financial information provided to its stockholders. This includes reviewing the results of management’s risk assessment and compliance with management policies as they relate to financial reporting. The Audit Committee also monitors the Corporation’s compliance with legal and regulatory requirements and the risks associated therewith. On a regular basis, the Audit Committee reviews with senior management significant areas of risk exposure, including financial reporting controls, operational risks, pending litigation, employee issues, cybersecurity, disaster recovery planning, and issues arising from complaints to the Corporation’s hotline and other risk detection mechanisms.

The Board and the Audit Committee, with support from the Technology Committee, take an active role in reviewing the Corporation’s cybersecurity risk and actions to reduce or mitigate it. The Corporation’s Chief Information Security Officer (the “CISO”) and Chief Information Officer (the “CIO”) continuously monitor internal and external cybersecurity threats and review and revise the Corporation’s cybersecurity defenses on an ongoing basis. The CISO and CIO

BUILDERS FIRSTSOURCE, INC.	26	2026 PROXY STATEMENT

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

prepare reports on cybersecurity metrics for the Audit Committee on a regular basis. The CIO presents those reports to the Audit Committee and addresses any questions and concerns raised by the Audit Committee. At least annually, the Audit Committee meets with the CIO and CISO in person to discuss cybersecurity in greater detail. The Audit Committee reports to the Board regarding cybersecurity matters, and the Board addresses cybersecurity issues either directly with management or through the Audit Committee.

The Compensation Committee reviewed with management the design and operation of our compensation programs for all employees, including executive officers, for the purpose of determining whether such programs might encourage inappropriate risk-taking that could have a material adverse effect on the Corporation. After conducting its evaluation, the Compensation Committee concluded that the Corporation’s compensation programs do not encourage employees to take risks that are reasonably likely to have a material adverse effect on the Corporation.

BUILDERS FIRSTSOURCE, INC.	27	2026 PROXY STATEMENT

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

Audit Committee	Current Members:
W. Bradley Hayes (Chair)
Meetings held in 2025: 4	Mark A. Alexander
Meeting Attendance: 88%	Dirkson R. Charles
Independent: 4 of 4	Craig A. Steinke

Primary Responsibilities:

The primary function of the Audit Committee is to assist the Board of Directors of the Corporation in fulfilling its oversight responsibilities relating to:

▪
the quality and integrity of the Corporation’s financial reports and other financial information provided by the Corporation to its stockholders, the public, and others,
▪
the Corporation’s compliance with legal and regulatory requirements,
▪
the auditors’ qualifications, independence, performance, and compensation, and
▪
the performance of the Corporation’s internal audit function, including its internal control systems.

The Audit Committee’s functions include preparation of the audit committee report included in this Proxy Statement and the review of material related party transactions. The Audit Committee is also annually required to evaluate its performance and review and assess the adequacy of its charter.

Other Governance Matters:

The Board of Directors affirmatively determined that all Audit Committee members are financially literate as defined by the NYSE Standards. All members of the Audit Committee were also designated by the Board as audit committee “financial experts” under the SEC’s guidelines. The Board further determined that all members of the Audit Committee meet the independence standards of both the SEC regulations and the NYSE Standards for audit committee members. The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

A copy of the Audit Committee charter is available on the Investors section of our website, under the heading entitled "Governance," at www.bldr.com.

BUILDERS FIRSTSOURCE, INC.	28	2026 PROXY STATEMENT

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

Compensation Committee	Current Members:
Cleveland A. Christophe (Chair)
Meetings held in 2025: 4	Brett N. Milgrim
Meeting Attendance: 92%	James O’Leary
Independent: 4 of 4	Maria Renz

Primary Responsibilities:

The Compensation Committee is charged with:

▪
annually reviewing and recommending to the Board, for the Board’s approval, all Corporation goals and objectives relevant to the Chief Executive Officer’s compensation,
▪
annually evaluating the Chief Executive Officer’s performance in light of the Corporation’s goals and objectives,
▪
annually reviewing and recommending to the Board for its approval the Chief Executive Officer’s base salary, incentive compensation levels, and perquisites and other personal benefits based on the Compensation Committee’s evaluation of the Chief Executive Officer’s performance relative to the Corporation’s goals and objectives,
▪
annually reviewing, evaluating, and recommending to the Board for its approval the base salary level, incentive compensation levels, and perquisites and other personal benefits of the other executive officers of the Corporation,
▪
reviewing and making recommendations to the Board regarding any employment, severance, or termination arrangements to be made with any executive officer of the Corporation,
▪
making recommendations to the Board with respect to awards under the Corporation’s incentive compensation plans and equity-based compensation plans,
▪
making regular reports to the Board concerning the activities of the Compensation Committee,
▪
performing an annual performance evaluation of the Compensation Committee,
▪
approving the implementation or revision of the Corporation’s clawback policy to recoup compensation paid to senior executive officers and other employees,
▪
establishing and monitoring stock ownership guidelines for the executive officers and directors,
▪
reviewing and recommending to the Board management development and succession plans,
▪
assessing the results of the Corporation’s most recent advisory vote on executive compensation,
▪
overseeing significant matters pertaining to the Corporation’s human capital management strategy, including building a respective and inclusive culture and recruitment, retention, and engagement of employees, and
▪
performing other activities as the Compensation Committee or Board may deem appropriate.

Information regarding the role of the Compensation Committee and its processes and procedures for considering and determining executive compensation is set forth in the “Compensation Discussion and Analysis” section later in this Proxy Statement.

A copy of the Compensation Committee charter is available on the Investors section of our website, under the heading entitled "Governance," at www.bldr.com.

BUILDERS FIRSTSOURCE, INC.	29	2026 PROXY STATEMENT

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

Nominating and Corporate	Current Members:
Governance Committee	Craig A. Steinke (Chair)
Cory J. Boydston
Meetings held in 2025: 4	Cleveland A. Christophe
Meeting Attendance: 100%
Independent: 3 of 3

Primary Responsibilities:

The purpose of the Nominating and Corporate Governance Committee is to:

▪
identify and evaluate individuals qualified to become Board members, consistent with criteria approved by the Board,
▪
recommend to the Board the persons to be nominated for election as directors at any meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board,
▪
recommend to the Board the directors to be appointed to each committee of the Board,
▪
evaluate and make recommendations to the Board regarding (a) the eligibility criteria for receipt of compensation as a director and (b) the appropriate compensation to be paid to eligible members of the Board and to members of Board committees,
▪
assist the Board with general corporate governance issues,
▪
assist the Board and its committees with their internal governance issues, and
▪
provide oversight of management’s efforts on issues related to corporate social responsibility and sustainability, including environmental sustainability.

Other Governance Matters:

The Nominating and Corporate Governance Committee is charged with identifying potential nominees for director and considers a wide range of criteria, including skills, expertise, integrity, character, judgment, age, independence, corporate experience, length of service, breadth of background and experience, and other qualities which the Nominating and Corporate Governance Committee believes enhances the Board’s ability to manage and direct, in an effective manner, the affairs and business of the Corporation. The Nominating and Corporate Governance Committee may, from time to time, engage firms that specialize in identifying director candidates. In addition, the Nominating and Corporate Governance Committee will also consider candidates recommended by stockholders. The Nominating and Corporate Governance Committee evaluates all candidates, regardless of who recommends a candidate, based on the same criteria listed above.

A copy of the Nominating and Corporate Governance Committee charter is available on the Investors section of our website, under the heading entitled "Governance," at www.bldr.com.

BUILDERS FIRSTSOURCE, INC.	30	2026 PROXY STATEMENT

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

TECHNOLOGY Committee	Current Members:
James O'Leary (Chair)
Meetings held in 2025: 3	Cheryl Ainoa
Meeting Attendance: 100%	Maria Renz
Independent: 3 of 4	Dave E. Rush

Primary Responsibilities:

The purpose of the Technology Committee is to:

▪
oversee the Company’s technology strategy, including (a) digital functions and business units, (b) technology and software development products, (c) technology and competitiveness, and (d) technology investment,
▪
review management technology developments and trends, including artificial intelligence,
▪
oversee the effectiveness and development of the Company’s technology and digital platforms, and
▪
support the Audit Committee's oversight of cybersecurity risks.

A copy of the Technology Committee charter is available on the Investors section of our website, under the heading entitled "Governance," at www.bldr.com.

BUILDERS FIRSTSOURCE, INC.	31	2026 PROXY STATEMENT

REPORT OF THE AUDIT COMMITTEE

The primary responsibility of the Audit Committee is to assist the Board of Directors of the Corporation (the “Board”) in fulfilling its oversight responsibilities relating to (i) the quality and integrity of the financial reporting process, (ii) compliance with legal and regulatory requirements, (iii) the performance of the Corporation’s internal audit function, (iv) the appointment of the independent registered public accounting firm, and (v) the Corporation’s assessment and management of risks related to cybersecurity. Management is responsible for the financial statements and the financial reporting process, including the implementation and maintenance of effective internal controls. The independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), is responsible for expressing an opinion on the Corporation’s financial statements and its internal control over financial reporting. The Board has concluded that (i) Messrs. Hayes, Alexander, Charles, and Steinke satisfy the applicable independence requirements set forth in the NYSE’s rules, and (ii) each of the Audit Committee members satisfies the applicable independence requirements set forth under SEC Rule 10A-3, and meets the financial literacy requirements for audit committee membership under the NYSE’s rules and the rules and regulations of the SEC. The Board has also designated the chair of the Audit Committee, W. Bradley Hayes, and committee members Mark A. Alexander, Dirkson R. Charles, and Craig A. Steinke as Audit Committee “financial experts” under the SEC’s guidelines. The Audit Committee has reviewed and discussed with management and PwC the Corporation’s audited financial statements as of and for the year ended December 31, 2025.

During 2025, the Audit Committee conducted four meetings. The Audit Committee chair and other members of the Audit Committee reviewed and commented on the Corporation’s earnings news release and interim financial statements contained in the Corporation’s quarterly report on SEC Form 10-Q during each quarter, and met and discussed the Corporation’s draft Annual Report on SEC Form 10-K with the Chief Financial Officer, General Counsel, and PwC prior to the report’s filing and public release. The Audit Committee considers various relevant factors including qualifications, performance, and independence when appointing the audit firm and evaluating the audit firm annually. The Audit Committee is also involved in the selection process of the lead engagement partner when rotation is required after five years under the SEC’s audit partner rotation rules or for other reasons. In addition, the Audit Committee reviewed and ratified its Charter which is available within the Governance section of the Corporation’s website.

The Audit Committee discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. Both the vice president of internal audit and PwC have complete and direct access to the Audit Committee, and the Audit Committee has the same access to the vice president of internal audit and PwC. The Audit Committee met with the vice president of internal audit and PwC, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation’s internal controls, and the overall quality of the Corporation’s financial reporting process. The Audit Committee met separately with the Corporation’s Chief Financial Officer and General Counsel. The Audit Committee discussed with management the status of pending litigation, taxation, and other areas of oversight relating to financial reporting and audit processes as the Committee determined to be appropriate. The Audit Committee also reviewed the Company’s Enterprise Risk Management (ERM) program, including, among other topics, specific information technology and cyber security risks. The Audit Committee has discussed the overall scope of the Corporation’s internal audits and approved the annual internal audit plan. The Audit Committee reports the results of these discussions to the Board on a quarterly basis.

BUILDERS FIRSTSOURCE, INC.	32	2026 PROXY STATEMENT

REPORT OF THE AUDIT COMMITTEE

The Audit Committee received and reviewed the written communications from PwC as required by applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with audit committees concerning independence, and has discussed with PwC its independence. The Audit Committee has adopted procedures for pre-approving all audit, audit-related, and non-audit services provided by PwC, which included reviewing and approving estimated fees for audit, audit-related, and permitted non-audit services. The Audit Committee considers the compatibility of all services provided by PwC with its independence and has concluded the provision of the non-audit services is compatible with maintaining PwC’s independence. During the fiscal year ended December 31, 2025, PwC was employed principally to perform the annual audit and to render tax services. The Audit Committee reviewed the audit engagement letter and approved all fees paid to PwC for audit, audit-related, and non-audit services.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC. The Audit Committee appointed PwC as the Corporation’s independent registered public accounting firm for fiscal 2026, subject to stockholder ratification.

Submitted by the Audit Committee:

W. Bradley Hayes (Chair)
Mark A. Alexander
Dirkson R. Charles
Craig A. Steinke

BUILDERS FIRSTSOURCE, INC.	33	2026 PROXY STATEMENT

CORPORATE GOVERNANCE

Builders FirstSource is committed to conducting its business in a way that reflects best practices, as well as the highest standards of legal and ethical conduct. To that end, the Board of Directors has approved a comprehensive system of corporate governance documents and policies. These documents and policies are reviewed periodically and updated as necessary to reflect changes in regulatory requirements and evolving governing practices. These policies embody the principles, policies, processes, and practices followed by the Board, executive officers, and employees in governing the Corporation and serve as a flexible framework for sound corporate governance.

Code of Business Conduct and Ethics

Builders FirstSource and its subsidiaries endeavor to do business according to the highest ethical and legal standards, complying with both the letter and spirit of the law. Our Board of Directors approved a Code of Business Conduct and Ethics that applies to the Corporation’s directors, officers (including our principal executive officer, principal financial officer, principal accounting officer, and controller), and employees. An internal compliance committee made up of representatives from our Finance, Legal, Human Resources, and Internal Audit Departments administers our Code of Business Conduct and Ethics. Our employees are encouraged to report any suspected violations of laws, regulations, or the Code of Business Conduct and Ethics and all unethical business practices. We provide a continuously monitored hotline for anonymous reporting by employees. Our Board of Directors also approved a Supplemental Code of Ethics for the Chief Executive Officer, President, and Senior Financial Officers of Builders FirstSource, Inc., which is administered by our General Counsel. Both policies can be found on the Investors section of our website, under the heading entitled "Governance," at www.bldr.com. Stockholders may request a free copy of these policies by contacting the Corporate Secretary, Builders FirstSource, Inc., 6031 Connection Drive, Suite 400, Irving, Texas 75039.

In addition, within four business days of:

▪
any amendment to our Code of Business Conduct and Ethics or our Supplemental Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, or Controller, or
▪
the grant of any waiver, including an implicit waiver, from a provision of one of these policies to one of these officers that relates to one or more of the items set forth in Item 406(b) of Regulation S-K, we will provide information regarding any such amendment or waiver (including the nature of any waiver, the name of the person to whom the waiver was granted, and the date of the waiver) on our website at the internet address above. Such information will be available on our website for at least a 12-month period. In addition, we will promptly disclose any waivers to our Code of Business Conduct and Ethics and our Supplemental Code of Ethics as required by the NYSE Standards.

Additionally, the Corporation has adopted a Related Party Transaction Policy that works in conjunction with the Code of Business Conduct and Ethics and sets forth the process by which the Audit Committee will review certain related party transactions between the Corporation and its executive officers, directors, and greater than five percent beneficial owners, and their immediate family members, and the Corporation.

BUILDERS FIRSTSOURCE, INC.	34	2026 PROXY STATEMENT

CORPORATE GOVERNANCE

By-law Provisions on Stockholder Nominations of Director Candidates

Builders FirstSource’s By-laws provide that, other than pursuant to the Corporation’s proxy access provision (which is described below), no director candidate may be nominated by a stockholder for election at a meeting unless the stockholder (i) has delivered to the Corporate Secretary, within the time limits described in the By-laws, a written notice containing the information specified in the By-laws and (ii) was a stockholder of record (a) at the time such notice was delivered to the Corporate Secretary and (b) on the record date for the determination of stockholders entitled to notice and to vote at the meeting at which such director is standing for election. Accordingly, in order for a stockholder’s nomination of a person for election to the Board of Directors to be considered by the stockholders at the annual meeting in 2027 in accordance with the Corporation’s By-laws, the required written notice must be received by our Corporate Secretary on or after January 14, 2027, but no later than February 13, 2027. Only individuals nominated in accordance with the procedures set forth in the By-laws are eligible to stand for election as directors at a meeting of stockholders and to serve as directors. A copy of the By-laws may be obtained on the Investors section of our website, under the heading entitled "Governance," at www.bldr.com, by written request to the Corporate Secretary, Builders FirstSource, Inc., 6031 Connection Drive, Suite 400, Irving, Texas 75039, or by e-mail at info@bldr.com. The foregoing is subject to the Corporation’s obligations under SEC Rule 14a-8 regarding the inclusion of stockholder proposals in the Corporation’s proxy statements, which is further described below in “Stockholder Proposals.”

Policy on Stockholder Recommendations for Director Candidates

The Nominating and Corporate Governance Committee adopted a Policy on Stockholder Recommendations for Director Candidates to describe the process by which the Nominating and Corporate Governance Committee (in preparing their recommendation of director nominees to the Board) will consider candidates for director recommended by stockholders in accordance with the Corporation’s By-laws. A current copy of the Policy on Stockholder Recommendations for Director Candidates is available on the Investors section of our website, under the heading entitled "Governance," at www.bldr.com. To have a candidate considered by the Nominating and Corporate Governance Committee, a stockholder must submit the recommendation in writing and must include the information set forth in the Policy on Stockholder Recommendations for Director Candidates.

Proxy Access for Director Nominations

In addition to the above, Builders FirstSource’s By-laws also include a proxy access provision, which permits a stockholder, or a group of up to 20 stockholders owning 3% or more of the Corporation’s outstanding Common Stock continuously for at least three years, to nominate and include in the Corporation’s proxy materials director nominees constituting up to two individuals or 20% of the Board (whichever is greater); provided, however, that for so long as the Corporation has a classified Board of Directors, in no case shall the number of nominees appearing in the Corporation’s proxy materials exceed one-half of the number of directors to be elected at such annual meeting (rounded down to the nearest whole number).

Pursuant to the Corporation’s By-laws, to be timely for inclusion in the proxy materials for our annual meeting in 2027, a stockholder’s written notice to nominate a director using the Corporation’s proxy materials must be received by our Corporate Secretary on or after January 14, 2027, but no later than February 13, 2027. Such notice should be addressed to the Corporate Secretary, Builders FirstSource, Inc., 6031 Connection Drive, Suite 400, Irving, Texas 75039. The notice must contain the information required by our By-laws, and the stockholder(s) and nominee(s) must comply with the information and other requirements in our By-laws relating to the inclusion of stockholder nominees in our proxy materials. A copy of the By-laws may be obtained on the Investors section of our website, under the heading entitled "Governance," at www.bldr.com, by written request to the Corporate Secretary, Builders FirstSource, Inc., 6031 Connection Drive, Suite 400, Irving, Texas 75039, or by e-mail at info@bldr.com.

BUILDERS FIRSTSOURCE, INC.	35	2026 PROXY STATEMENT

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Builders FirstSource adopted its Corporate Governance Guidelines to assist the Board in the exercise of its duties and responsibilities. The Corporate Governance Guidelines set forth the practices the Board follows with respect to, among other matters, the composition of the Board, director responsibilities, Board committees, director access to officers and independent advisors, director compensation and the performance evaluation of the Board. A current copy of the Corporate Governance Guidelines is available on the Investors section of our website, under the heading entitled "Governance," at www.bldr.com.

The Corporate Governance Guidelines limit the number of other public company boards our directors may join to ensure that a director is not “overboarded” and is able to devote the appropriate amount of time and attention to the oversight of the Corporation. Ordinarily, directors may not serve on the boards of more than four public companies, including our Board. Directors who are chief executive officers of public companies may not serve on the boards of more than two other public companies, in addition to our Board. No member of the Corporation’s Audit Committee may serve on more than three public company audit committees (including our Audit Committee). Service on the boards of subsidiary companies with no publicly traded stock (or that issue only debt), non-profit organizations and private companies is not included in these calculations. Any director seeking to join the board of directors of another company must first notify the Nominating and Corporate Governance Committee and obtain its approval to continue as a member of our Board.

A key responsibility of the Board is overseeing the identification and development of senior leadership. The Corporate Governance Guidelines outline a succession planning process that includes consideration of both ordinary course succession, in the event of planned promotions and retirements, and planning for situations where the Chief Executive Officer or another member of senior management unexpectedly becomes unable to perform his or her duties. The Board reviews succession planning and management development at least annually.

Communication with Directors

Stockholders and other interested parties may contact any member (or all members) of the Board (including the non-management or independent directors as a group, any Board committee, or any chair of any such committee) in writing by mail or overnight service or electronically. To communicate with the Board of Directors, any individual directors, or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent to the Corporation in care of the Corporate Secretary at 6031 Connection Drive, Suite 400, Irving, Texas 75039. A current copy of the Policy on Stockholder-Director Communications is available on the Investors section of our website, under the heading entitled "Governance," at www.bldr.com.

All communications received will be opened by the office of our General Counsel for the sole purpose of determining whether the contents represent a message to our directors. Any contents that legitimately relate to the business and operation of the Corporation and that are not in the nature of advertising, promotions of a product or service, patently offensive material, charitable requests, repetitive materials, or promotions of a political or similar agenda will be forwarded promptly to the addressee.

Auditor Services Pre-Approval Policy

Our Audit and Non-Audit Services Pre-Approval Policy, available on the Investors section of our website, under the heading entitled "Governance," at www.bldr.com, defines the principles and procedures followed by the Audit Committee in pre-approving audit and non-audit services performed by the Corporation’s independent registered public accounting firm.

BUILDERS FIRSTSOURCE, INC.	36	2026 PROXY STATEMENT

EXECUTIVE OFFICERS OF THE REGISTRANT

The executive officers of Builders FirstSource and their ages (as of April 2, 2026) are as follows:

Name	Age	Position(s) Held
Peter M. Jackson(1)	54	President, Chief Executive Officer, and Director
Pete R. Beckmann	49	Executive Vice President and Chief Financial Officer
Steve J. Herron	67	Chief Operating Officer
Michael Hiller	52	Chief Talent Officer
Scott L. Robins	59	President – West Division
Todd Vance	61	President – East Division
Paul Vaughn	57	President – Central Division
Johnny Cope	57	President – Commercial Operations
Gayatri Narayan	48	President – Technology and Digital Solutions

1.
As Mr. Jackson is also a director of the Corporation, Mr. Jackson’s biography is set forth under “Proposal 1 – Election of Directors” beginning on page 4 of this Proxy Statement.

BUILDERS FIRSTSOURCE, INC.	37	2026 PROXY STATEMENT

PETE R. BECKMANN

CExecutive Vice President and Chief Financial Officer

Pete R. Beckmann was appointed as Executive Vice President and Chief Financial Officer in November 2024. Prior to this role, he served as Senior Vice President of Financial Planning & Analysis from January 2021 to November 2024 and Vice President of Financial Planning & Analysis from July 2015 to January 2021. Before the Corporation’s acquisition of ProBuild Holdings LLC in 2015, he served as the Vice President of Operations – Finance for ProBuild Holdings, Inc. from April 2014 to July 2015, and held various other leadership positions within finance from 2002 to 2014. Mr. Beckmann earned his bachelor’s degree in finance and marketing from Colorado State University and has completed the Executive Development Program at the Wharton School.

Steve J. Herron

Chief Operating Officer

Steve J. Herron was appointed as Chief Operating Officer of the Corporation in March 2023. Mr. Herron previously served as President – East Division for the Corporation from January 2021 to February 2023, and Senior Vice President (Region 5) for the Corporation from August 2015 to December 2020. Before the Corporation’s acquisition of ProBuild Holdings LLC in 2015, he served as Senior Vice President of the Southeastern US Operations for ProBuild. Prior to that, Mr. Herron served as Senior Vice President for HD Supply Holdings and oversaw the lumber and building materials (LBM) division. He has 40 years of experience in the building products industry and has held senior management roles at Home Depot, HD Supply Holdings, and Williams Brothers Lumber.

EXECUTIVE OFFICERS OF THE REGISTRANT

BUILDERS FIRSTSOURCE, INC.	38	2026 PROXY STATEMENT

Michael Hiller

Chief Talent Officer

Michael Hiller was appointed as Chief Talent Officer in November 2024. Prior to this appointment, he served as President – Central Division, since January 2021. Prior to joining the Corporation, Mr. Hiller served in various roles at BMC Stock Holdings, Inc., including Division Vice President – Intermountain from January 2017 to December 2020, Area Manager – Colorado from January 2015 to December 2016, and Area Manager – Utah from October 2011 to December 2014. Mr. Hiller has over 20 years of experience in the building products industry. He holds a Master in Business Administration and graduate certificate in finance from Westminster College.

Scott L. Robins

President – West Division

Scott L. Robins was appointed as President – West Division in January 2021. Mr. Robins had previously served as Senior Vice President and Chief Operating Officer – West of the Corporation since February 2018. He held the title of Senior Vice President – Operations of the Corporation since the acquisition of ProBuild Holdings LLC by the Corporation in 2015 and with ProBuild prior to that since 2007. Mr. Robins joined Hope Lumber Company in 2004 as a Vice President of Operations. Before then, he had worked in various operational, sales, and supply chain management positions with Anderson Lumber and Stock Building Supply since 1988. Mr. Robins has over three decades of experience in the building products business. He holds a bachelor's degree in Finance from Weber State University and completed an executive development program at the University of Virginia Darden School of Business.

EXECUTIVE OFFICERS OF THE REGISTRANT

BUILDERS FIRSTSOURCE, INC.	39	2026 PROXY STATEMENT

Todd Vance

President – East Division

Todd Vance was appointed as President – East Division of the Corporation in March 2025. Mr. Vance previously served as Senior Vice President – Mid-Atlantic Region of the Corporation beginning in 2015. He held the title of Area President from 2007 to 2015 and Market Manager from 2003 to 2007. He began his career in 1988 with Builders' Supply and Lumber Company, a legacy Builders FirstSource company. He went on to hold a series of progressive leadership roles from 1988 to 2003, including General Manager, and led the company's expansion into the Charlotte, North Carolina market. Mr. Vance began his career in the building industry with Lowe's Companies in 1982. He has over 35 years of industry experience.

Paul Vaughn

President – Central Division

Paul Vaughn was appointed as President – Central Division of the Corporation in November 2024. Mr. Vaughn previously served as Senior Vice President of Sales and Operations – South Central Region of the Corporation from January 2009 to December 2024 and Senior Vice President of Finance – South Central & Southeast Regions from 1999 to January 2009. Prior to joining the Corporation, Mr. Vaughn worked for Gemstar-TV Guide as their corporate assistant controller. He also held a CPA license and worked as a senior auditor at PwC. He has over 25 years of experience in the building materials industry. Mr. Vaughn holds a bachelor's degree in Accounting from Oklahoma State University.

EXECUTIVE OFFICERS OF THE REGISTRANT

BUILDERS FIRSTSOURCE, INC.	40	2026 PROXY STATEMENT

Johnny Cope

President – Commercial Operations

Johnny Cope was appointed as President – Commercial Operations in June 2024. Prior to joining the Corporation, Mr. Cope served as the Senior Vice President of North American Sales for James Hardie beginning in February 2019, Vice President of the Builder and Home Depot businesses at Electrolux Major Appliances North America for over a decade, and held multiple leadership roles within the General Electric Company for six years. He brings nearly three decades of industry experience to the Company. Mr. Cope holds a bachelor's degree in business administration from Texas Tech University.

Gayatri Narayan

President – Technology and Digital Solutions

Gayatri Narayan was appointed as President – Technology and Digital Solutions of the Corporation in June 2025. Ms. Narayan has more than 20 years of technology leadership experience. She joins the Company from PepsiCo where she led Digital Product development across frontline sales, manufacturing and revenue management. Prior to PepsiCo, Ms. Narayan was General Manager at Microsoft, responsible for Enterprise Digital Solutions in Communications and Conversational AI. She also spent more than six years at Amazon in various leadership roles improving profitability, global expansion and market share growth across multiple retail categories leveraging technology and digitally enabled business models. Ms. Narayan holds an MBA from the University of Chicago Booth School of Business, a Master of Science in Computer Science from the University of Illinois at Urbana-Champaign, and a Bachelor of Engineering from Bharathiar University India.

EXECUTIVE OFFICERS OF THE REGISTRANT

BUILDERS FIRSTSOURCE, INC.	41	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The following discussion provides an overview and analysis of our executive officer compensation program and policies, the material compensation decisions we have made under those programs and policies with respect to our top executive officers, and the material factors that we considered in making those decisions. The named executive officers of our Company (or "NEOs") during 2025 are listed below.

Executive Summary

Despite a challenging operating environment, the executive team made meaningful progress on certain financial objectives set forth by our Board of Directors in 2025, including the following achievements:

Net Sales $15.2B	Adjusted EBITDA(1) $1.6B
Working Capital (as a % of sales) 9.4%	Recordable Injury Rate 1.41
M&A Capital Deployment $1.14B	Share Repurchases $404M

1.
Company provided a reconciliation of this non-GAAP financial measure to the comparable GAAP financial measures in its Form 8-K filed with the Securities and Exchange Commission on February 17, 2026.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

BUILDERS FIRSTSOURCE, INC.	42	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Additionally, senior management continued to execute against our strategy in 2025 by achieving the following milestones:

Strategic Pillars

Organic Growth of Value-Added Products and Services	▪ Invested ~$110M in 2025 on new, expanded, or upgraded value-added operations across our footprint ▪ ~48% value-added product mix in 2025

Drive Operational Excellence
▪
Delivered $48M in productivity savings in 2025 related to supply chain initiatives
▪
Progressing steadily on our comprehensive SAP implementation after the launch of two pilots in July and successful conversion of centralized accounting functions and financial reporting

Continue to Build Our High-Performing Culture
▪
Maintained best in class safety performance in 2025 and continued our relentless drive toward zero incidents
▪
Successfully piloted our new Leadership Foundations program with ~100 high potential leaders while accelerating our shift toward a continuous learning organization

Disciplined Capital Allocation
▪
Deployed nearly $1.9 billion in 2025 toward return-enhancing opportunities aligned with our priorities
▪
Repurchased $0.4B shares in 2025 and ~$8B, or ~48%, of total shares outstanding since inception in August 2021

With our financial and operational objectives in mind, our Compensation Committee designed the 2025 executive compensation program, which included the following components:

▪
Market competitive base salaries reflective of the officer's role, contribution, performance, experience and other relevant factors, with modest increases in 2025 for all NEOs.
▪
A performance-based annual incentive bonus program for all corporate managers, including our NEOs (the “2025 Field Service Center Incentive Plan” or the “2025 Plan”). As described in more detail below, the 2025 Plan provided our NEOs with an opportunity to earn an annual incentive based on (i) the amount of Adjusted EBITDA generated by the Company in 2025, (ii) the level of working capital as a percentage of sales managed by the Company for the year, (iii) a reduction of Recordable Injury Rate ("RIR") during the year, and (iv) training team members on safety and the Company's strategy. Based on management's achievement of these financial and operational objectives, our NEOs (excluding Ms. Narayan, who received a pre-determined bonus amount in connection with her appointment as President – Technology and Digital Solutions in June 2025) received 2025 annual incentive awards of 36.7% of their respective target bonus opportunities under the 2025 Plan.
▪
Annual grant of equity incentive awards to our executive team in order to further align their financial interests with those of our stockholders. Effective in March 2025, the Compensation Committee issued new equity incentive awards to key managers, including our NEOs (with the exception of Ms. Narayan, who received an equity award in June 2025 in connection with her appointment as President – Technology and Digital Solutions), in order to

BUILDERS FIRSTSOURCE, INC.	43	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION AND OTHER INFORMATION

promote retention and to incentivize management to maximize the financial performance of our Company over a multi-year period. The equity incentive awards consisted of both performance-based restricted stock units (“PSUs”) and time-vesting restricted stock units (“RSUs”). The PSUs vest based on the achievement of annual and three-year return on invested capital ("ROIC") goals set by the Compensation Committee, with a performance modifier based on total shareholder return (“TSR”) of the Company measured over the three-year performance period, as described below. As described in further detail below, the Compensation Committee selected ROIC as the primary performance metric for the PSUs in order to better align management’s financial interest with those of our stockholders over the longer term.

Compensation Principles

Our executive compensation program has been designed to provide a total compensation package that allows us to attract, retain, and motivate executives who have the talent to capably manage our business. Our executive compensation program has historically been guided by several key principles:

▪
Provide total compensation opportunities at levels that are competitive for comparable positions at companies with whom we compete for talent.
▪
Provide incentives to our executive officers to achieve key financial objectives set by the Board of Directors.
▪
Provide an appropriate mix of fixed and variable pay components to establish a “pay-for-performance”-oriented compensation program.
▪
Align the financial interests of executives with stockholder interests by providing significant compensation opportunities in the form of equity awards.
▪
Emphasize direct pay components, such as cash and equity.

Key Executive Compensation Practices

The following is a summary of our executive compensation practices that we believe drive performance and align our executives’ interests with the interests of our stockholders:

▪
We strive to provide balanced pay opportunities for our executives, consisting of an appropriate mix of cash and equity, annual and longer-term incentives, and fixed and variable pay.
▪
Our annual incentive plan is performance-based, and payouts are subject to minimum thresholds based on achievement of performance targets and include appropriate caps on payouts.
▪
We have a Dodd-Frank compliant compensation clawback policy that requires the Company, in the event of a restatement of its financial results, to recover excess amounts erroneously paid to executive officers under certain circumstances.
▪
Our incentive plan provides for “double-trigger” vesting for equity awards upon a change in control.
▪
We do not provide any tax gross-ups.
▪
Our insider trading policy prohibits employees and directors from engaging in pledging or hedging activities involving Company stock.
▪
Our executives are subject to a key employee and executive severance plan and do not have individual employment agreements.

Consideration of Most Recent Advisory Stockholder Vote on Executive Compensation

At the annual meeting of stockholders on May 27, 2025, nearly 93% of the shares represented and entitled to vote on the proposal at the annual meeting voted to approve the compensation of the Company’s named executive officers.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

The Board and the Compensation Committee appreciate and value the views of our stockholders. In considering the results of this advisory vote on executive compensation, the Compensation Committee concluded that the compensation paid to our named executive officers and the Company’s overall pay practices remain appropriate and aligned with shareholders and Company strategy. As such, the executive officer compensation programs in 2025 remained largely consistent with 2024.

Going forward, future advisory votes on executive compensation will serve as an additional tool to guide the Board and the Compensation Committee in evaluating the alignment of the Company’s executive compensation program with the interests of the Company and its stockholders.

At the 2023 annual meeting of stockholders, our stockholders expressed a preference that advisory votes on executive compensation take place annually. Consistent with this preference, the Board determined to continue to implement an annual advisory vote on executive compensation until the next required vote on the frequency of stockholder votes on executive compensation, which is scheduled to occur at the 2029 annual meeting.

2025 Executive Compensation Process

Role of the Compensation Committee. Under its charter, the Compensation Committee is responsible for (i) annually reviewing and approving the corporate goals and objectives relevant to Chief Executive Officer compensation, evaluating the Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the compensation to be paid to the Chief Executive Officer based on such evaluation, (ii) annually reviewing and approving the compensation to be paid the Company’s other executive officers, (iii) administering our incentive compensation and equity-based plans, and approving grants of equity-based awards for directors, officers and employees, (iv) reviewing the Company’s compensation philosophy and practices in light of best practices and good corporate governance, (v) reviewing and approving the Compensation Discussion and Analysis section of our Proxy Statement, (vi) monitoring the Company’s compensation-related risk, (vii) reviewing and making recommendations to the Board with respect to management development and succession of the Chief Executive Officer and other executive officers, and (viii) overseeing the Company’s human capital management efforts and results. As part of its evaluation process relating to NEO compensation, the Compensation Committee reviewed information compiled by our compensation consultant as well as data compiled by the Company. At meetings held in October 2024 and February 2025, the Compensation Committee approved, and recommended to our Board of Directors for its ratification, the 2025 executive compensation program for executive officers, which included setting 2025 base salaries, approving the 2025 Corporate Incentive Plan, and approving equity incentive awards to be granted in 2025.

Role of Executives. Our CEO, CFO, General Counsel, and Chief Talent Officer, as well as members of our Legal, Human Resources, and Finance Departments, assisted the Compensation Committee and the Board in gathering the information needed for their respective reviews of our 2025 executive compensation program. The Compensation Committee and the Board also considered our CEO’s recommendations for our executive officers (other than himself) with respect to the 2025 executive compensation program.

Role of the Board of Directors. The Board of Directors is responsible for reviewing and ratifying the decisions and recommendations of the Compensation Committee regarding our executive compensation program. In February 2025, after considering the decisions and recommendations of the Compensation Committee, the Board ratified the 2025 executive officer compensation program.

Role of Independent Compensation Consultants. Under its charter, the Compensation Committee is authorized to engage independent outside advisors to assist it in discharging its responsibilities relating to executive compensation. The Compensation Committee retained Meridian Compensation Partners, LLC (“Meridian”) to perform a comprehensive review of our executive compensation program and to conduct market compensation comparisons for

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our executive officers to assist the Compensation Committee in designing our 2025 executive compensation program. The Compensation Committee determined that Meridian is independent under applicable SEC rules. While the Compensation Committee takes Meridian’s advice on compensation matters into consideration, the Compensation Committee has the authority and responsibility to make final decisions on our executive compensation program.

Market Comparisons. The Compensation Committee annually examines the competitiveness of our executive compensation program to determine how our compensation levels compare to our overall philosophy and target markets. The Compensation Committee retained Meridian to assist in updating our Peer Group (defined below) for purposes of reviewing market compensation comparisons. In our case, peer selection is somewhat difficult due to the lack of publicly-traded companies with whom we compete and the absence of available data for privately-held competitors. In July 2024, Meridian reviewed the Company's compensation Peer Group and determined that the existing group of 19 companies remained appropriate at the time. Accordingly, the Compensation Committee agreed with Meridian’s recommendation and did not make any changes to the Peer Group for purposes of the 2025 compensation cycle.

For purposes of the Compensation Committee review of market compensation comparisons for 2025, the primary peer group (“Peer Group”) included the following 19 companies:

Peer Group Companies
▪ Ball Corporation	▪ Lennar Corporation	▪ The Sherwin-Williams Company
▪ Beacon Roofing Supply, Inc.	▪ Masco Corporation	▪ Trane Technologies plc
▪ Carrier Global Corporation	▪ Mohawk Industries, Inc.	▪ W.W. Grainger, Inc.
▪ Fortune Brands Home & Security, Inc.	▪ Owens Corning	▪ WESCO International, Inc.
▪ Genuine Parts Company	▪ PPG Industries, Inc.	▪ Whirlpool Corporation
▪ Johnson Controls	▪ PulteGroup, Inc.
▪ LKQ Corporation	▪ Stanley Black & Decker, Inc.

BUILDERS FIRSTSOURCE POSITIONING RELATIVE TO PEERS[1]

Revenue	52nd

Market Capitalization	49th

50th Percentile	100th Percentile

1.
Revenue and market cap based on last twelve months as of June 15, 2024.

Our market comparison analysis consisted of all components of total direct compensation, including base salary, annual incentives, and long-term incentives. These components were measured against data gathered from the proxy statements of the Peer Group.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Elements of our Compensation Program

Components of Compensation. Our executive compensation program for 2025 consists of the following elements for our NEOs:

Plan	Purpose	Relevant Performance Metric and Description

Base Salary	To provide fair and competitive compensation for individual performance and level of responsibility of position held.	Individual Performance
2025 Corporate Annual Incentive Plan	To provide performance-based annual cash awards for Company performance to motivate and reward key employees for achieving our short-term business objectives and to drive performance.	Mix of metrics, including: ▪ Adjusted EBITDA ▪ Working Capital ▪ Safety (RIR Reduction) ▪ Company Strategy and Safety Training
2025 Long-Term Incentive Plan: Performance Stock Units (50%) (“PSUs”)	To provide performance-based equity compensation in the form of restricted stock units to maximize stockholder value and retain key employees.

Awards vest at the end of a three-year performance period based on achievement of goals tied to return on invested capital, +/- 10% TSR modifier compared to the Dow Jones U.S. Construction & Materials Index.

2025 Long-Term Incentive Plan: Restricted Stock Units (50%) (“RSUs”)	To enhance the program’s ability to retain participants and drive long-term behavior by allowing for time-based awards.	The RSUs are time-vested awards that generally vest in equal annual installments on the first three anniversaries of the grant date, subject to the recipient’s continued employment by the Company.

The Compensation Committee generally seeks to provide total direct compensation (“TDC”) target opportunities to our executive officers, consisting of base salary, target annual cash incentive, and long-term equity award target value, at approximately the median of the market. However, individual market positioning may be more or less than median for a variety of reasons, such as Company and individual performance, experience, tenure, retention concerns, internal alignment, unique aspects of their role relative to external benchmarks, or other relevant factors. Based on the market comparison surveys conducted by Meridian, the 2025 TDC target opportunities established for our executive officers were consistent with this compensation philosophy.

The following sections describe in greater detail each of the elements of our executive compensation program, why they were selected, and how the amounts of each element were determined.

Base Salary

Base salary is designed to compensate the executive officers for their roles and responsibilities and to provide a stable and fixed level of compensation that serves as a retention tool throughout the executive’s career. In determining base salaries, we generally consider each executive’s role and responsibilities, unique skills, the salary levels for similar positions in our Peer Group companies, and internal pay equity.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

The salaries approved for our executive officers are listed below:

Name	2024 Salary	2025 Salary	Increase

Peter M. Jackson	$1,000,000	$1,000,000	—%
Pete R. Beckmann	$600,000	$690,000	15.0%
Steve J. Herron	$668,750	$735,625	10.0%
Mike Hiller	$544,440	$625,004	14.8%
Gayatri Narayan	$—	$700,000	—%

Mr. Jackson was promoted to President & CEO and Mr. Beckmann was promoted to CFO on November 6, 2024, and their salaries were increased in connection with their promotions. Accordingly, their 2024 salaries indicated above reflect their salaries at the end of 2024. Ms. Narayan joined the Company and was appointed President – Technology and Digital Solutions on June 2, 2025 and therefore did not receive a salary in 2024. The 2025 salary reflected for Ms. Narayan is her annualized salary in effect throughout 2025. Based on recommendations by the CEO, the Compensation Committee determined the salary increases for each of Messrs. Beckmann, Herron and Hiller were based on a mix of market data, tenure and individual achievement in their respective roles.

Further, in recognition of a weak housing market and in an effort to continue managing costs, the Compensation Committee did not increase salaries for any of our NEOs in 2026.

Annual Cash Incentives

We provide annual cash incentive opportunities to our executive officers that are designed to reward the achievement of financial results measured over the current fiscal year. The Compensation Committee selects the financial performance goals applicable to the annual incentive program, which are based on key financial metrics that are deemed critical to the Company’s near-term success.

For 2025, the Compensation Committee implemented an annual cash incentive program for our corporate office leaders, including our NEOs. Under the 2025 Plan, a target bonus opportunity for each participant was set as a percentage of base salary determined by their position. Actual bonus amounts that could be earned by our NEOs ranged from 0% (for performance below threshold levels) to a maximum of 200% (for performance at or above maximum levels) of their respective target bonus amounts.

Under the 2025 Plan, 85% of a NEO’s bonus potential was based solely on the Company’s achievement of financial goals, while the remaining 15% was based on achievement of safety and training objectives.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

The bonus amounts paid to our NEOs under the 2025 Plan are included later in this Compensation Discussion and Analysis section and in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” in this Proxy Statement. Additionally, the following table summarizes the metrics, payout targets, achievements, and actual payouts under the 2025 Plan for our NEOs:

		Payout Targets				Payout (% of Total

Metric	Weighting	Threshold	Target	Maximum	Achievement	Target Amount)

Corporate Adjusted EBITDA	70%	$1.76 billion	$2.2 billion	$2.64 billion or greater	$1.58 billion	0%

Working Capital as a Percentage of Sales	15%	10.6%	9.3%	8.8% or below	9.4%	12.3%

Safety Goal	5%	1.53 RIR	1.39 RIR	1.25 RIR	1.41 RIR	4.4%

Safety Training	5%	90% Trained	95% Trained	100% Trained	100%	10%

Strategy Training	5%	90% Trained	95% Trained	100% Trained	99.9%	9.9%

Total Payout						36.7%

The Compensation Committee chose Adjusted EBITDA (as defined below) and Working Capital as a Percentage of Sales as the financial performance goals under the 2025 Plan because it believes these metrics provide an effective incentive to maximize financial performance and closely align management awards with Company performance and the financial interests of stockholders.

Adjusted EBITDA Metric. The 2025 Plan provided that 70% of the bonuses for our NEOs were based on the amount of Adjusted EBITDA earned by the Company for the year as compared to the budgeted target amount of Adjusted EBITDA included in the Company’s 2025 AOP. “Adjusted EBITDA” is calculated as earnings before interest, taxes, depreciation, and amortization, as adjusted for other non-recurring and/or non-cash items.

The 2025 Plan provided that no bonuses would be earned under the Adjusted EBITDA component unless the Company achieved more than 80% of its Adjusted EBITDA target in the 2025 AOP, as set by the Board of Directors. Any performance between levels was calculated based on the linear interpolation between such levels.

The Adjusted EBITDA target included in the 2025 AOP was $2.2 billion. As noted above, the Company achieved Adjusted EBITDA of $1.58 billion for fiscal year 2025, underperforming the target by approximately 28% and not meeting the threshold for a payout under the metric. Accordingly, our NEOs earned no payout under the Adjusted EBITDA metric and no Adjusted EBITDA-related bonus amounts for 2025 are included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” in this Proxy Statement.

Working Capital Metric. Working capital is a measurement of the Company’s operating liquidity and includes funds invested in accounts receivable, product inventories, and accounts payable. The Compensation Committee set the Working Capital as a Percentage of Sales target under the 2025 Plan for the NEOs at 9.25%, which matched the Company’s budgeted working capital target included in the 2025 AOP. This working capital target included both working capital managed at the corporate level (e.g., checks outstanding, corporate accruals, and prepaid assets) and regional working capital results. If the actual working capital percentage for the year was lower than the target, the bonus payment would increase. If the actual working capital percentage was higher than the target, the bonus payment would decrease. Under the 2025 Plan, the Company had to achieve at least 80% of the 2025 working capital

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

target (or a maximum of 10.6% Working Capital as a Percentage of Sales) to trigger any payment. Any performance between levels was calculated based on the linear interpolation between such levels.

The Company achieved a 9.4% Working Capital as a Percentage of Sales result for 2025, approximately 1.4% above the 2025 AOP target. Each of our NEOs earned a payout of 81.7% of the Working Capital metric, or 12.3% of total target bonus payout.

Safety Component. The safety of the Company’s employees is one of the Company’s core values, and the Compensation Committee believes it is a critical component of the Company’s success. Therefore, in addition to the Adjusted EBITDA and Working Capital metrics described above, the Compensation Committee decided that the 2025 Plan should continue to include the reduction of the Company’s RIR as a component of our 2025 Plan. The Compensation Committee set an RIR target under the 2025 Plan at 1.39, matching the Company’s prior year, industry-leading RIR, and a 1.53 RIR threshold to trigger any payment under the 2025 Plan, which represents a 10% underperformance of the prior year's RIR. Any performance between levels was calculated based on the linear interpolation between such levels.

The Compensation Committee, in consultation with our CEO, set this objective on a company-wide basis based on regional and divisional targets. The Company’s RIR in 2025 was 1.41, a modest 1.4% underperformance from the prior year. As a result, each of the NEOs earned a payout of 88.4% of the Safety metric, or 4.4% of the total target bonus amount.

Safety Training Component. In addition to striving to reduce the Company's RIR, management recommended to the Compensation Committee that all team members undertake a safety training course tailored to team members working in the field and in a corporate environment. Accordingly, the Compensation Committee included in the 2025 Plan safety training for the Company’s workforce as a component of our NEO bonus program. For 2025, the Compensation Committee set a 90% training target to trigger any payment under the 2025 Plan. Any performance between levels was calculated based on the linear interpolation between such levels.

For purposes of this component of the 2025 Plan, the performance of our NEOs was determined based on the percentage of all Company team members trained during 2025. In 2025, all Company team members completed safety training, which resulted in a 10% total target bonus payout to our NEOs.

Company Strategy Component. The Compensation Committee recognizes the importance of communicating the Company's strategy set by the Board of Directors and management to the Company’s team members. Accordingly, the Compensation Committee included in the 2025 Plan strategy training for the Company’s workforce as a component of our NEO bonus program. For 2025, the Compensation Committee set a 90% training target to trigger any payment under the 2025 Plan. Any performance between levels was calculated based on the linear interpolation between such levels.

For purposes of this component of the 2025 Plan and similar to the safety training component, the performance of our NEOs was determined based on the percentage of all Company team members trained during 2025. In 2025, 99.9% of all Company team members completed RIC training, which resulted in a 9.9% total target bonus payout to our NEOs.

Overall Payout. As a result of the Company’s 2025 financial performance, as well as the substantial achievement by our executive team of the operational objectives described above, our NEOs received aggregate bonuses as follows:

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Name	2025 Target Bonus (percentage of salary)	2025 Target Amount	Percentage of 2025 Target Bonus Earned	2025 Actual Bonus Earned

Peter M. Jackson	150%	$1,500,000	36.7%	$549,762

Pete R. Beckmann	100%	$671,753	36.7%	$246,288

Steve J. Herron	123%	$902,583	36.7%	$330,881

Mike Hiller	100%	$608,670	36.7%	$223,114

Gayatri Narayan	100%	$700,000	100.0%	$700,000

The bonus amounts paid to our NEOs for 2025 are included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” in this Proxy Statement. The target amounts reflect the weighted salaries of our NEOs during 2025. Mr. Herron's target bonus percentage reflects his weighted percentage in 2025. Ms. Narayan was guaranteed a fixed payout amount under the 2025 Plan pursuant to the terms of her appointment as President - Technology and Digital Solutions to partially replace forfeited compensation from a prior employer.

Long-Term Equity Incentives

2025 LTIP Grants. A key component of our executive compensation program consists of equity-based incentives to reward long-term strategic accomplishments and enhance long-term stockholder value. We believe that long-term incentive compensation performs an essential role in attracting and retaining talented executives and providing them with incentives to maximize stockholder value. In 2025 and similar to prior years, the Compensation Committee decided to grant PSUs and RSUs, consistent with our practice in recent years. These award vehicles were selected by the Compensation Committee due to their retention value and the performance link to our stock price.

Effective March 15, 2025, the Compensation Committee and the Board approved equity awards to key managers, including our NEOs, in order to promote retention and provide incentive to management to maximize the Company’s financial performance over an extended period. 50% of the awards were RSUs and 50% were PSUs, as described below:

▪
Time-Vesting. The RSUs vest over three years in equal annual installments.
▪
Performance-Vesting. The PSUs vest in full on the third anniversary of the grant date based on the Company’s achievement of annual and three-year ROIC targets, with the payout subject to a modifier if the Company’s TSR significantly outperforms or underperforms the TSR of our Peer Group over the three-year measurement period.

The Compensation Committee chose the foregoing performance metrics for the PSU grants to each NEO to (i) incentivize our executive team to grow the Company’s ROIC in conjunction with the Adjusted EBITDA and Working Capital financial metrics utilized in our 2025 Corporate Incentive Plan and (ii) ensure that our NEOs’ financial interests are aligned with those of our stockholders over an extended period. The Compensation Committee determined that 50% of the award to each NEO should be RSUs that vest based on continued employment with the Company because it views retention of key management talent as a critical function of our long-term equity incentive program.

Additionally, Ms. Narayan received a sign-on grant of time-vesting RSUs on June 13, 2025 in connection with her appointment as President - Technology and Digital Solutions with a target value of $2,500,000 to partially offset forfeited equity awards from a prior employer. Her award vests 40% on the one-year anniversary of the grant, 40% on the two-year anniversary of the grant and 20% on the three-year anniversary of the grant.

The target value of the total awards made to each NEO for 2025 was as follows:

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Name	Target Value of Award

Peter M. Jackson	$6,500,000
Pete R. Beckmann	$1,750,000
Steve J. Herron	$3,300,000
Mike Hiller	$2,250,000
Gayatri Narayan	$2,500,000

The restricted stock unit awards granted to our NEOs in 2025 are reflected in the “2025 Grants of Plan-Based Awards” table later in this Proxy Statement.

Performance Measurement – ROIC Component. The Compensation Committee believes that ROIC is an effective metric to measure the Company’s efficiency at allocating capital and generating returns for stockholders.

In establishing a long-term performance goal, the Compensation Committee and management believe it is appropriate to incentivize immediate and continued performance against pre-established goals. Additionally, as we operate in a cyclical industry, it is important to mitigate large swings in performance (either up or down). As such, the ROIC incentive plan was designed to reward for three individual performance years based on continual improvement from prior year results as well as the achievement against a pre-set three-year objective. This provides the appropriate balance between year-over-year improvement and long-term sustained performance. In 2025, the Compensation Committee, management and Meridian reviewed ROIC as the primary metric and determined that it continues to be the most effective metric for the Company's long-term incentive plan.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

ROIC is defined as:

Adjusted EBIT
(Total Debt + Finance and Operating Lease Obligations – Cash and Cash Equivalents + Stockholders’ Equity)*

* Calculated based on trailing four quarter average for each of the annual tranches

ROIC performance is measured over four separate measurement tranches: an annual ROIC measurement for each of 2025-2027 and a cumulative ROIC measurement for performance over the three-year period.

Measurement Tranche	Weight

2025 ROIC	25%

2026 ROIC	25%

2027 ROIC	25%

3-year Avg. ROIC (2025-2027)	25%

For each tranche, payout would begin at 50% of the target award for achievement of the threshold performance goal, would increase to 100% of the target award for achievement of the target performance goal, and would be capped at 200% of the target award for achievement of the maximum performance goal. There will be no payout for a tranche where the minimum goal is not met. Payout percentages between targets would be determined by linear interpolation. The payout scale is set forth in the following table.

Tranche	Minimum (50% Payout)	Full Payout (100% Payout)	Maximum (200% Payout)

2025 ROIC	10% less than 2025 AOP ROIC Target	2025 AOP ROIC Target	Minimum Payout Threshold + 30% Improvement

2026 ROIC	2025 Actual ROIC	2025 Actual ROIC + 10% Improvement	2025 Actual ROIC + 30% Improvement

2027 ROIC	2026 Actual ROIC	2026 Actual ROIC + 10% Improvement	2026 Actual ROIC + 30% Improvement

3-year Avg. ROIC	2025 AOP ROIC Target	2025 AOP ROIC Target + 10% Improvement	2025 AOP ROIC Target + 30% Improvement

As mentioned above, the Company’s TSR measured over the three-year vesting period of the awards will be used as a modifier rather than a primary metric. TSR performance is measured against the companies that comprise the Dow Jones U.S. Construction & Materials Index. If the Company’s TSR is in the bottom 25% percentile of the companies in the index, the payout based on the ROIC percentage will be reduced by 10%. If the Company’s TSR is in the top 25% percentile of that group, the payout based on the ROIC percentage will be increased by 10%.

Any payouts generated by the 2025 and 2026 tranches are subject to additional time-based vesting requirements such that they would vest upon the conclusion of the three-year performance period, provided that our NEOs remain employed by the Company for the full three-year period of the grant.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Vesting of 2023 PSUs. In March 2023, the Compensation Committee granted PSUs to Messrs. Jackson, Beckmann, Herron and Hiller, which paid out based on the scales set forth in the following table and aligned with the Company's long range plan targets at the time:

Tranche	Minimum (50% Payout)	Target Payout (100% Payout)	Maximum (200% Payout)
2023 ROIC	13.0%	15.3%	18.3%
2024 ROIC	27.9%	32.1%	39.1%
2025 ROIC	20.7%	23.8%	29.0%
3-year Avg. ROIC	15.3%	17.6%	21.5%

Payout percentages between targets are linear. Additionally, the awards were subject to a TSR modifier. TSR performance was measured against the companies that comprised the Dow Jones U.S. Construction & Materials Index at the end of the performance period. If the Company’s TSR was in the bottom 25% percentile of the companies in the index, the payout based on the ROIC percentage would be reduced by 10%. If the Company’s TSR was in the top 25% percentile of that group, the payout based on the ROIC percentage would be increased by 10%.

The performance period for the PSUs concluded on December 31, 2025. The Company achieved the following ROIC metrics set forth in the following:

Tranche	Target Payout	Actual	Weighted Percentage Payout

2023 ROIC	15.3%	27.9%	50%

2024 ROIC	32.1%	20.7%	0%

2025 ROIC	23.8%	10.6%	0%

3-year Average ROIC	17.6%	19.8%	39%

Total ROIC Payout			89%

Additionally, the Company’s TSR over the three-year period was 58.6%, which ranked 14th within the selected peer group and not in the top or bottom quartile of the index. Accordingly, the 89% ROIC attainment percentage was not modified. Actual share payout amounts are reflected in the “2025 Outstanding Equity Awards at Year-End” table of this Proxy Statement.

Executive Benefits and Perquisites

The Company generally does not provide its executive officers with perquisites or special benefits that are not available to other employees. Company-provided air travel for officers is for business purposes only. The Company’s health care, insurance, 401(k) plan (including Company matching contributions), and other welfare and employee-benefit programs are the same for all eligible employees, including the NEOs, except that employees making over $100,000 annually make higher monthly contributions for their health insurance benefits and certain senior officers and their dependents are eligible for reimbursement of certain medical expenses of up to $50,000 through ArmadaCare.

The benefits provided to our named executive officers during 2025 are set forth in the “All Other Compensation” column of the “Summary Compensation Table” later in this Proxy Statement.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Post-Termination Compensation

The Board believes that severance benefits are necessary in order to attract and retain the caliber and quality of executive that the Company needs in its most senior positions.

In 2023, the Board of Directors approved and adopted the Builders FirstSource, Inc. Executive and Key Employee Severance Plan (the “Severance Plan”), which provides for severance payments and benefits to certain key employees of the Company if their employment is involuntarily terminated under certain circumstances. Under the Severance Plan, participants are grouped into three tiers of benefits, as selected and designated by the Compensation Committee. The Compensation Committee designated the following named executive officers to participate in the Severance Plan: Peter Jackson, as a Tier I Participant; and Pete Beckmann, Steve Herron, Mike Hiller, and Gayatri Narayan, as Tier II Participants. Upon acknowledgment by such named executive officers of their participation in the Severance Plan, any existing employment agreement between the Company and such named executive officer was terminated.

As a condition to participating in the Severance Plan, a participant must enter into a restrictive covenant agreement that includes non-competition, customer non-solicitation and employee non-recruitment provisions, that will apply for a period of 24 months, in the case of a Tier I Participant, or 18 months, in the case of a Tier II Participant, following the participant’s termination of employment and subject in each case to applicable limitations under state law. The Board determined that implementation of the Severance Plan is in the best interests of the Company insofar as it permits the Company to achieve its goals of attracting and retaining the best possible executive talent while obtaining post-employment non-competition and non-solicitation covenants from executive officers.

Under the Severance Plan, if a participating executive’s employment is terminated by the Company without cause or by the participant for good reason (as such terms are defined in the Severance Plan), and the termination does not occur within the 3-month period prior to or the 24-month period following a change in control of the Company, the participant will be entitled to certain severance payments and benefits (“Regular Severance Benefits”). The Regular Severance Benefits include cash payments of the following amounts: (1) a pro rata annual bonus (based on actual results for the full fiscal year), (2) a severance payment equal to 2.0 times, in the case of a Tier I Participant, or 1.5 times, in the case of a Tier II Participant, the participant’s base salary and target annual bonus, and (3) a payment equal to the cost to provide group health benefits to the participant (less the active-employee rate for such coverage) for 24 months, in the case of a Tier I Participant, or 18 months, in the case of a Tier II Participant (based on group health benefits sponsored by the Company and maintained by the participant as of the termination date). In addition, the participant’s outstanding stock options, restricted stock units and other stock awards with time-based vesting restrictions will become vested and exercisable as to a pro rata portion of the number of awards that otherwise would have become vested on the award's next regularly scheduled vesting date, and a pro rata portion of the participant’s outstanding performance-based stock awards will be deemed vested and earned based on the actual level of achievement of all relevant performance measures as of the end of the regular performance period.

If a participating executive’s employment is terminated by the Company without cause or by the participant for good reason, and the termination occurs within the 3-month period prior to or the 24-month period following a change in control of the Company, the participant will be entitled to certain severance payments and benefits (“Change in Control Severance Benefits”). The Change in Control Severance Benefits include lump sum cash payments of the following amounts: (1) a pro rata target annual bonus, (2) a severance payment equal to 2.5 times, in the case of a Tier I Participant, or 2.0 times, in the case of a Tier II Participant, the participant’s base salary and target annual bonus, and (3) a payment equal to the cost to provide group health benefits to the participant (less the active-employee rate for such coverage) for 30 months, in the case of a Tier I Participant, or 24 months, in the case of a Tier II Participant (based on group health benefits sponsored by the Company and maintained by the participant as of the termination date). In addition, the level of achievement of all performance goals relating to the participant’s outstanding performance-based stock awards will be based on (i) the greater of an assumed level of achievement at “target” level

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or actual level of achievement measured as of the termination date for performance periods that had commenced but were not completed prior to the termination date, and (ii) an assumed level of achievement at “target” level for performance periods that had not commenced prior to the termination date.

Retirement / Post-Employment Benefits

In addition to the Company’s 401(k) program, the Company maintains a Nonqualified Deferred Compensation Plan (“NDCP”). The NDCP allows certain Company employees, including the NEOs, to defer up to 80% of base salary, 100% of cash bonuses, and 100% of any 401(k) discrimination testing refund during any plan year. Under the NDCP, participants may elect when and over what period of time their deferrals will be distributed based on plan provisions. Participants may elect to have their accounts distributed in a lump sum on a specified date no sooner than on the first day of May at least three years after the year of the deferral election or in two- to 10-year installments beginning on a specified date no sooner than on the first day of May at least three years after the year of the deferral election. Participants may also elect to have their accounts distributed in one lump-sum payment on the first day of the seventh month following the date of their separation of service or in two- to 10-year installments upon their separation of service. Upon a participant’s death, the participant’s beneficiary will receive the participant’s NDCP balance in one lump-sum payment as soon as practicable following the participant's death. Upon a change of control of the Company, participants can elect to have their accounts distributed in a lump sum or continue to have distributions made in accordance with the plan’s normal distribution provisions. Participants may elect to invest their contributions in various investment funds that can earn a return based on broad-based investment funds elected by the participant.

Mr. Beckmann is the only NEO who participated in the NDCP in 2025. His contributions to the NDCP during 2025 are set forth in the “Nonqualified Deferred Compensation” table later in this Proxy Statement.

Stock Ownership Guidelines

Under the Company’s Stock Ownership Guidelines for Executives and Directors, each executive officer of the Company (who has not reached the normal retirement age of 67) and director of the Company is expected to acquire (within the later of five years after the adoption of the policy or appointment to office) and continue to hold shares of the Company’s Common Stock having an aggregate market value that equals or exceeds the requirement set forth below. Unvested restricted stock units will count toward the ownership requirement. Until the required level is met, a director or executive officer is required to retain fifty percent of the net shares of common stock received from the Company as compensation. Once the requirements are met, future sales are only permitted to the extent that such director or executive officer shall continue to meet the requirements immediately following such sale. Once the target beneficial ownership level is achieved, that director or executive officer will not be required to acquire any additional shares if the stock price decreases, provided the underlying number of shares remain held by such director or executive officer.

Position	Holding Requirement
CEO	5 times annual base salary
Executive Officers	3 times annual base salary
Directors	5 times annual cash retainer*

* Excluding cash retainers for serving as the chairperson of the Board or any of its committees or for serving on any of the committees.

The Compensation Committee administers compliance with this policy and has the discretion to enforce these guidelines on a case-by-case basis. The Compensation Committee performed an annual evaluation of the policy in October 2025 and found that all directors and executive officers were either in compliance with the policy or subject to the grace period for reaching the required totals.

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Insider Trading Policy

We have adopted an Insider Trading Policy that governs the purchase, sale and/or other dispositions of our securities by directors, officers and employees that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the New York Stock Exchange listing standards applicable to us. It is also the policy of the Company to comply with all applicable securities laws when transacting in its own securities. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K filed with the SEC on February 17, 2026.

Anti-Hedging and Anti-Pledging Policy

The Company’s Insider Trading Policy, which is applicable to all directors, executive officers, and other employees, provides that such persons may not trade in options, warrants, puts and calls, or similar instruments on Company securities, hold Company securities in margin accounts, or sell Company securities “short” without the prior written approval of the Company’s General Counsel. Such persons may not enter into any other hedging transaction involving Company securities or pledge Corporation securities as collateral for a loan or other obligation without the prior written approval of the Company’s General Counsel.

Policies and Practices Related to the Timing of Equity Awards

Although we have not adopted a formal policy regarding the timing of equity award grants, the Compensation Committee generally approves equity award grants during a regularly scheduled meeting in the first quarter of the fiscal year. The Compensation Committee does not grant equity awards in anticipation of the release of material nonpublic information, nor is the timing of disclosures of material nonpublic information based on equity award grant dates.

Compensation Recoupment Policy

The Compensation Committee adopted a Compensation Recoupment Policy effective December 1, 2023 in accordance with NYSE Standards. In the event of a financial restatement, the policy requires recoupment of overpaid performance-based incentives paid to executive officers during the three completed fiscal years immediately preceding the restatement. A copy of our Compensation Recoupment Policy is filed as Exhibit 97.1 to our Annual Report on Form 10-K filed with the SEC on February 17, 2026.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC.

Submitted by the Compensation Committee:

Cleveland A. Christophe (Chair)
Brett N. Milgrim
James O’Leary
Maria Renz

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Summary Compensation Table

The following table sets forth the cash and other compensation that we paid to our NEOs, or that was otherwise earned by our NEOs, for their services in all capacities during 2025, 2024 and 2023.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)		Bonus ($)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)

Peter M. Jackson	2025	1,000,000	6,573,062	(1)	—	549,762	(3)	10,500	(4)	8,133,324
Chief Executive Officer	2024	752,672	1,782,722		—	697,161		10,350		3,242,905
and President	2023	685,785	1,539,730		—	1,355,658		9,900		3,591,073
Pete R. Beckmann	2025	690,000	1,769,566	(1)	—	246,288	(3)	16,038	(5)	2,721,982
Executive Vice President and	2024	375,405	305,519		—	273,789		10,350		965,063
Chief Financial Officer
Steve J. Herron	2025	735,625	3,337,128	(1)	—	330,881	(3)	16,216	(6)	4,419,850
Chief Operating Officer	2024	668,750	1,528,189		—	603,029		18,862		2,818,830
	2023	595,763	1,925,801		—	1,193,036		17,054		3,731,654
Mike Hiller	2025	625,004	2,275,286	(1)	—	223,114	(3)	20,100	(7)	3,143,504
Chief Talent Officer
Gayatri Narayan	2025	390,386	2,418,220	(8)	—	700,000	(9)	10,500	(4)	3,519,106
President - Technology and Digital Solutions(2)

1.
Unless otherwise noted, reflects the aggregate grant date fair value of restricted stock unit awards, which for 2025 included both time-based vesting and performance-based vesting RSUs. The fair value of these awards was determined in accordance with the Compensation – Stock Compensation topic of the Financial Accounting Standards Board Accounting Standards Codification. The grant date fair value of time-based vesting RSUs was equal to the closing price of our Common Stock on the grant date. The grant date fair value of the performance-based vesting RSUs, utilizing an annual return on invested capital (“ROIC”) measurement for each of 2025-2027 individually and a cumulative ROIC measurement for performance over that three-year period, and subject to a total shareholder return modifier, was determined using the Monte Carlo simulation model, which is based on a number of factors. If achievement of the highest level of performance conditions is assumed, the grant date fair value of the awards to Messrs. Jackson, Beckmann, Herron, and Hiller would increase by $3,987,646, $1,073,478, $2,024,481, and $1,380,363, respectively. The weighted average assumptions used in determining the grant date fair value of these awards are set forth in Note 2, “Summary of Significant Accounting Policies,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.
2.
Ms. Narayan was appointed President - Technology and Digital Solutions on June 2, 2025.
3.
Reflects cash incentive awards earned under the 2025 Corporate Annual Incentive Plan. For information regarding our 2025 Corporate Annual Incentive Plan, see the discussion in the “Compensation Discussion and Analysis” section above.
4.
Amount reflects $10,500 in employer contributions to executive’s 401(k) plan.
5.
Amount reflects $10,500 in employer contributions to Mr. Beckmann’s 401(k) plan and $5,538 in auto allowance payments.
6.
Amount reflects $6,616 in employer contributions to Mr. Herron’s 401(k) plan and $9,600 in auto allowance payments.
7.
Amount reflects $10,500 in employer contributions to Mr. Hiller’s 401(k) plan and $9,600 in auto allowance payments.
8.
Reflects the aggregate grant date fair value of restricted stock unit awards granted in 2025, which consisted entirely of time-based RSUs. The fair value of these awards was determined in accordance with the Compensation — Stock Compensation topic of the Financial Accounting Standards Board Accounting Standards Codification. For time-based vesting RSUs, the grant date fair value of such RSUs is equal to the closing price of our Common Stock on the grant date.
9.
Ms. Narayan was guaranteed a fixed payout amount under the 2025 Plan pursuant to the terms of her appointment as President - Technology and Digital Solutions.

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2025 Grants of Plan-Based Awards

The following table sets forth the individual grants of plan-based awards made to each of our NEOs during 2025.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Award(2)			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock and Option
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Awards ($)(3)

Peter M. Jackson
2025 Plan			18,750	1,500,000	3,000,000
RSU	3/15/25	2/17/25							25,755(4)	$3,250,023
PSU	3/15/25	2/17/25				2,897	25,754	56,658		$3,323,039
Pete R. Beckmann
2025 Plan			8,397	671,753	1,343,506
RSU	3/15/25	2/17/25							6,934(4)	$875,001
PSU	3/15/25	2/17/25				779	6,933	15,252		$894,565
Steve J. Herron
2025 Plan			11,282	902,583	1,805,166
RSU	3/15/25	2/17/25							13,076(4)	$1,650,060
PSU	3/15/25	2/17/25				1,470	13,075	28,765		$1,687,067
Mike Hiller
2025 Plan			7,608	608,670	1,217,340
RSU	3/15/25	2/17/25							8,915(4)	$1,124,984
PSU	3/15/25	2/17/25				1,002	8,915	19,613		$1,150,302
Gayatri Narayan
2025 Plan			700,000	700,000	1,400,000
RSU	6/13/25	6/2/25							21,729(5)	$2,418,220

1.
Represents threshold, target, and maximum payout levels for 2025 performance under the 2025 Corporate Annual Incentive Plan. The threshold amount for each of Messrs. Jackson, Beckmann, Herron and Hiller and Ms. Narayan represents the minimum amount that could be paid under the 2025 Corporate Annual Incentive Plan, which would occur if the Company only achieved the minimum payout under the Safety metric (1.25% of total target bonus). Ms. Narayan was guaranteed a fixed payout amount under the 2025 Corporate Annual Incentive Plan pursuant to the terms of her appointment as President - Technology and Digital Solutions. For more information regarding the 2025 Corporate Annual Incentive Plan, see the discussion in the “Compensation Discussion and Analysis” section above.
2.
Reflects awards of performance-based vesting RSUs under the 2014 Incentive Plan. Each award vests on the third anniversary of the grant date based on four separate performance measures: an annual return on invested capital (“ROIC”) measurement for each of 2025-2027 and a cumulative ROIC measurement for performance over that three-year period. For 2025, (i) minimum payout requires achieving no more than a 10% reduction of the 2025 ROIC target set forth in the 2025 AOP, (ii) full payout requires achieving the 2025 ROIC target set forth in the 2025 AOP, and (iii) maximum payout requires achieving a 30% improvement over the minimum payout threshold. For each of 2026 and 2027, (i) minimum payout requires achieving the actual ROIC performance for the prior year, (ii) full payout requires achieving the actual ROIC performance for the prior year plus a 10% improvement, and (iii) maximum payout requires achieving a 30% improvement over the actual ROIC performance for the prior year. For the three-year average tranche, (i) minimum payout requires achieving 2025 ROIC target set forth in the 2025 AOP, (ii) the full payout target is a 10% increase over that minimum target, and (iii) the maximum target is a 30% increase above the minimum payout threshold. The specific targets are set forth in the discussion in the “Compensation Discussion and Analysis” section above. Additionally, the awards are subject to a total shareholder return (“TSR”) modifier. If the Company’s TSR is in the bottom 25% percentile of the companies in the Dow Jones U.S. Construction & Materials Index, the payout based on the ROIC percentage will be reduced by 10%. If the Company’s TSR is in the top 25% percentile of that group, the payout based on the ROIC percentage will be increased by 10%.
3.
Reflects the aggregate grant date fair value of restricted stock unit awards granted in 2025. The fair value of these awards was determined in accordance with the Compensation — Stock Compensation topic of the Financial Accounting Standards Board Accounting Standards Codification. For time-based vesting RSUs, the grant date fair value of such RSUs is equal to the closing price of our Common Stock on the grant date. The grant date fair value of performance-based vesting RSUs was determined using the Monte Carlo simulation model, which is based on a number of factors. The weighted average assumptions used in determining the grant date fair value of these awards are set forth in Note 2, “Summary of Significant Accounting Policies,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.
4.
Reflects awards of time-based vesting RSUs under the 2014 Incentive Plan. Each award vests in three equal annual installments on March 15, 2026, 2027, and 2028.
5.
Reflects awards of time-based vesting RSUs under the 2014 Incentive Plan. 40% of the award vests on June 13, 2026, 40% of the award vests on June 13, 2027 and 20% of the award vests on June 13, 2028.

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Employment Agreements

As discussed in the “Compensation Discussion and Analysis” section above, the Board of Directors adopted the Severance Plan in 2023. The Compensation Committee designated the following named executive officers to participate in the Severance Plan: Peter M. Jackson, as a Tier I Participant; and Pete R. Beckman, Steve J. Herron, Mike Hiller and Gayatri Narayan, as Tier II Participants. Upon acknowledgment by such named executive officers of their participation in the Severance Plan, any existing employment agreement between the Company and such named executive officer was terminated.

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2025 Outstanding Equity Awards at Year-End

The following table provides information concerning equity awards that are outstanding as of December 31, 2025 for each of our NEOs.

	Stock Awards

Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Peter M. Jackson
2023 RSU	3,144	(2)	323,486
2023 PSU				8,392	(3)	863,453
2024 RSU	2,984	(4)	307,024
2024 PSU				4,475	(5)	460,433
2025 RSU	25,755	(6)	2,649,932
2025 PSU				25,754	(7)	2,649,829
Pete R. Beckmann
2023 RSU	524	(2)	53,914
2023 PSU				1,398	(3)	143,840
2024 RSU	512	(4)	52,680
2024 PSU				767	(5)	78,917
2025 RSU	6,934	(6)	713,439
2025 PSU				6,933	(7)	713,336
Steve J. Herron
2023 RSU	2,096	(2)	215,657
2023 PSU				5,594	(3)	575,567
2023 RSU	396	(8)	40,744
2023 PSU				1,056	(9)	108,652
2024 RSU	2,558	(4)	263,193
2024 PSU				3,836	(5)	394,686
2025 RSU	13,076	(6)	1,345,390
2025 PSU				13,075	(7)	1,345,287
Mike Hiller
2023 RSU	2,096	(2)	215,657
2023 PSU				5,594	(3)	575,567
2024 RSU	2,132	(4)	219,361
2024 PSU				3,197	(5)	328,939
2025 RSU	8,915	(6)	917,264
2025 PSU				8,915	(7)	917,264
Gayatri Narayan
2025 RSU	21,729	(10)	2,235,697

1.
Reflects the value as calculated using the closing market price of our Common Stock as of December 31, 2025 ($102.89).
2.
Restricted stock units awarded to the executive on March 15, 2023 under the 2014 Incentive Plan. The restricted stock units vested in three equal annual installments on each of March 15, 2024, 2025 and 2026. Each restricted stock unit converted into one share of common stock upon vesting.
3.
Restricted stock units awarded to the executive on March 15, 2023 under the 2014 Incentive Plan. The award vested on March 15, 2026 based on four separate performance measures: an annual return on invested capital (“ROIC”) measurement for each of 2023-2025 and a cumulative ROIC measurement for performance over that three-year period. For each of the annual tranches and the three-year average tranche, target payout aligns with ROIC targets in the Company’s LRP. For 2023, (i) minimum payout requires achieving a 13.0% ROIC, (ii) full payout requires

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achieving a 15.3% ROIC, and (iii) maximum payout requires achieving a 18.3% ROIC. For 2024, (i) minimum payout requires achieving a 27.9% ROIC, (ii) full payout requires achieving a 32.1% ROIC, and (iii) maximum payout requires achieving a 39.1% ROIC. For 2025, (i) minimum payout requires achieving a 20.7% ROIC, (ii) full payout requires achieving a 23.8% ROIC, and (iii) maximum payout requires achieving a 29.0% ROIC. For the three-year average tranche, (i) minimum payout requires achieving a 15.3% ROIC, (ii) full payout requires achieving a 17.6% ROIC, and (iii) maximum payout requires achieving a 21.5% ROIC. Additionally, the awards are subject to a TSR modifier. If the Company’s TSR is in the bottom 25% percentile of the companies in the Dow Jones U.S. Construction & Materials Index, the payout based on the ROIC percentage will be reduced by 10%. If the Company’s TSR is in the top 25% percentile of that group, the payout based on the ROIC percentage will be increased by 10%. The performance period has been completed and the amounts reflected are the actual amounts earned.
4.
Restricted stock units awarded to the executive on March 15, 2024 under the 2014 Incentive Plan. The restricted stock units vest in three equal annual installments on each of March 15, 2025, 2026, and 2027. Each restricted stock unit converts into one share of common stock upon vesting.
5.
Restricted stock units awarded to the executive on March 15, 2024 under the 2014 Incentive Plan. The award vests on March 15, 2027 based on four separate performance measures: an annual return on invested capital (“ROIC”) measurement for each of 2024-2026 and a cumulative ROIC measurement for performance over that three-year period. For 2024, (i) minimum payout requires achieving no more than a 1.5% reduction of the 2024 ROIC target set forth in the 2024 AOP, (ii) full payout requires achieving the 2024 ROIC target set forth in the 2024 AOP, and (iii) maximum payout requires achieving a 7.5% improvement over the minimum payout threshold. For each of 2025 and 2026, (i) minimum payout requires achieving the actual ROIC performance for the prior year, (ii) full payout requires achieving the actual ROIC performance for the prior year plus a 1.5% improvement, and (iii) maximum payout requires achieving a 7.5% improvement over the actual ROIC performance for the prior year. For the three-year average tranche, (i) minimum payout requires achieving 2024 ROIC target set forth in the 2024 AOP, (ii) the full payout target is a 1.5% increase over that minimum target, and (iii) the maximum target is a 7.5% increase above the minimum payout threshold. Additionally, the awards are subject to a TSR modifier. If the Company’s TSR is in the bottom 25% percentile of the companies in the Dow Jones U.S. Construction & Materials Index, the payout based on the ROIC percentage will be reduced by 10%. If the Company’s TSR is in the top 25% percentile of that group, the payout based on the ROIC percentage will be increased by 10%. The amounts reflected assume target payouts excluding any TSR modifier.
6.
Restricted stock units awarded to the executive on March 15, 2025 under the 2014 Incentive Plan. The restricted stock units vest in three equal annual installments on each of March 15, 2026, 2027, and 2028. Each restricted stock unit converts into one share of common stock upon vesting.
7.
Restricted stock units awarded to the executive on March 15, 2025 under the 2014 Incentive Plan. The award vests on March 15, 2028 based on four separate performance measures: an annual return on invested capital (“ROIC”) measurement for each of 2025-2027 and a cumulative ROIC measurement for performance over that three-year period. For 2025, (i) minimum payout requires achieving no more than a 10% reduction of the 2025 ROIC target set forth in the 2025 AOP, (ii) full payout requires achieving the 2025 ROIC target set forth in the 2025 AOP, and (iii) maximum payout requires achieving a 30% improvement over the minimum payout threshold. For each of 2026 and 2027, (i) minimum payout requires achieving the actual ROIC performance for the prior year, (ii) full payout requires achieving the actual ROIC performance for the prior year plus a 10% improvement, and (iii) maximum payout requires achieving a 30% improvement over the actual ROIC performance for the prior year. For the three-year average tranche, (i) minimum payout requires achieving 2025 ROIC target set forth in the 2025 AOP, (ii) the full payout target is a 10% increase over that minimum target, and (iii) the maximum target is a 30% increase above the minimum payout threshold. Additionally, the awards are subject to a TSR modifier. If the Company’s TSR is in the bottom 25% percentile of the companies in the Dow Jones U.S. Construction & Materials Index, the payout based on the ROIC percentage will be reduced by 10%. If the Company’s TSR is in the top 25% percentile of that group, the payout based on the ROIC percentage will be increased by 10%. The amounts reflected assume target payouts excluding any TSR modifier.
8.
Restricted stock units awarded to Mr. Herron on March 21, 2023 under the 2014 Incentive Plan in connection with his appointment as Chief Operating Officer. The restricted stock units vested on the schedule described in Footnote 2 above.
9.
Restricted stock units awarded to Mr. Herron on March 21, 2023 under the 2014 Incentive Plan in connection with his appointment as Chief Operating Officer. The restricted stock units vested on the schedule described in Footnote 3 above. The performance period has been completed and the amount reflected is the actual amount earned.
10.
Restricted stock units awarded to Ms. Narayan on June 13, 2025 under the 2014 Incentive Plan in connection with her appointment as President - Technology and Digital Solutions. 40% of the restricted stock units vest on June 13, 2026, 40% of the restricted stock units vest on June 13, 2027 and 20% of the restricted stock units vest on June 13, 2028.

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2025 Option Exercises and Stock Vested

The following table provides information regarding the vesting of restricted stock awards held by our NEOs in 2025. The NEOs did not exercise any stock options in 2025.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Peter M. Jackson	28,327	4,231,089
Pete R. Beckmann	5,122	766,690
Steve J. Herron	16,405	2,420,235
Mike Hiller	15,795	2,343,259
Gayatri Narayan	—	—

1.
Reflects the value as calculated by multiplying the number of shares of stock by the closing market price of our Common Stock on the date prior to the date of vesting.

2025 Nonqualified deferred compensation

The following table provides information regarding the contributions to the NDCP by our NEOs in 2025.

Name	Executive Contributions ($)		Company Contributions ($)	Aggregate Earnings ($)	Aggregate Withdrawals and Distributions ($)	Aggregate Balance at Year-End ($)

Peter M. Jackson	—		—	—	—	—
Pete R. Beckmann	139,260	(1)	—	34,664		276,675	(2)
Steve J. Herron	—		—	—	—	—
Mike Hiller	—		—	—	—	—
Gayatri Narayan	—		—	—	—	—

1.
$66,923 of Mr. Beckmann's contributions in the last fiscal year have been included in the "Salary" column for the NEO in the 2025 Summary Compensation Table and $68,447 of Mr. Beckmann's contributions in the last fiscal year have been included in the "Non-Equity Incentive Plan Compensation" column for the NEO in the 2025 Summary Compensation Table. The remainder of Mr. Beckmann's contributions were made from his 401(k) discrimination testing refund and are not included in the 2025 Summary Compensation Table.
2.
$91,982 of Mr. Beckmann's Aggregate Balance at Year-End was included in the "Salary" column for the NEO in the 2024 Summary Compensation Table.

The NDCP is described above in the section titled "Compensation Discussion and Analysis."

BUILDERS FIRSTSOURCE, INC.	63	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Potential Payments Upon Termination or Change in Control

As described in the "Compensation Discussion and Analysis" section above, our Board of Directors adopted the Severance Plan in February 2023. The Compensation Committee designated the following named executive officers to participate in the Severance Plan: Peter M. Jackson, as a Tier I Participant; and Pete R. Beckman, Steve J. Herron, Mike Hiller and Gayatri Narayan, as Tier II Participants. The key terms of the Severance Plan are described above in the section titled "Post-Termination Compensation" in the Compensation Discussion & Analysis, including a summary of the payments in the event of termination by the Company without cause, by the executive for good reason or upon a change in control, and the restrictive covenants that bound the executives.

While the Severance Plan does not provide for any payments in the event of a death or disability, all of an executive's unvested RSUs accelerate upon death or disability and unvested PSUs accelerate and vest on the stated vesting date as if the executive remained continuously employed, in each case pursuant to the terms of their respective award agreements. Additionally, the award agreements provide for the acceleration of all unvested RSUs and PSUs in the event of a change in control.

BUILDERS FIRSTSOURCE, INC.	64	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Termination Payments and Benefits

The following table summarizes the value of the termination payments and benefits that our NEOs would receive if they had terminated employment on December 31, 2025 under the circumstances shown. The amounts shown in the table exclude distributions under our 401(k) retirement plan and any additional benefits that are generally available to all of our salaried employees.

	Mr. Jackson	Mr. Beckmann	Mr. Herron	Mr. Hiller	Ms. Narayan

Reason for Termination:

By Company Without Cause or by the Executive for Good Reason (without a Change in Control)

Cash Severance(1)	$5,549,762	$2,316,288	$2,813,615	$2,098,126	$2,800,000

Health and Welfare Continuation(2)	37,031	30,733	8,956	30,733	18,936

Equity Acceleration(3)	3,138,102	687,751	2,061,856	1,603,602	492,432

Total Estimated Value of Payments and Benefits(4)	$8,724,895	$3,034,772	$4,884,427	$3,732,461	$3,311,368

Reason for Termination:

Change in Control

Cash Severance(5)	$6,799,762	$3,006,288	$3,641,194	$2,723,130	$3,500,000

Health and Welfare Continuation(6)	46,289	40,978	11,942	40,978	25,248

Equity Acceleration(7)	7,360,956	1,773,926	4,373,854	3,245,253	2,235,697

Total Estimated Value of Payments and Benefits(8)	$14,207,007	$4,821,192	$8,026,990	$6,009,361	$5,760,945

Reason for Termination:

Death or Disability

Cash Severance	$—	$—	$—	$—	$—

Health and Welfare Continuation	—	—	—	—	—

Equity Acceleration(7)	7,360,956	1,773,926	4,373,854	3,245,253	2,235,697

Total Estimated Value of Payments and Benefits	$7,360,956	$1,773,926	$4,373,854	$3,245,253	$2,235,697

1.
This amount includes (i) for Mr. Jackson, the dollar value of the sum of his annual bonus for the year ended December 31, 2025, plus 2x his base salary in effect as of December 31, 2025, plus 2x his target bonus in effect as of December 31, 2025, and (ii) for each of Messrs. Beckmann, Herron and Hiller and Ms. Narayan, the dollar value of the sum of the executive's annual bonus for the year ended December 31, 2025, plus 1.5x the executive's base salary in effect as of December 31, 2025, plus 1.5x the executive's target bonus in effect as of December 31, 2025.
2.
The dollar value represents the cost of providing continued health and welfare benefits (less the active-employee rate for such coverage) to (i) Mr. Jackson for 24 months after his date of termination of employment, and (ii) for each of Messrs. Beckmann, Herron and Hiller and Ms. Narayan for 18 months after the date of termination of employment.
3.
Amount for each of Messrs. Jackson, Beckmann, Herron, and Hiller and Ms. Narayan reflects the acceleration of (a) a pro rata portion of outstanding and unvested time-based RSUs that would otherwise become vested on the award's next regularly scheduled vesting date based on continued employment and (b) a pro rata portion of outstanding and unvested performance-based RSUs based on the length of time within the performance period that has elapsed prior to the date of termination and assuming target payouts or actual payouts for performance-based RSUs whose performance period concluded on December 31, 2025, in each case held by the executive on December 31, 2025 and multiplied by the closing market price of our Common Stock on that date ($102.89).
4.
Payments of cash severance under these agreements will be made in accordance with the Company’s regular payroll practices. However, to the extent any amount or benefit would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended, (i) the payment of such amount or benefit shall only be in connection with an event that constitutes a Section 409A-compliant “separation from service” and (ii) if the amount or benefit would otherwise be payable or distributable during a period in which the executive is a “specified employee” (as defined in Code Section 409A and the final regulations thereunder), then the executive’s right to receive such payment or distribution will be delayed until the earlier of the executive’s death or the first day of the seventh month following the executive’s separation of service.

BUILDERS FIRSTSOURCE, INC.	65	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION AND OTHER INFORMATION

5.
This amount includes (i) for Mr. Jackson, the dollar value of the sum of his annual bonus for the year ended December 31, 2025, plus 2.5x his base salary in effect as of December 31, 2025, plus 2.5x his target bonus in effect as of December 31, 2025, and (ii) for each of Messrs. Beckmann, Herron and Hiller and Ms. Narayan, the dollar value of the sum of the executive's annual bonus for the year ended December 31, 2025, plus 2x the executive's base salary in effect as of December 31, 2025, plus 2x the executive's target bonus in effect as of December 31, 2025.
6.
The dollar value represents the cost of providing continued health and welfare benefits (less the active-employee rate for such coverage) to (i) Mr. Jackson for 30 months after his date of termination of employment, and (ii) for each of Messrs. Beckmann, Herron and Hiller and Ms. Narayan for 24 months after the date of termination of employment.
7.
Amount reflects the acceleration of (i) all outstanding and unvested time-based RSUs and (ii) performance-based RSUs at target payouts or at actual payouts for performance-based RSUs whose performance period concluded on December 31, 2025, in each case held by the executive on December 31, 2025 and multiplied by the closing market price of our Common Stock on that date ($102.89).
8.
Payments of cash severance under these agreements will be made in a single lump sum cash payment on the first regular payroll date that occurs more than 60 days after termination of employment. However, to the extent any amount or benefit would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended, (i) the payment of such amount or benefit shall only be in connection with an event that constitutes a Section 409A-compliant “separation from service” and (ii) if the amount or benefit would otherwise be payable or distributable during a period in which the executive is a “specified employee” (as defined in Code Section 409A and the final regulations thereunder), then the executive’s right to receive such payment or distribution will be delayed until the earlier of the executive’s death or the first day of the seventh month following the executive’s separation of service.

Chief Executive Officer Pay Ratio Disclosure

Below is: (i) the 2025 annual total compensation of our CEO; (ii) the 2025 annual total compensation of our median employee; (iii) the ratio of the annual total compensation of our CEO to that of our median employee; and (iv) the methodology we used to calculate our CEO pay ratio:

CEO Pay Ratio

CEO Annual Total Compensation	$8,153,385
Median Employee Annual Total Compensation	$74,761
Median Employee Pay Ratio	109:1

To determine our median employee’s pay, we chose total cash compensation paid through our payroll system in 2025 as our consistently applied compensation measure. That amount does not include any 401(k) match. We then annualized base salary for those employees who commenced work during 2025 and any employees who were on an unpaid leave of absence for a portion of 2025. As of December 31, 2025, we had approximately 28,000 employees. Using this methodology, we identified the median employee as of December 31, 2025.

That median employee’s total annual compensation in 2025 includes total cash compensation paid through our payroll system in 2025, the value of company-paid cost of health insurance, and the value of company-paid contributions to the employee’s 401(k) plan, if any. Mr. Jackson’s total annual compensation includes his base salary in effect at the end of the year, long-term equity incentive awards, non-equity incentive plan bonus, company-paid contributions to his 401(k) plan, and the value of company-paid cost of health and life insurance. The value of company-paid health insurance is not included for Mr. Jackson in the Summary Compensation Table above because that benefit is available to all full-time employees regardless of annual compensation amount.

Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

BUILDERS FIRSTSOURCE, INC.	66	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION AND OTHER INFORMATION

PAY VERSUS PERFORMANCE

Item 402(v) of the SEC’s Regulation S-K requires disclosure of information that demonstrates the relationship between “compensation actually paid” to NEOs, calculated pursuant to SEC rules (referred to herein as “CAP”) and our financial performance for 2025, 2024, 2023, 2022, and 2021.

PAY VERSUS PERFORMANCE TABLE

												Value of Initial Fixed $100 Investment Based On:
Year (a)	SCT Total Compen- sation for PEO Peter Jackson) ($)(1) (b)	Compen- sation Actually Paid to PEO (Peter Jackson) ($)(3)(4) (c)	SCT Total Compen -sation for PEO (Dave Rush) ($)(2) (b)	Compen- sation Actually Paid to PEO (Dave Rush) ($)(3)(4) (c)	SCT Total Compen- sation for PEO (Dave Flitman) ($)(5) (b)	Compen- sation Actually Paid to PEO (Dave Flitman) ($)(3)(4) (c)	SCT Total Compen- sation for PEO (Chad Crow) ($)(6) (b)	Compen- sation Actually Paid to PEO (Chad Crow) ($)(3)(4) (c)	Average SCT Total Compen- sation for Non- PEO NEOs ($) (d)		Average Compen- sation Actually Paid to Non-PEO NEOs ($)(3)(4) (e)	Total Shareholder Return (f)	Peer Group Total Shareholder Return(12) (g)	Net Income ($) (in thousands) (h)	Adjusted EBITDA ($) (in thousands) (i)

2025	8,133,324	4,033,290	—	—	—	—	—	—	3,451,111	(7)	2,085,582	252.12	194.02	435,199	1,583,800
2024	3,242,905	2,578,994	8,298,475	5,653,517	—	—	—	—	2,156,244	(8)	1,768,723	350.23	177.70	1,077,898	2,330,700
2023	—	—	8,105,991	13,901,950	—	—	—	—	3,347,899	(9)	11,327,474	409.07	157.63	1,540,555	2,899,300
2022	—	—	4,110,749	1,074,763	6,377,169	(9,262,135)	—	—	3,821,105	(10)	2,088,793	158.98	104.38	2,749,369	4,376,600
2021	—	—	—	—	10,129,559	15,899,432	257,915	22,894,748	2,947,160	(11)	7,229,729	210.02	124.83	1,725,416	3,060,300

1.
Peter Jackson was appointed Chief Executive Officer effective November 6, 2024. The amount for 2024 reflects Mr. Jackson’s total compensation for 2024.
2.
Prior to his retirement as President and Chief Executive Officer in November 2024, Dave Rush was appointed Interim Chief Executive Officer effective November 18, 2022. The amount for 2022 reflects Mr. Rush’s total compensation for 2022.
3.
The dollar amounts represent the amount of “compensation actually paid,” or CAP, to the CEO and Other Non-CEO NEOs, respectively, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the CEO or other NEOs, respectively, during the applicable year.
4.
For purposes of calculating CAP:
a.
For 2025 and 2024, the Total Compensation of Peter Jackson as reported in the Summary Compensation Table (“SCT”) was reduced by $6,573,062 and $1,782,722, respectively; for 2024, 2023 and 2022, the Total Compensation of Dave Rush as reported in the SCT was reduced by $6,112,772, $4,102,537 and $499,990, respectively; for 2022 and 2021, the Total Compensation of Dave Flitman as reported in the SCT was reduced by $5,315,326 and $6,842,350; for 2021, the Total Compensation of Chad Crow as reported in the SCT was not adjusted; and the SCT Total Compensation of the other NEOs for 2025, 2024, 2023, 2022 and 2021 was reduced, on average, by $2,450,050, $1,061,282, $1,565,537, $2,099,424 and $1,601,168, respectively, reflecting the grant date fair values of stock awards granted in the applicable year.
b.
For 2025 and 2024, the SCT Total Compensation of Peter Jackson was increased by $3,578,003 and $1,264,509, respectively; for 2024, 2023 and 2022, the SCT Total Compensation of Dave Rush was increased by $4,335,859, $8,477,476 and $488,352, respectively; for 2022 and 2021, the SCT Total Compensation for Dave Flitman was not adjusted and increased by $12,612,223, respectively; for 2021, the SCT Total Compensation of Chad Crow was not adjusted; and the SCT Total Compensation of the other NEOs for 2025, 2024, 2023, 2022 and 2021 was increased, on average, by $1,563,515, $773,172, $3,125,543, $2,286,140 and $3,009,696, respectively, reflecting the fair value as of December 31 of each applicable year of all stock awards granted during that year that are outstanding and unvested as of such date.
c.
For 2025 and 2024, the SCT Total Compensation of Peter Jackson was decreased by $1,287,286 and $1,304,835, respectively; for 2024, 2023 and 2022, the SCT Total Compensation of Dave Rush decreased by $1,099,357, was not adjusted and decreased by $2,422,441; for 2022 and 2021, the SCT Total Compensation of Dave Flitman was not adjusted for for 2021, the SCT Total Compensation of Chad Crow was increased by $21,952,801; and the SCT Total Compensation of the other NEOs for 2025, 2024, 2023, 2022 and 2021 was, on average, decreased by $527,931, decreased by $447,678, increased by $5,317,269, decreased by $1,369,868 and increased by $2,792,369, respectively, reflecting the change in fair value from December 31 of the prior year to December 31 of the applicable year of any awards granted in a prior year that are outstanding and unvested as of December 31 of the applicable year.
d.
For 2025 and 2024, the SCT Total Compensation of Peter Jackson was increased by $182,311 and $1,159,137, respectively; for 2024, 2023 and 2022, the SCT Total Compensation of Dave Rush was increased by $231,312 increased by $1,421,019 and decreased by $601,907, respectively; for 2022 and 2021, the SCT Total Compensation of Dave Flitman was decreased by $385,221 and not adjusted, respectively; for 2021, the SCT Total Compensation of Chad Crow was increased by $684,032; and for 2025, 2024, 2023, 2022 and 2021, the SCT Total Compensation of the other NEOs was on average, increased by $48,938, increased by $348,267, increased by $1,102,300, decreased by $549,161 and increased by

BUILDERS FIRSTSOURCE, INC.	67	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION AND OTHER INFORMATION

$81,672, reflecting the change in fair value from December 31 of the prior year to the vesting date of any awards granted in any prior year as to which all vesting conditions were satisfied during the applicable year.
e.
For 2022, the SCT Total Compensation of Dave Flitman was reduced by $9,938,757, reflecting the fair value as of December 31 of the prior year of any awards granted in any prior year as to which vesting conditions failed to be met during the applicable year.

For purposes of the foregoing, the fair value of the stock awards at all applicable dates was calculated using the same methodology (including applicable assumptions) as used to account for share-based payments in the Company’s financial statements. The assumptions used in calculating the fair value of awards at the applicable dates did not differ in any material respect from the assumptions used to calculate the grant date fair value of the awards as reported in the Summary Compensation Table for the applicable year, except that (i) for 2025 CAP, the fair value calculations for PSUs granted in 2023 assumed a payout at 89% (based on actual payout amount as of the completion of all performance periods), and the fair value calculations for the PSUs granted in 2024 and 2025 assumed a payout at 0% and 36%, respectively, which was the probable outcome of the applicable performance conditions as of December 31, 2025, compared to the grant date fair value calculations of such PSUs, which assumed a payout at target, (ii) for 2024 CAP, the fair value calculations for PSUs granted in 2022 assumed a payout at 184.8% (based on actual payout amount as of the completion of all performance periods), (iii) for 2023 CAP, the fair value calculations for PSUs granted in 2021 assumed a payout at 165% (based on actual payout amount as of the completion of all performance periods), and the fair value calculations for the PSUs granted in 2022 and 2023 assumed a payout at 200%, which was the probable outcome of the applicable performance conditions as of December 31, 2023, compared to the grant date fair value calculations of such PSUs, which assumed a payout at target, (iv) for 2022 CAP, the fair value calculations for PSUs granted in 2020 assumed a payout at 220% (based on a maximum performance payout of 200% plus a 10% TSR modifier), the fair value calculations for the PSUs granted in 2021 assumed a payout at 150% for all NEOs except Mr. Rush, and the fair value calculations for the PSUs granted in 2021 to Mr. Rush assumed a payout at 120%, which was the probable outcome of the applicable performance conditions as of December 31, 2022, compared to the grant date fair value calculations of such PSUs, which assumed a payout at target, and (v) for 2021 CAP, the fair value calculations for PSUs granted in 2020 assumed a payout at 200%, which was the probable outcome of the applicable performance conditions as of December 31, 2021, compared to the grant date fair value calculations of such PSUs, which assumed a payout at target. For a discussion of the assumptions used to estimate the fair value of stock awards, please refer to the “Stock-Based Compensation” in Notes 2 and 10 to the Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

5.
Dave Flitman was appointed as President effective January 1, 2021, and as Chief Executive Officer effective April 1, 2021. The amount for 2021 reflects Mr. Flitman’s total compensation in 2021.
6.
Chad Crow served as President and Chief Executive Officer during the entirety of 2020, and as Chief Executive Officer from January 1, 2021 to March 31, 2021, and thereafter continued to serve as a consultant to the Company. The amount for 2021 reflects Mr. Crow’s total compensation for 2021.
7.
The non-PEO NEOs in 2025 were Pete Beckmann, Executive Vice President and Chief Financial Officer, Steve Herron, Chief Operating Officer, Mike Hiller, Chief Talent Officer, and Gayatri Narayan, President – Technology and Digital Solutions.
8.
The non-PEO NEOs in 2024 were Pete Beckmann, Executive Vice President and Chief Financial Officer, Steve Herron, Chief Operating Officer, Scott Robins, President – West Division, and Johnny Cope, President – Commercial Operations.
9.
The non-PEO NEOs in 2023 were Peter Jackson, Executive Vice President and Chief Financial Officer, Steve Herron, Chief Operating Officer, Scott Robins, President – West Division, and Tim Johnson, Executive Vice President, General Counsel and Corporate Secretary.
10.
The non-PEO NEOs in 2022 were Peter Jackson, Executive Vice President and Chief Financial Officer, Scott Robins, President – West Division, Mike Hiller, President – Central Division, and Tim Johnson, Executive Vice President, General Counsel and Corporate Secretary.
11.
The non-PEO NEOs in 2021 were Peter Jackson, Executive Vice President and Chief Financial Officer, Scott Robins, President – West Division, Mike Farmer, President – Commercial Operations, and Tim Johnson, Executive Vice President, General Counsel and Corporate Secretary.
12.
We selected the S&P 600® Building Products Index (referred to herein as the “Index”) as our peer group for purposes of this disclosure. We also use the Index for purposes of the performance graph required by Item 201 of Regulation S-K included in our Annual Report on Form 10-K for the year ended December 31, 2025.

BUILDERS FIRSTSOURCE, INC.	68	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Relationships Between Compensation Paid and Company Performance

Total Shareholder Return

The graph below presents, for the cumulative period from January 1, 2021 — December 31, 2025, the relationship between the CAP to our CEOs and the average CAP to our other NEOs and each of the Company’s TSR and the TSR of the Index.

As demonstrated by the graph above, CAP to our CEOs and the average CAP to our other NEOs largely aligns with the Company’s TSR. The Company’s TSR increased by 152.1% over the reporting period, outperforming the Index by nearly 30% over the same period. Although no individual served as CEO during the entire reporting period, the correlation between TSR performance and CEO CAP is illustrated by Mr. Crow's CAP in 2021. In 2021, the Company’s TSR outperformed the TSR of the Index from the prior year by 85.2% and Mr. Crow’s CAP increased 88.0% during that same period, primarily due to the high proportion of variable pay at risk for Mr. Crow that year and the relatively high year-end closing stock price in 2021. Additionally, while the Company’s TSR performance decreased 24.3% from 2021 to 2022 and the TSR performance of the Index decreased by 16.4% during that period, Mr. Flitman saw a negative CAP in 2022 as a result of the PSUs and RSUs he forfeited upon his departure from the Company in late 2021. Further,

BUILDERS FIRSTSOURCE, INC.	69	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION AND OTHER INFORMATION

CAP for Messrs. Mr. Rush and Jackson decreased by 60% and 84%, respectively, from 2023 to 2024, and outpaced the Company's TSR decrease of approximately 20% during that same time period primarily due to the year-end value of Mr. Rush's equity awards granted in 2023 and the overperformance of Mr. Jackson's performance-based RSUs that were granted in 2020 and vested in 2023. Finally, Mr. Jackson's CAP increased by nearly 30% from 2024 to 2025, while the Company's TSR decreased approximately 28% year-over-year. Mr. Jackson's CAP increased during this period primarily due to increased compensation in 2025 as this was his first full year as CEO.

During the reporting period, average CAP has fluctuated year-over-year. CAP to the other NEOs was highest among the reporting periods when the Company achieved some of its highest historical year-end closing stock prices compared to prior years, such as in 2021 and 2023, which correlates to the high proportion of variable pay at risk for the other NEOs. Conversely, CAP to the CEO decreased in 2022, 2024 and 2025 due to the slowing housing market and commodity deflation that resulted in the Company’s lower closing stock price when comparing the stock price from the beginning to the end of those respective years. While CAP to the CEOs was subject to deviations primarily due to having four different CEOs over the reporting period, the average CAP to the other NEOs is generally aligned with the Company’s TSR and the TSR of the Index.

Net Income and Adjusted EBITDA

The graph below presents, for each of the years ended December 31, 2025, 2024, 2023, 2022 and 2021, the relationship between the CAP to our CEOs and the average CAP to our other NEOs and each of the Company’s net income and Adjusted EBITDA.

$5,000
$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
Net Income and Adjusted EBITDA ($M)
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
-$5,000,000
-$10,000,000
-$15,000,000
Compensation Actually Paid
12/31/21
12/31/22
12/31/23
12/31/24
12/31/25
Compensation Actually Paid to CEO (Crow)
Compensation Actually Paid to CEO (Flitman)
Compensation Actually Paid to CEO (Rush)
Compensation Actually Paid to CEO (Jackson)
Average Compensation Actually Paid to Other NEOs
Adjusted EBITDA
Net Income

BUILDERS FIRSTSOURCE, INC.	70	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Although we have had multiple CEOs throughout the reporting period, CEO CAP during the reporting period has generally trended in line with Adjusted EBITDA trends throughout the reporting period. As Adjusted EBITDA has decreased year-over-year during the latter part of the reporting period, CEO CAP has also generally declined to only modestly increased as it did for Mr. Jackson from 2024 to 2025. However, Mr. Jackson's CAP increase from 2024 to 2025 was primarily due to him serving his first full year as CEO and his compensation aligning accordingly.

Similarly, annual Adjusted EBITDA trends have aligned with trends in other NEO CAP toward the latter years of the reporting period. Adjusted EBITDA has been a performance metric in each incentive plan during the reporting period and other NEO CAP has decreased year-over-year in line with decreased in Adjusted EBITDA. As Adjusted EBITDA decreased nearly 20% from 2023 to 2024, other NEO CAP decreased approximately 84% over the same period. As Adjusted EBITDA decreased 32% from 2024 to 2025, other NEO CAP increased approximately 22% year-over-year, primarily due to larger equity awards granted in 2025 than in prior years.

The Compensation Committee did not use net income as a metric for purposes of determining or paying compensation during the reporting period. Nonetheless, like the Adjusted EBITDA metric, trends in net income have begun to align with CAP to our CEOs and other NEOs during the latter years of the reporting period.

List of Most Important Financial Performance Measures

The following table lists the most important financial performance measures used in 2025 to link CAP to our CEO and our other NEOs to the Company’s performance. The financial performance measures are not ranked in order of importance. See “Compensation Discussion & Analysis — Elements of our Compensation Program” for applicable definitions of each metric and a discussion of the application of these measures in determining the compensation of our CEO and our other NEOs.

Performance Metric	Financial or Non-Financial

Adjusted EBITDA	Financial

Return on Invested Capital (“ROIC”)	Financial

TSR	Financial

Working Capital	Financial

BUILDERS FIRSTSOURCE, INC.	71	2026 PROXY STATEMENT

PROPOSAL 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act, this proposal provides stockholders with an opportunity to cast a non-binding, advisory vote on the 2025 compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the disclosure rules of the Securities and Exchange Commission. This proposal, commonly known as a “say on pay” proposal, gives stockholders the opportunity to approve, reject, or abstain from voting with respect to our fiscal 2025 executive compensation program.

At the 2025 annual meeting of stockholders, nearly 93% of the shares represented at the meeting in person or by proxy and entitled to vote were voted in support of the Corporation’s compensation program. At the 2023 annual meeting of stockholders, the Corporation’s stockholders selected, on a non-binding, advisory basis, an annual vote for the frequency at which the Corporation should include a say on pay vote in its proxy statement for stockholder consideration. In light of this result and other factors considered by the Board, the Board determined that the Corporation will hold say on pay votes every year. The next required non-binding, advisory vote on the frequency of such votes will be held at the 2029 annual meeting of stockholders.

As discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement, our 2025 executive compensation program has been designed to provide a total compensation package that allows us to attract, retain, and motivate executives who have the talent to capably manage our business.

Our compensation program is intended to:

▪
Provide total compensation opportunities at levels that are competitive for comparable positions at companies with whom we compete for talent,
▪
Provide incentives to our executive officers to achieve key financial objectives set by the Board,
▪
Provide an appropriate mix of fixed and variable pay components to establish a “pay-for-performance” oriented compensation program,
▪
Align the financial interests of executives with stockholder interests by providing significant compensation opportunities in the form of equity awards, and
▪
Emphasize direct pay components such as cash and equity and avoid indirect compensation such as benefits and perquisites that are not available to employees generally.

This proposal allows our stockholders to express their opinions regarding the decisions of the Board and the Compensation Committee on the annual compensation for the NEOs in 2025. This advisory vote will serve as an additional tool to guide the Board and the Compensation Committee in evaluating the alignment of the Corporation’s executive compensation program with the interests of the Corporation and its stockholders. Approval of this proposal requires the affirmative vote of the holders of a majority of the shares represented and entitled to vote on this proposal at the annual meeting.

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any NEO and will not be binding on or overrule any decisions by the Board. The Compensation Committee and the Board will consider the outcome of the vote when setting future compensation arrangements for our NEOs.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2025 EXECUTIVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

BUILDERS FIRSTSOURCE, INC.	72	2026 PROXY STATEMENT

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2025, Messrs. Christophe, Milgrim, and O’Leary served on the Compensation Committee. No member of the Compensation Committee was an officer or employee of Builders FirstSource or any of its subsidiaries during the last fiscal year or at any other time. None of the members of the Compensation Committee had any relationship with the Corporation during the last fiscal year that would require disclosure under Item 404 of Regulation S-K. No executive officer of the Corporation served as a member of the board of directors or compensation committee of another entity, one of whose executive officers served on the Compensation Committee or the Board of Builders FirstSource.

BUILDERS FIRSTSOURCE, INC.	73	2026 PROXY STATEMENT

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Corporation’s Code of Business Conduct and Ethics and its Supplemental Code of Ethics, both of which are in writing, provide guidelines for identifying, reviewing, approving, and ratifying related party transactions. Related party transactions include those transactions that create an actual, apparent, or potential conflict of interest. Related party transactions involving the Corporation’s Chief Executive Officer, President, Chief Financial Officer, or Controller (or persons forming similar functions, including our Principal Accounting Officer) must be submitted to the General Counsel for review. If the General Counsel determines that an actual or apparent conflict of interest exists, the transaction must be submitted to the Audit Committee for approval. The directors and executive officers, as well as all other employees of the Corporation, must obtain a waiver for any activity that violates the Corporation’s Code of Business Conduct and Ethics. The Corporation’s internal compliance committee, which is made up of representatives from our Finance, Legal, Human Resources, and Internal Audit Departments, is responsible for the administration of the Code of Business Conduct and Ethics. However, only the Audit Committee may waive any violation of this code by directors or executive officers.

Additionally, the Corporation has adopted a Related Party Transaction Policy that sets forth the process by which the Audit Committee will review certain related party transactions between the Corporation and its executive officers, directors, and greater than five percent beneficial owners, and their immediate family members, and the Corporation.

The Corporation’s By-laws provide that no contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other entity in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof that authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose, if: (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders, or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board, a committee thereof, or the stockholders.

BUILDERS FIRSTSOURCE, INC.	74	2026 PROXY STATEMENT

SECURITIES OWNED BY DIRECTORS, EXECUTIVE OFFICERS, AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership, as of March 20, 2026, of our Common Stock by (i) each person known to us (based upon their Schedule 13D and 13G filings with the SEC) to hold greater than 5% of the total number of outstanding shares and (ii) each current director or named executive officer and all the current directors (including director nominees) and executive officers as a group. The number of shares beneficially owned by each person or group as of March 20, 2026 includes shares of Common Stock that such person or group had the right to acquire on or within 60 days after March 20, 2026, including upon the exercise of options and conversion of restricted stock units. All such information is estimated and subject to change. Each outstanding share of Common Stock entitles its holder to one vote on all matters submitted to a vote of our stockholders.

BUILDERS FIRSTSOURCE, INC.	75	2026 PROXY STATEMENT

SECURITIES OWNED BY DIRECTORS, EXECUTIVE OFFICERS, AND CERTAIN BENEFICIAL OWNERS

Ownership of our Common Stock is shown in terms of “beneficial ownership.” Amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which he or she has a right to acquire beneficial ownership within 60 days. More than one person may be considered to beneficially own the same shares. In the table below, unless otherwise noted, a person has sole voting and dispositive power for those shares shown as beneficially owned by such person.

Name and Address of Beneficial Owner(1)	Shares of Common Stock Beneficially Owned(2)	Percentage Ownership of Shares Beneficially Owned(3)

The Vanguard Group, Inc.(4)	14,668,049	13.6%
BlackRock, Inc.(5)	8,472,425	7.9%
Paul S. Levy(6)(7)	1,727,191	1.6%
Peter M. Jackson	211,100	*
Cheryl Ainoa(8)	2,071	*
Mark A. Alexander(7)	44,946	*
Cory J. Boydston(7)	23,754	*
Dirkson R. Charles(7)	16,329	*
Cleveland A. Christophe(7)	35,149	*
W. Bradley Hayes(7)	31,165	*
Brett N. Milgrim(7)	80,076	*
James O’Leary(7)	88,182	*
Maria Renz(8)	3,397	*
Dave E. Rush(9)	122,168	*
Craig A. Steinke(7)	99,013	*
Pete R. Beckmann	59,830	*
Steve J. Herron	85,788	*
Mike Hiller	34,680	*
Gayatri Narayan	—	*
Directors, Director Nominees, and Executive Officers as a group (21 persons)	2,853,638	2.7%

* Percentage does not exceed one percent of the total outstanding class.

1.
Unless otherwise indicated, the business address of each person named in the table is Builders FirstSource, Inc., 6031 Connection Drive, Suite 400, Irving, Texas 75039.
2.
The number of shares beneficially owned by each person or group as of March 20, 2026 includes shares of Common Stock that such person or group had the right to acquire on or within 60 days after March 20, 2026, including upon the exercise of stock options and conversion of restricted stock units.
3.
For each person and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of 107,515,372 shares of Common Stock outstanding on March 20, 2026 and the number of shares of Common Stock that such person or group had the right to acquire on or within 60 days of March 20, 2026, including upon the conversion of restricted stock units.
4.
The Vanguard Group, Inc., a Pennsylvania corporation, reported shared voting power over 156,704 shares of Common Stock, sole dispositive power over 14,144,894 shares of Common Stock, and shared dispositive power over 523,155 shares of Common Stock. No one person’s

BUILDERS FIRSTSOURCE, INC.	76	2026 PROXY STATEMENT

SECURITIES OWNED BY DIRECTORS, EXECUTIVE OFFICERS, AND CERTAIN BENEFICIAL OWNERS

interest in the Common Stock is more than five percent of the total outstanding Common Stock. The information in the foregoing table and in this footnote is based on the ownership information reported on the Schedule 13G filed by The Vanguard Group, as last amended by Amendment No. 9 on February 13, 2024. The business address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
5.
BlackRock, Inc., a Delaware corporation, reported sole voting power over 7,783,034 shares of Common Stock and sole dispositive power over 8,472,425 shares of Common Stock. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Common Stock. BlackRock Life Limited, BlackRock Advisors, LLC, BlackRock France SAS, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Asset Management North Asia Limited, BlackRock (Singapore) Limited, and BlackRock Fund Managers Ltd are subsidiaries of BlackRock, Inc. that acquired the Common Stock, of which no one person’s interest in the Common Stock is more than five percent of the total outstanding Common Stock. The information in the foregoing table and in this footnote is based on the ownership information reported on the Schedule 13G filed by BlackRock, Inc., as last amended by Amendment No. 6 on April 17, 2025. The business address for BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.
6.
The business address for Mr. Levy is 440 Royal Palm Way, Suite 206, Palm Beach, Florida 33408.
7.
Includes 1,707 shares of Common Stock issuable upon conversion of restricted stock units that vest on the earlier of the first anniversary of the grant date or upon the director’s cessation of service due to death, disability, or retirement.
8.
Includes 2,071 shares of Common Stock issuable upon conversion of restricted stock units that vest on the earlier of the first anniversary of the grant date or upon the director’s cessation of service due to death, disability, or retirement.
9.
Includes 1,967 shares of Common Stock issuable upon conversion of restricted stock units that vest on the earlier of the first anniversary of the grant date or upon the director’s cessation of service due to death, disability, or retirement.

BUILDERS FIRSTSOURCE, INC.	77	2026 PROXY STATEMENT

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding securities authorized for issuance under the Corporation’s equity compensation plans as of December 31, 2025.

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Equity compensation plans approved by security holders	1,068,913	(1)	$11.32	(2)	7,137,529	(3)

Equity compensation plans not approved by security holders	—		—		—

Total	1,068,913		$11.32	(2)	7,137,529

1.
Includes (i) 6,995 shares to be issued upon exercise of options granted under the Builders FirstSource, Inc. 2014 Incentive Plan and (ii) 1,061,918 shares to be issued upon the full vesting of restricted stock units granted under the 2014 Incentive Plan. The 2014 Incentive Plan was approved by the Corporation’s stockholders in May 2014 and reapproved by the Corporation’s stockholders in May 2016. The Stock Building Supply Holdings, Inc. 2013 Incentive Compensation Plan (the “BMC 2013 Plan”) was assumed by the 2014 Incentive Plan on January 4, 2021 pursuant to the Registration Statement on Form S-8 filed by the Company with the SEC on such date. It is assumed that the target number of shares will be issued on payout for RSUs that contain variable payout provisions. If it is assumed that shares will be issued at the maximum vesting amount for outstanding RSUs with variable payout provisions, approximately 438,000 fewer shares would be included in the shares available for future issuance under the 2014 Incentive Plan.
2.
Restricted stock units are excluded from the calculation of weighted average exercise price.
3.
Securities available for future awards pursuant to the 2014 Incentive Plan, which was approved by the Corporation’s stockholders in May 2014 and reapproved in May 2016, including the shares assumed under the BMC 2013 Plan. Under our 2014 Incentive Plan, the Corporation is authorized to grant awards in the form of incentive stock options, non-qualified stock options, restricted stock shares, restricted stock units, other common stock-based awards, and cash-based awards. The maximum number of shares of Common Stock initially reserved for awards (including future grants, currently outstanding awards, and previously exercised awards) under the 2014 Incentive Plan (including the BMC 2013 Plan) as of December 31, 2025 was 15,152,523, subject to adjustment as provided by the plan. All 15,152,523 shares under the 2014 Incentive Plan may be made subject to options, SARs, or stock-based awards. The 6,652,523 shares assumed under the BMC 2013 Plan may only be issued to participants who were not Builders FirstSource employees on January 1, 2021.

BUILDERS FIRSTSOURCE, INC.	78	2026 PROXY STATEMENT

PROPOSAL 3 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Based upon the recommendation of the Audit Committee, the Board of Directors selected PricewaterhouseCoopers LLP (“PwC”) to serve as the Corporation’s independent registered public accounting firm (the “auditors”) for the year ending December 31, 2026. As a matter of effective corporate governance, the stockholders will be requested to ratify the Audit Committee’s selection at the annual meeting. Representatives of PwC will be present at the annual meeting, have the opportunity to make a statement if they desire to do so, and be available to answer appropriate questions.

If the stockholders do not ratify the appointment of PwC, the selection of auditors will be reconsidered by the Audit Committee. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm, subject to ratification by the Board, at any time during the year if it determines that such a change would be in the best interests of the Corporation and its stockholders.

Fees Paid to PricewaterhouseCoopers LLP

The following table shows the fees paid or accrued by the Corporation for the audit and other services provided by PwC for fiscal years 2025 and 2024.

	2025	2024

Audit fees(1)	$5,523,000	$4,875,000
Audit-related fees(2)	562,000	1,635,535
Tax fees(3)	595,955	658,145
All other fees	—	—
Total PwC fees	$6,680,955	$7,168,680

1.
Audit fees of PwC for 2025 and 2024 consisted of the audit and quarterly reviews of the consolidated financial statements of the Corporation, the audit of the effectiveness of management’s internal control over financial reporting, the review of filings made with the SEC and preparation of comfort letters.
2.
Audit-related fees of PwC for 2025 and 2024 include assess and recommend services for processes or systems and due diligence related to acquisitions.
3.
Tax fees for 2025 and 2024 include assistance with the preparation of tax returns of certain of the Corporation’s subsidiaries and assistance with audits, as well as tax planning and advising management as to the tax implications of certain transactions undertaken by the Corporation.

The Audit Committee determined that the provision of services related to audit services, audit-related services, tax compliance, advisory services, and other services is compatible with maintaining the independence of PwC.

The Audit Committee has the sole and direct authority to engage, appoint, and replace our auditors. In addition, the Audit Committee has established in its charter a policy that every engagement of PwC to perform audit or permissible non-audit services on behalf of the Corporation or any of its subsidiaries requires pre-approval from the Audit

BUILDERS FIRSTSOURCE, INC.	79	2026 PROXY STATEMENT

PROPOSAL 3 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Committee or its designee before PwC is engaged to provide those services. Pursuant to the Audit Committee Charter, the Audit Committee reviews and, in its sole discretion, approves in advance the Corporation’s auditors’ annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Sarbanes-Oxley Act of 2002 and the SEC rules and regulations promulgated thereunder, all permitted non-audit engagements and relationships between the Corporation and such auditors (of which approval should be made after receiving input from the Corporation’s management, if desired). Approval of audit and permitted non-audit services will be made by the Audit Committee as set forth in the Audit and Non-Audit Services Pre-Approval Policy (the “Pre-Approval Policy”). Under the Pre-Approval Policy, the Audit Committee may delegate either specific or general pre-approval authority to one or more of its members. The Pre-Approval Policy delegates specific pre-approval authority to its chair for services subject to the policy, provided that the estimated fees for any such proposed pre-approved services do not exceed $500,000 in the aggregate and the services are not specifically prohibited by the Pre-Approval Policy. The Chair of the Audit Committee must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Under the Pre-Approval Policy, the Audit Committee must specifically pre-approve a service unless the type of service has received general pre-approval. The Audit Committee annually reviews and generally pre-approves the services that may be provided by the independent auditor during the following calendar year without obtaining specific pre-approval from the Audit Committee. The Corporation’s Chief Financial Officer, in consultation with the Chair of the Audit Committee, will determine whether services are eligible for general pre-approval. The Pre-Approval Policy sets out certain audit, audit-related, and tax services that have the general pre-approval of the Audit Committee for an amount not to exceed $500,000. The Audit Committee may specifically pre-approve any services in these categories that exceed the permitted general pre-approval amount.

As a result, the Audit Committee or its designee approved 100% of all services performed by PwC on behalf of the Corporation and its subsidiaries in 2025.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

BUILDERS FIRSTSOURCE, INC.	80	2026 PROXY STATEMENT

PROPOSAL 4 — APPROVAL OF 2026 EQUITY INCENTIVE PLAN

On February 17, 2026, the Board of Directors adopted, subject to stockholder approval at the annual meeting, the Builders FirstSource, Inc. 2026 Equity Incentive Plan (the “2026 Equity Incentive Plan” or the “2026 Plan”). The 2026 Equity Incentive Plan will become effective as of the date it is approved by the Company’s stockholders (the “Effective Date”).

The 2026 Equity Incentive Plan is intended to serve as the successor to the Company’s 2014 Incentive Plan (the “Prior Plan”). As of March 1, 2026, there were approximately 1,067,886 shares of the Company’s Common Stock subject to outstanding awards under the Prior Plan. As of such date, there were approximately 7,547,972 shares of the Company’s Common Stock reserved and available for future awards under the Prior Plan.

The Prior Plan has been the sole source of shares for all equity incentive awards granted to the Company’s officers, employees and directors since 2014, and during such time, except for an amendment approved by the stockholders in 2016, the Company has not sought stockholder approval of an increase in the number of shares available for issuance under the Prior Plan. If the Company’s stockholders approve the 2026 Equity Incentive Plan, all future equity awards will be made from the 2026 Equity Incentive Plan, and the Company will not grant any additional awards under the Prior Plan.

If the 2026 Equity Incentive Plan is approved, as of the Effective Date a total of 3,550,000 shares will be reserved and available for issuance pursuant to the grant of new awards under the 2026 Equity Incentive Plan, less one share for every one share subject to an award granted under the Prior Plan after March 1, 2026 and prior to the Effective Date.

Approval of the 2026 Equity Incentive Plan will enable the Company to continue making equity compensation grants that will serve as incentives to recruit and retain key employees and to continue aligning the interests of its employees with stockholders.

A summary of the 2026 Equity Incentive Plan is set forth below. This summary is qualified in its entirety by the full text of the 2026 Equity Incentive Plan, which is attached to this Proxy Statement as Appendix A.

PROMOTION OF SOUND CORPORATE GOVERNANCE PRACTICES

The Company has designed the 2026 Equity Incentive Plan to include a number of features that reinforce and promote alignment of equity compensation arrangements for employees, officers and non-employee directors with the interests of stockholders and the Company. These features include, but are not limited to, the following:

▪
No Discounted Stock Options or Stock Appreciation Rights (SARs). Stock options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.
▪
Prohibition on Repricing and Cash Buyouts. The exercise price of a stock option or SAR may not be reduced, directly or indirectly, without the prior approval of stockholders, including a cancellation or repurchase of “underwater” awards in exchange for cash or other awards.
▪
Minimum Vesting Requirements. Subject to certain limited exceptions, awards granted under the 2026 Equity Incentive Plan will be subject to a minimum vesting period of one year.

BUILDERS FIRSTSOURCE, INC.	81	2026 PROXY STATEMENT

PROPOSAL 4 — APPROVAL OF 2026 EQUITY INCENTIVE PLAN

▪
No Liberal Share Recycling on Stock Options or SARs. Shares retained by or delivered to the Company to pay the exercise price of a stock option or SAR, or to satisfy tax withholding obligations in connection with the exercise or settlement of such awards count against the number of shares remaining available under the 2026 Equity Incentive Plan.
▪
No Dividends or Dividend Equivalents on Unearned Awards. The 2026 Equity Incentive Plan prohibits the current payment of dividends or dividend equivalent rights on unearned awards.
▪
No Single-Trigger Change in Control Vesting. If awards granted under the 2026 Equity Incentive Plan are assumed by the successor entity in connection with a change in control of the Company, such awards will not automatically vest and pay out upon the change in control.
▪
Awards Subject to Clawback Policy. Time-based and performance-based Awards under the 2026 Equity Incentive Plan are subject to the Company’s compensation recoupment policies.
▪
No Tax Gross-Ups. The 2026 Equity Incentive Plan does not provide for any tax gross-ups.

KEY DATA RELATING TO OUTSTANDING EQUITY AWARDS AND SHARES AVAILABLE

The following table includes information regarding outstanding equity awards and shares available for future awards under the Prior Plan as of March 1, 2026 (and without giving effect to approval of the 2026 Equity Incentive Plan under this Proposal):

	Prior Plan(1)

Total shares underlying outstanding stock options and SARs	4,490	(2)
Total shares underlying outstanding unvested time-based full value awards	692,486
Total shares underlying outstanding unvested performance-based full value awards	370,910	(3)
Total shares underlying all outstanding awards	1,067,886
Total shares currently available for grant	7,547,972	(4)
Common Stock outstanding as of March 1, 2026	110,609,208
Market price of Common Stock as of March 1, 2026	$104.29

1.
Includes information regarding all outstanding equity awards and shares available for future awards, which are all under the Prior Plan. As of March 1, 2026 (and as of the date of this Proxy Statement), no other predecessor plans had awards outstanding or shares available for future awards.
2.
The weighted average exercise price and weighted-average remaining term of our outstanding stock options as of March 1, 2026 were $12.94 and 1.0 year, respectively. The Company had no SARs outstanding as of March 1, 2026.
3.
Assumes performance-based awards will vest and pay out based on target performance levels being achieved.
4.
Represents the total number of shares available under the Prior Plan. The Prior Plan terminates under its terms on May 25, 2026. The 2026 Equity Incentive Plan’s share authorization of 3,550,000 shares will be reduced for each share subject to an award granted under the Prior Plan after March 1, 2026 and prior to the Effective Date.

As noted above, as of March 1, 2026, there were approximately 7,547,972 shares reserved and available for future awards under the Prior Plan. The 2026 Equity Incentive Plan authorizes 3,550,000 shares for future grants (representing approximately 3.2% of the Company’s outstanding shares as of March 1, 2026). In setting and recommending to stockholders the number of shares to authorize under the 2026 Plan, the Compensation Committee and the Board considered potential dilution from the 2026 Equity Incentive Plan, the expected duration of the 2026 Equity Incentive Plan's share pool, and the Company’s burn rate for the preceding three fiscal years.

The aggregate shares shown in the table above (total shares underlying all outstanding awards) represent a fully-diluted overhang of approximately 1.0% based on the Company’s common shares outstanding as of March 1, 2026. If the 2026 Plan is approved, the additional 3,550,000 shares available for issuance would result in fully-diluted

BUILDERS FIRSTSOURCE, INC.	82	2026 PROXY STATEMENT

PROPOSAL 4 — APPROVAL OF 2026 EQUITY INCENTIVE PLAN

overhang of 4.2%. The Company calculates the fully diluted “overhang” as the total of (a) shares underlying outstanding awards plus shares available for issuance under future equity awards, divided by (b) the total number of shares outstanding, shares underlying outstanding awards and shares available for issuance under future equity awards.

When considering the share reserve for the 2026 Equity Incentive Plan, the Compensation Committee and the Board reviewed, among other things, the potential dilution to current stockholders as measured by burn rate and overhang, projected future share usage and projected future forfeitures. The Company’s burn rate averaged 0.49% of common shares outstanding over the last three years (2023-2025), as shown in the table below. The projected future usage of shares for long-term incentive awards under the 2026 Plan was reviewed under scenarios based on a variety of assumptions. Depending on assumptions, the share pool under the 2026 Plan is projected to satisfy the Company’s equity compensation needs for at least three to four years. The actual amount of time will vary depending on several factors, such as the Company’s future stock price, changes in participation, our hiring and promotion activity, future grant practices, award type mix and levels, competitive market practices, acquisitions and divestitures, and the rate of returned shares due to forfeitures, the need to attract, retain and incentivize key talent, the extent to which they provide for settlement in stock, and how the Company chooses to balance total compensation between cash and equity-based awards..

Fiscal Year	2023	2024	2025	3-Year Average

Time-based RSUs granted	515,000	280,000	500,000
Performance-based awards granted	183,000	86,000	183,000
Total	698,000	366,000	683,000
Weighted-average common shares outstanding	127,777,000	118,038,000	111,421,000
Gross Burn Rate	0.55%	0.31%	0.61%	0.49%
1.
Total number of time-vesting restricted stock units and performance-based awards granted in each year divided by weighted average common shares outstanding.

SUMMARY OF THE 2026 EQUITY INCENTIVE PLAN

Purpose. The purpose of the 2026 Equity Incentive Plan is to promote the interests of the Company and its stockholders by strengthening the ability of the Company to attract, motivate, reward, and retain qualified individuals upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend, and to provide an opportunity for such individuals to acquire stock ownership and other rights that promote and recognize the financial success and growth of the Company.

Administration. The 2026 Equity Incentive Plan will be administered by the Compensation Committee (the “Committee”) of the Board. The Committee will have the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2026 Equity Incentive Plan; interpret the terms and intent of the 2026 Equity Incentive Plan and any award certificate; and make all other decisions and determinations that may be required under the 2026 Equity Incentive Plan. Unless and until changed by the Board, the Compensation Committee is designated as the Committee to administer the 2026 Equity Incentive Plan.

Eligibility. The 2026 Equity Incentive Plan permits the grant of incentive awards to employees, officers, non-employee directors, and consultants of the Company and its affiliates as selected by the Committee. As of February 17, 2026, approximately 29,000 employees, 12 non-employee directors, and no consultants would be eligible to participate in the 2026 Equity Incentive Plan.

BUILDERS FIRSTSOURCE, INC.	83	2026 PROXY STATEMENT

PROPOSAL 4 — APPROVAL OF 2026 EQUITY INCENTIVE PLAN

Permissible Awards. The 2026 Equity Incentive Plan authorizes the granting of awards in any of the following forms:

▪
market-priced stock options to purchase shares of the Company’s Common Stock (for a term not to exceed 10 years), which may be designated under the Internal Revenue Code as nonstatutory stock options (which may be granted to all participants) or incentive stock options (which may be granted to officers and employees but not to consultants or non-employee directors);
▪
SARs, which give the holder the right to receive the difference (payable in cash or stock, as specified in the award certificate) between the fair market value per share of the Company’s Common Stock on the date of exercise over the base price of the award (which cannot be less than the fair market value of the underlying stock as of the grant date);
▪
restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Committee;
▪
stock units, which represent the right to receive shares of Common Stock (or an equivalent value in cash, as specified in the award certificate) at a designated time in the future, subject to any vesting requirements as may be set by the Committee;
▪
performance awards, which represent any award of the types listed above which have a performance-vesting component based on the achievement, or the level of achievement, of one or more performance goals during a specified performance period, as established by the Committee; and
▪
other stock-based awards that are denominated in, or valued by reference to, shares of the Company’s Common Stock.

Shares Available for Awards. Subject to adjustment in the event of stock splits and similar events, as of the Effective Date, the aggregate number of shares of Common Stock reserved and available for issuance pursuant to awards granted under the 2026 Equity Incentive Plan is 3,550,000, less one share for every one share subject to an award granted under the Prior Plan after March 1, 2026 and prior to the Effective Date, plus a number of shares underlying awards outstanding as of the Effective Date under the Prior Plan that thereafter terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason. If the Company’s stockholders approve the 2026 Equity Incentive Plan, all future equity awards will be made from the 2026 Equity Incentive Plan. No further awards may be granted under the Prior Plan after the Effective Date.

Share Counting. Shares of Common Stock reserved and available for issuance pursuant to awards granted under the 2026 Equity Incentive Plan shall be counted against the 2026 Equity Incentive Plan reserve as follows:

▪
To the extent that all or a portion of an award (or, after March 1, 2026, an award granted under the Prior Plan) is canceled, terminates, expires, is forfeited or lapses for any reason (including by reason of failure to meet time-based and/or performance-based vesting requirements), any unissued or forfeited shares originally subject to the award (or, after March 1, 2026, an award granted under the Prior Plan) will be added back to the 2026 Equity Incentive Plan share reserve and again be available for issuance pursuant to awards granted under the 2026 Equity Incentive Plan;
▪
Shares subject to awards (or, after March 1, 2026, awards granted under the Prior Plan) settled in cash will be added back to the 2026 Equity Incentive Plan share reserve and again be available for issuance pursuant to awards granted under the 2026 Equity Incentive Plan;
▪
Shares withheld or repurchased from an award other than a stock option or SAR (or, after March 1, 2026, an award other than a stock option or SAR granted under the Prior Plan) or delivered by a participant (by either actual delivery or attestation) to satisfy tax withholding requirements will be added back to the 2026 Equity Incentive Plan share reserve and again be available for issuance pursuant to awards granted under the 2026 Equity Incentive Plan;

BUILDERS FIRSTSOURCE, INC.	84	2026 PROXY STATEMENT

PROPOSAL 4 — APPROVAL OF 2026 EQUITY INCENTIVE PLAN

▪
Shares withheld or repurchased from a stock option or a SAR or delivered by a participant (by either actual delivery or attestation) to satisfy tax withholding requirements will not be added back to the 2026 Equity Incentive Plan share reserve for issuance pursuant to awards granted under the 2026 Equity Incentive Plan;
▪
The full number of shares subject to a stock option shall count against the number of shares remaining available for issuance pursuant to awards granted under the 2026 Equity Incentive Plan, even if the exercise price of a stock option is satisfied through net-settlement or by delivering shares to the Company (by either actual delivery or attestation); and
▪
The full number of shares subject to a SAR shall count against the number of shares remaining available for issuance pursuant to awards made under the 2026 Equity Incentive Plan (rather than the net number of shares actually delivered upon exercise).

Limitation of Non-Employee Director Compensation. The maximum aggregate compensation that may be granted or awarded to any non-employee director for service as a director, including all meeting fees, cash retainers and retainers granted in the form of stock awards, shall not exceed $500,000, or $750,000 in the case of a non-employee Chairman of the Board or Lead Director.

Minimum Vesting Requirements. Awards granted under the 2026 Equity Incentive Plan will be subject to a minimum vesting period of one year; provided, that the following awards shall not be subject to such minimum vesting requirement: any (i) substitute awards granted in connection with a business combination, (ii) awards to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant and the date of the next annual meeting of stockholders after the immediately preceding year’s annual meeting (provided that the period between annual meetings is not less than 50 weeks), and (iii) awards up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the 2026 Equity Incentive Plan. The minimum vesting requirement does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of an award, including in cases of termination of employment or a change in control, in the terms of the award certificate or otherwise.

Treatment of Awards upon a Change in Control. Unless otherwise provided in an award agreement or any special plan document governing an award, or in the applicable transaction document:

a)
upon the occurrence of a change in control of the Company in which awards under the 2026 Equity Incentive Plan are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control in a manner approved by the Committee or the Board:
▪
all outstanding options and stock appreciation rights will become fully vested and exercisable, and all time-based vesting restrictions on outstanding awards will lapse; and
▪
the payout opportunities attainable under outstanding performance-based awards will vest based on an assumed achievement of performance goals at target level, and there will be a full payout of the awards within sixty days following the change in control.
b)
upon the occurrence of a change in control of the Company in which awards under the 2026 Equity Incentive Plan are assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control, if within one year after the effective date of the change in control, a participant’s employment is terminated without Cause or the participant resigns for Good Reason (as such terms are defined in the 2026 Equity Incentive Plan), then:
▪
all of that participant’s outstanding options and stock appreciation rights will become fully vested and exercisable, and all time-based vesting restrictions on that participant’s outstanding awards will lapse; and
▪
the payout opportunities attainable under outstanding performance-based awards will vest based on an assumed achievement of performance goals at target level, and there will be a full payout of the awards within sixty days following the date of termination.

BUILDERS FIRSTSOURCE, INC.	85	2026 PROXY STATEMENT

PROPOSAL 4 — APPROVAL OF 2026 EQUITY INCENTIVE PLAN

Treatment of Awards Upon Death or Disability. If a participant’s service terminates by reason of death or disability:

▪
all of that participant’s outstanding options and stock appreciation rights will become fully vested and exercisable, and all time-based vesting restrictions on that participant’s outstanding awards will lapse; and
▪
the payout opportunities attainable under outstanding performance-based awards will vest based on an assumed achievement of performance goals at target level, and there will be a full payout of the awards within sixty days following the date of termination.

Limitations on Transfer; Beneficiaries. A participant may not assign or transfer an award other than by will or the laws of descent and distribution, or to certain specified permitted transferees; provided, however, that the Committee may permit other transfers (other than transfers for value). A participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Anti-Dilution Adjustments. In the event of a transaction between the Company and its stockholders that causes the per-share value of the Company’s Common Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under the 2026 Equity Incentive Plan will be adjusted proportionately, and the Committee must make such adjustments to the 2026 Equity Incentive Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of any corporate event or transaction involving the Company, such as a merger, consolidation, reorganization, recapitalization, stock split, a stock dividend, spin-off, or a combination or exchange of shares, dividend in kind or other like change in capital structure, the Committee may, in its sole discretion, make such other appropriate adjustments to the terms of any outstanding awards to reflect such changes or distributions and to modify any other terms of outstanding awards.

Termination and Amendment. The Board may, at any time and from time to time, terminate or amend the 2026 Equity Incentive Plan, but if an amendment would constitute a material amendment requiring stockholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to stockholder approval. No termination or amendment of the 2026 Equity Incentive Plan may, without the written consent of the participant, reduce or diminish the value of an outstanding award. Unless sooner terminated, the 2026 Equity Incentive Plan will terminate on the tenth anniversary of the Effective Date or, if the stockholders approve an amendment to the 2026 Equity Incentive Plan that increases the number of shares subject to the 2026 Equity Incentive Plan, the tenth anniversary of the date of such approval.

The Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the stockholders, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

Prohibition on Repricing. As indicated above under “Termination and Amendment,” outstanding stock options and SARs cannot be repriced, directly or indirectly, without stockholder approval. The exchange of an “underwater” stock option or SAR (i.e., an award having an exercise price in excess of the current market value of the underlying stock) for another award or for a cash payment would be considered an indirect repricing and would, therefore, require stockholder approval.

Clawback Policy. Awards under the 2026 Equity Incentive Plan will be subject to any compensation recoupment policy of the Company as adopted from time to time. Effective October 2, 2023, the Company adopted a new Compensation Recoupment Policy (the “Clawback Policy”) intended to comply with Section 10D-1 of the Exchange Act and the related Nasdaq listing standards. Under the Clawback Policy, in the event of a restatement of the Company’s financial statements due to non-compliance with financial reporting requirements under the securities laws, the Company will seek to recover from current and former executive officers of the Company any incentive-based compensation they

BUILDERS FIRSTSOURCE, INC.	86	2026 PROXY STATEMENT

PROPOSAL 4 — APPROVAL OF 2026 EQUITY INCENTIVE PLAN

received that would have been less had it been calculated based on the restated financial statements. In addition to the foregoing, under the Clawback Policy, the Company may also seek to recover, in the discretion of the Committee, (i) service-based equity awards and (ii) incentive-based or service-based compensation in the event that any executive officer engages in misconduct, including in connection with a financial restatement.

CERTAIN U.S. FEDERAL INCOME TAX EFFECTS

The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the 2026 Equity Incentive Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. State and local income tax consequences are not discussed, and may vary from locality to locality.

Nonstatutory Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonstatutory stock option under the 2026 Equity Incentive Plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

SARs. A participant receiving a SAR under the 2026 Equity Incentive Plan will not recognize income, and the Company will not be allowed a tax deduction at the time the award is granted. When the participant exercises the SAR, the amount of cash and the fair market value of any shares of stock received will be ordinary income to the participant and the Company will be allowed a corresponding federal income tax deduction at that time.

Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

BUILDERS FIRSTSOURCE, INC.	87	2026 PROXY STATEMENT

PROPOSAL 4 — APPROVAL OF 2026 EQUITY INCENTIVE PLAN

Restricted or Deferred Stock Units. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of stock (or the equivalent value in cash) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the stock or other property as of that date (less any amount he or she paid for the stock or property), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m)

Cash-Based Awards. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a cash-based award is granted (for example, when the performance goals are established). Upon receipt of cash in settlement of the award, a participant will recognize ordinary income equal to the cash received, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Tax Withholding. The Company has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2026 Equity Incentive Plan.

BENEFITS TO NAMED EXECUTIVE OFFICERS AND OTHERS

As of March 1, 2026, no awards had been granted under the 2026 Equity Incentive Plan. Awards will be made at the discretion of the Committee or pursuant to delegated authority. Therefore, it is not presently possible to determine the benefits or amounts that will be received by the Company’s executive officers, directors and other employees pursuant to the 2026 Equity Incentive Plan in the future.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE BUILDERS FIRSTSOURCE, INC. 2026 EQUITY INCENTIVE PLAN.

BUILDERS FIRSTSOURCE, INC.	88	2026 PROXY STATEMENT

PROPOSAL 5 — APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN

We are seeking your vote to approve our Employee Stock Purchase Plan, which we refer to as the "ESPP." The ESPP was approved and adopted by our Board of Directors on February 16, 2026, subject to approval by the stockholders at the annual meeting, and will become effective upon receiving stockholder approval at the annual meeting.

The purpose of the ESPP is to provide eligible employees of the Company and certain of its affiliates and subsidiaries an opportunity to use payroll deductions to purchase shares of our common stock and thereby acquire an ownership interest in the Company. The ESPP consists of two components: a 423 component which is intended to (the "423 Component"), and a non-423 component (the "Non-423 Component") which does not, qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code ("Section 423").

The maximum aggregate number of shares of our common stock that may be purchased under the ESPP will be 2,500,000 shares, subject to adjustment as provided for in the ESPP. The share pool for the ESPP represents approximately 2.3% of the 110,609,208 shares of our common stock outstanding as of March 1, 2026. In determining the number of shares to reserve for the ESPP, our Board of Directors considered the potential dilutive impact to stockholders and the projected participation rate over the ten-year term of the ESPP.

Based on the projected participation rate, we anticipate that the 2,500,000 shares requested to be reserved for issuance pursuant to the ESPP will be sufficient to cover associate participation in the ESPP for approximately six years.

A summary of the material terms of the ESPP is set forth below. The summary is qualified in its entirety by reference to the full text of the ESPP, which is attached to this Proxy Statement as Appendix B.

SUMMARY OF MATERIAL TERMS OF THE ESPP

Authorized Shares. Subject to adjustment as provided in the ESPP, a total of 2,500,000 shares of our Common Stock will be made available for sale under the ESPP. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company’s capitalization, or other distribution with respect to our stockholders other than normal cash dividends, an automatic adjustment will be made in the number and kind of shares as to which outstanding options then unexercised will be exercisable, in the available shares reserved for sale under the ESPP, and in the purchase period limit, in order to maintain the proportionate interest of the participants before and after the event.

As of March 1, 2026, the closing price of our common stock on New York Stock Exchange was $104.29 per share.

Plan Administration. Our Compensation Committee will administer the ESPP, and will have full and exclusive authority to interpret the terms of the ESPP and determine eligibility to participate, subject to the conditions of the ESPP. The Board of Directors and the Compensation Committee are also authorized to adopt rules, procedures and subplans with respect to the Non-423 Component of the ESPP and for the operation of the ESPP in jurisdictions outside of the United States.

Eligibility. Generally, employees of the Company and any of its designated subsidiaries and affiliates are eligible to participate in the ESPP, subject to the procedural enrollment and other requirements in the ESPP. However, our Compensation Committee may, in its discretion, determine prior to the beginning of an offering period that employees will not be eligible to participate if they: 2(i) have not completed at least two years of service since their last hire date (or such lesser period of time as may be determined by our Compensation Committee in its discretion),

BUILDERS FIRSTSOURCE, INC.	89	2026 PROXY STATEMENT

PROPOSAL 5 — APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN

(ii) customarily work not more than 20 hours per week (or such lesser period of time as may be determined by our Compensation Committee in its discretion), (iii) customarily work not more than five months per calendar year (or such lesser period of time as may be determined by our Compensation Committee in its discretion), or (iv) are highly compensated employee within the meaning of Section 414(q) of the Code.

No employee may be granted options to purchase shares of our Common Stock under the 423 Component of the ESPP if such employee (i) immediately after the grant would own capital stock possessing 5% or more of the total combined voting power or value of all classes of our capital stock, or (ii) holds rights to purchase shares of our common stock under all of our employee stock purchase plans (as defined in Section 423) that accrue at a rate that exceeds $25,000 worth of shares of our common stock for each calendar year. Employees who are citizens or residents of a non-U.S. jurisdiction may be excluded from participation in the ESPP or a specific offering if such participation is prohibited under applicable local law or would violate Section 423 of the Internal Revenue Code.

For purposes of the ESPP, designated subsidiaries include any subsidiary (within the meaning of Section 424(f) of the Code) of the Company that has been designated by our Compensation Committee as eligible to participate in the 423 Component of the ESPP and designated affiliates include any of our affiliates that have been designated by our Compensation Committee as eligible to participate in the Non-423 Component of the ESPP.

As of February 17, 2026, approximately 29,000 employees would be eligible to participate in the ESPP.

Offering Periods. Pursuant to the terms of the ESPP, on the first trading day of an offering period, each eligible employee will be granted an option to purchase shares of our Common Stock on the last day of such offering period. Our Compensation Committee will determine the length of each offering period, provided that no offering period may exceed 27 months in length.

Contributions. The ESPP permits each participant to purchase shares of our common stock through payroll deductions of up to 25% of their eligible compensation; provided, however, that a participant may not purchase more than a specific maximum number of shares, which limit will be determined by our Compensation Committee prior to the commencement of the offering period. No interest will accrue on a participant’s contributions to the ESPP, unless required by law in certain jurisdictions. A participant may withdraw during the offering period and may decrease (but not increase) their contributions.

Purchases. Unless a participant terminates employment or withdraws from the ESPP or an offering period before the last trading day of an offering period, the participant’s option will automatically be exercised on the last trading day of each offering period. The number of shares of our Common Stock purchased will be determined by dividing the payroll contributions accumulated in the participant’s account by the applicable purchase price, subject to the maximum share limit discussed above. No fractional shares of our Common Stock will be purchased. Any contributions accumulated in a participant’s account which are not sufficient to purchase a full share of our Common Stock will be rolled over to the next offering period, without interest, or will be refunded to them, without interest.

Our Compensation Committee will determine the purchase price of the shares, which will not be less than 85% of the lower of the fair market value of our common stock on the first trading day of each offering period or on the last trading day of each offering period (which we refer to as the "purchase date").

Withdrawals; Termination of Employment. A participant may end their participation at any time during an offering period and all, but not less than all, of their accrued contributions not yet used to purchase shares of our common stock will be returned to them, or will be rolled over to the next offering period, without interest. If a participant withdraws from an offering period, they must re-enroll in the ESPP in order to re-commence participation.

If a participant ceases to be an eligible employee for any reason, they will be deemed to have elected to withdraw from the ESPP and their contributions not yet used to purchase shares of our common stock will be returned to them.

BUILDERS FIRSTSOURCE, INC.	90	2026 PROXY STATEMENT

PROPOSAL 5 — APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN

Non-Transferability. A participant may not assign, transfer, pledge or otherwise dispose of in any way (other than by will or the laws of descent and distribution) their rights with regard to options granted under the ESPP or contributions credited to their account.

Corporate Transactions. The ESPP provides that in the event of a reorganization, merger, or consolidation of the Company with one or more corporations in which the Company is not the surviving corporation (or survives as a direct or indirect subsidiary of such other constituent corporation or its parent), or upon a sale of substantially all of the property or stock of the Company to another corporation, a successor corporation may assume or substitute each outstanding option. If the successor corporation refuses to assume or substitute for the outstanding option, the offering period then in progress will be shortened, and a new purchase date will be set. The Company will notify each participant that the purchase date has been changed and that the participant’s option will be exercised automatically on the new purchase date unless prior to such date the participant has withdrawn from the offering period.

Amendment; Termination. Subject to applicable law, our Compensation Committee, in its sole discretion, may amend, suspend, or terminate the ESPP at any time and for any reason, without stockholder approval.

Our Compensation Committee may change the offering periods, designate separate offerings, limit the frequency and/or number of changes in the amount withheld during an offering period, establish the exchange rate applicable to amounts withheld in a currency other than U.S. dollars, permit contributions in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed contribution elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of our common stock for each participant properly correspond with contribution amounts, and establish such other limitations or procedures as our Compensation Committee determines in its sole discretion advisable that are consistent with the ESPP. Such modifications will not require stockholder approval or the consent of any ESPP participants.

The ESPP automatically will terminate on May 14, 2036, unless we terminate it sooner.

Sub-Plans. Consistent with the requirements of Section 423, our Compensation Committee may amend the terms of the ESPP, or an offering, or provide for separate offerings under the ESPP to, among other things, reflect the impact of local law outside of the United States as applied to one or more eligible employees of a designated subsidiary and may, where appropriate, establish one or more sub-plans to reflect such amended provisions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE BUILDERS FIRSTSOURCE, INC. EMPLOYEE STOCK PURCHASE PLAN.

BUILDERS FIRSTSOURCE, INC.	91	2026 PROXY STATEMENT

STOCKHOLDER PROPOSALS

Proposals to be included in Next Year’s Proxy Statement

Pursuant to SEC Rule 14a-8, any stockholder proposal for business other than director nominations to be considered for inclusion in next year’s Proxy Statement and acted upon at next year’s annual meeting must be received by the Corporate Secretary not later than December 3, 2026 and must comply with the other requirements set forth in SEC Rule 14a-8.

Director nominations to be considered for inclusion in next year’s Proxy Statement and acted upon at next year’s annual meeting must be received no earlier than one hundred twenty (120) days (January 14, 2027) and no later than ninety (90) days (February 13, 2027) prior to the anniversary date of the immediately preceding annual meeting and must comply with the other requirements of our By-laws; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice of the nomination must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

Proposals not to be included in Next Year’s Proxy Statement

Our By-laws also establish advance notice procedures with regard to stockholder proposals or director nominations that are not submitted for inclusion in the Proxy Statement but that a stockholder instead wishes to present directly at the annual meeting.

For all proposals of business other than director nominations to be considered at next year’s annual meeting but not included in the Proxy Statement, notice must be received no earlier than one hundred twenty (120) days (January 14, 2027) and no later than ninety (90) days (February 13, 2027) prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

A formal nomination by a stockholder of a candidate for election as a director to be considered at next year’s annual meeting but not included in the Proxy Statement must be in writing and received by our Corporate Secretary no earlier than one hundred twenty (120) days (January 14, 2027) and no later than ninety (90) days (February 13, 2027) prior to the anniversary of this year’s annual meeting; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

BUILDERS FIRSTSOURCE, INC.	92	2026 PROXY STATEMENT

STOCKHOLDER PROPOSALS

In addition to satisfying the deadlines under the advance notice provisions of our By-laws described above, a stockholder who intends to solicit proxies pursuant to SEC Rule 14a-19 in support of nominees submitted under the advance notice provisions of our By-laws must provide notice to the Corporate Secretary regarding such intent no later than March 15, 2027.

General Requirements

Each proposal submitted must be a proper subject for stockholder action at the meeting, and all proposals and nominations must comply with the applicable requirements of our By-laws. All proposals and nominations must be submitted to: Corporate Secretary, Builders FirstSource, Inc., 6031 Connection Drive, Suite 400, Irving, Texas 75039. The stockholder proponent must appear in person to present the proposal or nomination at the meeting or send a qualified representative to present such proposal or nomination. If a stockholder gives notice after the applicable deadlines or otherwise does not satisfy the relevant requirements of SEC Rule 14a-8 or our By-laws, the stockholder will not be permitted to present the proposal or nomination for a vote at the meeting.

A copy of the By-laws may be obtained on the Investors section of our website, under the heading entitled "Governance," at www.bldr.com or by written request to the Corporate Secretary, Builders FirstSource, Inc., 6031 Connection Drive, Suite 400, Irving, Texas 75039.

BUILDERS FIRSTSOURCE, INC.	93	2026 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

What is a proxy?

A proxy is your legal designation of another person, called a proxy holder, to vote the shares that you own. We designated Pete R. Beckmann, our Executive Vice President and Chief Financial Officer and Minator Azemi, our Interim General Counsel, to act as proxy holders at the annual meeting as to all shares for which proxy cards are returned or voting instructions are provided by internet or telephone.

What is a proxy statement?

A proxy statement is a document that the SEC regulations require us to give you when we ask you to provide a proxy (by voting by phone or internet or, if applicable, by returning a proxy card by mail) designating the proxy holders described above to vote on your behalf.

What is the difference between a stockholder of record and a stockholder who holds stock in street name, also called a “beneficial owner?”

If your shares are registered in your name at our transfer agent, Computershare Investor Services, you are a stockholder of record.

If your shares are held through a broker, bank, trustee, nominee, or other similar stockholder of record on your behalf, your shares are held in street name and you are the beneficial owner of the shares.

How do you obtain admission to the annual meeting?

Stockholders of Record. Stockholders of record must bring a current government-issued photo identification card to gain admission to the annual meeting.

Street Name Holders. To obtain admission to the annual meeting, a street name holder must (i) bring a current government-issued photo identification card and (ii) ask his or her broker or bank for a legal proxy and must bring that legal proxy with him or her to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement with you to the meeting. We can use that to verify your ownership of Common Stock and admit you to the meeting. However, you will not be able to vote your shares at the meeting without a legal proxy. Please note that if you own shares in street name, and you are issued a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the meeting and vote in person.

What different methods can you use to vote?

By Written Proxy. Stockholders who elect to receive their proxy materials by mail may vote by mailing the written proxy card.

By Telephone and Internet Proxy. All stockholders of record may also vote by telephone from the U.S., using the toll-free telephone number provided on the proxy card or on the website listed on the Notice, or by the internet, using the procedures and instructions described in the Notice or proxy card. The internet voting and telephone voting facilities

BUILDERS FIRSTSOURCE, INC.	94	2026 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

for stockholders of record will be available under 98:00 a.m. Central Time on May 14, 2026. Street name holders may vote by telephone or the internet if their bank, broker, or other stockholder of record makes those methods available. If that is the case, the bank, broker, or other stockholder of record will enclose the instructions with the Proxy Statement or other notice of the meeting. The telephone and internet voting procedures, including the use of control numbers, are designed to authenticate stockholders’ identities, allow stockholders to vote their shares, and confirm that their instructions have been properly recorded.

In Person. All stockholders may vote in person at the meeting (unless they are street name holders without a legal proxy, as described in the foregoing question).

What is the record date and what does it mean?

The record date for the annual meeting is March 16, 2026. The record date is established by the Board of Directors as required by Delaware law. Stockholders of record at the close of business on the record date are entitled to receive notice of the annual meeting and to vote their shares at the meeting.

What are your voting choices for director nominees, and what vote is needed to elect directors?

For the vote on the election of the six director nominees to serve until the 2027 annual meeting, stockholders may:

▪
vote in favor of all nominees,
▪
vote against all nominees, or
▪
vote in favor of specified nominees and against other specified nominees, or abstain from voting on all or certain specified nominees.

At the annual meeting in 2026, directors will be elected by a majority of the votes cast in person or by proxy at the annual meeting. Each director nominee in 2026 has submitted an irrevocable resignation that will be effective upon the occurrence of (i) the failure of such director nominee to receive a majority of the votes cast and (ii) the acceptance of that resignation by the Board. Abstentions from voting have no effect on the outcome of such vote because the election of directors is determined on the basis of votes cast and abstentions are not counted as votes cast.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

What are your voting choices on the advisory vote to approve the 2025 compensation of the Corporation’s named executive officers, including the Corporation’s compensation practices and principles and their implementation?

In the non-binding vote to approve the 2025 compensation of the Corporation’s named executive officers, including the Corporation’s compensation practices and principles and their implementation, as discussed and disclosed in this Proxy Statement, stockholders may:

▪
vote in favor of the proposal,
▪
vote against the proposal, or
▪
abstain from voting on the proposal.

BUILDERS FIRSTSOURCE, INC.	95	2026 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

This proposal requires the affirmative vote of a majority of the votes represented and entitled to vote at the annual meeting. Accordingly, abstentions have the effect of a vote “against” Proposal 2. This is an advisory vote, and, as such, is not binding on the Board or the Compensation Committee. However, the Board and the Compensation Committee will consider the results of the vote when setting the compensation of the Corporation’s executive officers in the future.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 2.

What are your voting choices on the ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm, and what vote is needed to ratify their appointment?

On the vote on the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year 2026, stockholders may:

▪
vote in favor of the ratification,
▪
vote against the ratification, or
▪
abstain from voting on the ratification.

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm will require the affirmative vote of a majority of the votes represented and entitled to vote at the annual meeting. Accordingly, abstentions will have the effect of a vote “against” Proposal 3. This vote is not binding on the Board or the Audit Committee.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 3.

What are your voting choices on the vote to approve the Builders FirstSource, Inc. 2026 Equity Incentive Plan, and what vote is needed for approval?

On the vote to approve the Builders FirstSource, Inc. 2026 Equity Incentive Plan, as discussed and disclosed in this Proxy Statement, stockholders may:

▪
vote in favor of the proposal,
▪
vote against the proposal, or
▪
abstain from voting on the proposal.

This proposal requires the affirmative vote of a majority of the votes represented and entitled to vote at the annual meeting. Accordingly, abstentions have the effect of a vote “against” Proposal 4.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 4.

What are your voting choices on the vote to approve the Builders FirstSource, Inc. Employee Stock Purchase Plan, and what vote is needed for approval?

On the vote to approve the Builders FirstSource, Inc. Employee Stock Purchase Plan, as discussed and disclosed in this Proxy Statement, stockholders may:

▪
vote in favor of the proposal,

BUILDERS FIRSTSOURCE, INC.	96	2026 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

▪
vote against the proposal, or
▪
abstain from voting on the proposal.

This proposal requires the affirmative vote of a majority of the votes represented and entitled to vote at the annual meeting. Accordingly, abstentions have the effect of a vote “against” Proposal 5.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 5.

What if a stockholder does not specify a choice for a matter when returning a proxy card?

Stockholders should specify their choice for each proposal described on the proxy card, if they receive one. However, proxy cards that are signed and returned, but for which no specific instruction is given, will be voted “FOR” all the director candidates listed in Proposal 1, and “FOR” Proposals 2, 3, 4, and 5.

If any matters not specifically set forth in this Proxy Statement properly come to a vote at the meeting, either of the members of the Proxy Committee, comprised of Pete R. Beckmann and Minator Azemi, will vote regarding those matters in accordance with their best judgments.

What are broker non-votes and how are they counted?

Although your broker is the record holder of any shares that you hold in street name, it must vote those shares pursuant to your instructions. If you do not provide instructions, your broker may exercise discretionary voting power over your shares for “routine” items but not for “non-routine” items. All matters described in this Proxy Statement, except for the ratification of the appointment of our independent auditor, are considered to be non-routine matters. “Broker non-votes” occur with respect to a non-routine matter when shares held of record by a broker are not voted on such matter because the beneficial owner has not provided voting instructions and the broker either lacks or declines to exercise the authority to vote the shares in its discretion.

Broker non-votes will be counted as present for purposes of establishing a quorum. Broker non-votes will not have any effect on Proposal 1, since broker non-votes are not votes cast. Broker non-votes will have the effect of a vote “AGAINST” Proposals 2, 4, and 5, since broker non-votes are entitled to vote at the annual meeting but are not entitled to vote on “non-routine” items. Brokers have discretionary authority to vote on Proposal 3.

Can I change my mind and revoke or change my proxy?

Yes. A stockholder of record may revoke a proxy or change its vote prior to its exercise at the annual meeting by:

▪
submitting a later-dated vote by telephone or Internet no later than 8:00 a.m. Central Time on May 14, 2026;
▪
signing a valid, later-dated proxy card and submitting it so that it is received before the annual meeting in accordance with the instructions included in the proxy card;
▪
before the annual meeting, signing a written notice of revocation dated later than the date of the proxy and submitting it to our Corporate Secretary so that it is received before the annual meeting; or
▪
attending the annual meeting and voting in person.

Note that attendance at the annual meeting, by itself, will not revoke your proxy.

A street name holder may revoke a proxy given pursuant to this solicitation by following the instructions of the bank, broker, trustee, or other nominee who holds his or her shares.

BUILDERS FIRSTSOURCE, INC.	97	2026 PROXY STATEMENT

REDUCE PRINTING AND MAILING COSTS

To reduce the expenses of delivering duplicate Notices and proxy materials, we may take advantage of the SEC’s “householding” rules that permit us to deliver only one Notice or set of proxy materials to stockholders who share an address, unless otherwise requested. If you share an address with another stockholder and received only one Notice or set of proxy materials, you may request a separate copy of these materials at no cost to you by calling our Legal Department at (214) 880-3500, by e-mail at info@bldr.com, or by written request to the Corporate Secretary, Builders FirstSource, Inc., 6031 Connection Drive, Suite 400, Irving, Texas 75039. For future annual meetings, you may request a separate Notice or set of proxy materials, or request that we send only one Notice or set of proxy materials to you if you are receiving multiple copies, by calling or writing to us at the phone number and address given above.

Stockholders may help us to reduce printing and mailing costs further by opting to receive future proxy materials by e-mail. This Notice of Annual Meeting and Proxy Statement and our 2025 Annual Report on Form 10-K are available on the Investors section of our website, under the heading entitled "Financials," at www.bldr.com. Instead of receiving future copies of our proxy materials by mail, most stockholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business and also will give you an electronic link to the proxy voting site.

Stockholders of Record. If you vote on the internet at www.proxypush/BLDR.com, simply follow the prompts for enrolling in the electronic proxy delivery service.

Street Name Holders. If you hold your shares in a brokerage account, you may also have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or other holder of record regarding the availability of this service.

BUILDERS FIRSTSOURCE, INC.	98	2026 PROXY STATEMENT

OTHER MATTERS

The Board of Directors knows of no other matters to be acted upon at the meeting, but if any matters properly come before the meeting that are not specifically set forth in the Notice, on the proxy card, and in this Proxy Statement, it is intended that the persons voting the proxies will vote in accordance with their best judgments.

By Order of the Board of Directors,

Minator Azemi Interim Corporate Secretary

April 2, 2026

Builders FirstSource, Inc. and the Builders FirstSource logo are trademarks or service marks of an affiliate of

Builders FirstSource, Inc. © 2026 Builders FirstSource, Inc. All rights reserved.

BUILDERS FIRSTSOURCE, INC.	99	2026 PROXY STATEMENT

APPENDIX A

BUILDERS FIRSTSOURCE, INC.

2026 EQUITY INCENTIVE PLAN

ARTICLE 1

PURPOSE

1.1. GENERAL. The purpose of the Builders FirstSource, Inc. 2026 Equity Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Builders FirstSource, Inc. (the “Company”), by linking the personal interests of employees, officers, directors and consultants of the Company or any Affiliate (as defined below) to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants of the Company and its Affiliates.

ARTICLE 2

DEFINITIONS

2.1. DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b) “Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Awards, Other Stock-Based Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c) “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(d) “Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is

BUILDERS FIRSTSOURCE, INC.	A-1	2026 PROXY STATEMENT

APPENDIX A

defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts by the Participant, as determined in good faith by the Committee: gross neglect of duty, prolonged absence from duty without the consent of the Company, material breach by the Participant of any published Company code of conduct or code of ethics; intentionally engaging in activity that is in conflict with or adverse to the business, reputation or other interests of the Company; or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company. With respect to a Participant’s termination of directorship, “Cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law. The determination of the Committee as to the existence of “Cause” shall be conclusive on the Participant and the Company.

(g) “Change in Control” means and includes the occurrence of any one of the following events:

(i) during any consecutive 12-month period, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the beginning of such 12-month period and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii) any Person becomes a Beneficial Owner, directly or indirectly, of either (A) 50% or more of the then-outstanding shares of common stock of the Company (“Company Common Stock”) or (B) securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions of Company Common Stock or Company Voting Securities shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

(iii) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation or other entity (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Reorganization, Sale or Acquisition (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no Person (other than (x) the Company or any Subsidiary, (y) the Surviving Entity or its ultimate parent entity, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the

BUILDERS FIRSTSOURCE, INC.	A-2	2026 PROXY STATEMENT

APPENDIX A

foregoing) is the Beneficial Owner, directly or indirectly, of 50% or more of the total common stock or 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Entity, and (C) at least a majority of the members of the board of directors of the Surviving Entity were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

(i) “Committee” means the committee of the Board described in Article 4.

(j) “Company” means Builders FirstSource, Inc., a Delaware corporation, or any successor corporation.

(k) “Continuous Service” means the absence of any interruption or termination of service as an employee, officer, director or consultant of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Service” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Service shall not be considered interrupted in the following cases: (i) a Participant transfers employment between the Company and an Affiliate or between Affiliates, (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate, (iii) a Participant transfers from being an employee of the Company or an Affiliate to being a director of the Company or of an Affiliate, or vice versa, (iv) in the discretion of the Committee as specified at or prior to such occurrence, a Participant transfers from being an employee of the Company or an Affiliate to being a consultant to the Company or of an Affiliate, or vice versa, or (v) any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Service shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive; provided, however, that for purposes of any Award that is subject to Code Section 409A, the determination of a leave of absence must comply with the requirements of a “bona fide leave of absence” as provided in Treas. Reg. Section 1.409A-1(h).

(l) “Deferred Stock Unit” means a right granted to a Participant under Article 9 to receive Shares (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

(m) “Disability” of a Participant means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer. If the

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APPENDIX A

determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination of whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

(n) “Dividend Equivalent” means a right granted with respect to an Award pursuant to Article 11.

(o) “Effective Date” has the meaning assigned such term in Section 3.1.

(p) “Eligible Participant” means an employee (including a leased employee), officer, director or consultant of the Company or any Affiliate.

(q) “Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

(r) “Fair Market Value,” on any date, means the closing sales price on the Exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported. The Committee is authorized to adopt another fair market value pricing method, provided such method is stated in the Award Certificate, and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(s) “Full-Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock (or at the discretion of the Committee, settled in cash valued by reference to Stock value).

(t) “Good Reason” (or similar term denoting constructive termination) has the meaning, if any, assigned such term in the employment, consulting, severance or similar agreement, if any, between a Participant and the Company or an Affiliate; provided, however, that if there is no such employment, consulting, severance or similar agreement in which such term is defined, “Good Reason” shall have the meaning, if any, given such term in the applicable Award Certificate. If not defined in either such document, the term “Good Reason” as used herein shall not apply to a particular Award.

(u) “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

(v) “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(w) “Independent Directors” means those members of the Board who qualify at any given time as an “independent” director under the applicable rules of each Exchange on which the Shares are listed, and as a “non-employee” director under Rule 16b-3 of the 1934 Act.

(x) “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(y) “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(z) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

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APPENDIX A

(aa) “Other Stock-Based Award” means a right, granted to a Participant under Article 12, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(bb) “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(cc) “Participant” means an Eligible Participant who has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 13.4 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(dd) “Performance Award” means an Award granted pursuant to Article 10.

(ee) “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(ff) “Plan” means the Builders FirstSource, Inc. 2026 Equity Incentive Plan, as amended from time to time.

(gg) “Prior Plan” means the Builders FirstSource, Inc. 2014 Incentive Plan, as amended from time to time.

(hh) “Restricted Stock” means Stock granted to a Participant under Article 9 that is subject to certain restrictions and to risk of forfeiture.

(ii) “Restricted Stock Unit” means the right granted to a Participant under Article 9 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(jj) “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution with respect to the Shares (whether or not pursuant to Article 14), the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted.

(kk) “Stock” means the $0.01 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 14.

(ll) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the base price of the SAR, all as determined pursuant to Article 8.

(mm) “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(nn) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(oo) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

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APPENDIX A

ARTICLE 3

EFFECTIVE TERM OF PLAN

3.1. EFFECTIVE DATE. The Plan was approved by the Board on February 16, 2026, and shall be effective on the date that it is approved by the stockholders of the Company (the “Effective Date”).

3.2. TERM OF PLAN. Unless earlier terminated as provided herein, the Plan shall continue in effect until the tenth anniversary of the Effective Date or, if the stockholders approve an amendment to the Plan that increases the number of Shares subject to the Plan, the tenth anniversary of the date of such approval. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of the Plan. Notwithstanding the foregoing, no Incentive Stock Options may be granted after February 16, 2036.

ARTICLE 4

ADMINISTRATION

4.1. COMMITTEE. The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. Unless and until changed by the Board, the Compensation Committee of the Board is designated as the Committee to administer the Plan. It is intended that at least two of the directors appointed to serve on the Committee shall be Independent Directors and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award are persons subject to the short-swing profit rules of Section 16 of the 1934 Act. However, the mere fact that a Committee member shall fail to qualify as an Independent Director or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers and protections of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2. ACTIONS AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties and shall be given the maximum deference permitted by applicable law. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of the Plan. No member of the Committee will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

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APPENDIX A

4.3. AUTHORITY OF COMMITTEE. Except as provided in Sections 4.1 and 4.4 hereof, the Committee has the exclusive power, authority and discretion to:

(a) Grant Awards;

(b) Designate Participants;

(c) Determine the type or types of Awards to be granted to each Participant;

(d) Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e) Determine the terms and conditions of any Award granted under the Plan;

(f) Prescribe the form of each Award Certificate, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(i) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(j) Amend the Plan or any Award Certificate as provided herein; and

(k) Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of the United States or any non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in the United States or such other jurisdictions and to further the objectives of the Plan.

4.4. DELEGATION. The Committee may delegate to one or more of its members or to one or more officers of the Company or an Affiliate or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. In addition, the Committee may, by resolution, expressly delegate to one or more of its members or to one or more officers of the Company, the authority, within specified parameters as to the number and terms of Awards, to (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities may not be made with respect to the grant of Awards to eligible participants who are subject to Section 16(a) of the 1934 Act at the Grant Date. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted.

4.5. INDEMNIFICATION. Each person who is or shall have been a member of the Committee, or the Board, or an officer of the Company to whom authority was delegated in accordance with this Article 4 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or

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APPENDIX A

her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1. NUMBER OF SHARES. As of the Effective Date, subject to adjustment as provided in Section 5.2 and Section 14.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 3,550,000, less one (1) Share for every one (1) Share subject to an Award granted under the Prior Plan after March 1, 2026 and prior to the Effective Date, plus a number of additional Shares underlying awards outstanding as of March 1, 2026 under the Prior Plan that thereafter terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason and are added to the share reserve in accordance with Section 5.2. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 3,550,000. From and after the Effective Date, no further awards shall be granted under the Prior Plan and the Prior Plan shall remain in effect only so long as awards granted thereunder shall remain outstanding.

5.2. SHARE COUNTING. Shares covered by an Award shall be subtracted from the Plan share reserve as of the Grant Date, but shall be added back to the Plan share reserve or otherwise treated in accordance with this Section 5.2.

(a) To the extent that all or a portion of an Award (or, after March 1, 2026, an award granted under the Prior Plan) is canceled, terminates, expires, is forfeited or lapses for any reason (including by reason of failure to meet time-based and/or performance-based vesting requirements), any unissued or forfeited Shares originally subject to the Award (or, after March 1, 2026, an award granted under the Prior Plan) will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(b) Shares subject to Awards (or, after March 1, 2026, awards granted under the Prior Plan) settled in cash will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(c) Shares withheld or repurchased from a Full-Value Award (or, after March 1, 2026, an award other than a stock option or stock appreciation right granted under the Prior Plan) or delivered by a Participant (by either actual delivery or attestation) to satisfy tax withholding requirements will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(d) Shares withheld or repurchased from an Option or a SAR or delivered by a Participant (by either actual delivery or attestation) to satisfy tax withholding requirements will not be added back to the Plan share reserve for issuance pursuant to Awards granted under the Plan.

(e) The full number of Shares subject to an Option shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, even if the exercise price of an Option is satisfied through net-settlement or by delivering Shares to the Company (by either actual delivery or attestation).

(f) The full number of Shares subject to a SAR shall count against the number of Shares remaining available for issuance pursuant to Awards made under the Plan (rather than the net number of Shares actually delivered upon exercise).

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APPENDIX A

(g) Shares repurchased on the open market with the proceeds of an Option will not be added back to the Plan share reserve for issuance pursuant to Awards granted under the Plan.

(h) Substitute Awards granted pursuant to Section 13.11 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1 (and any unissued or forfeited Shares underlying a substitute Award that is canceled, terminates, expires, is forfeited or lapses for any reason shall not be added back to the Plan share reserve).

(i) Subject to applicable Exchange requirements, shares available under a stockholder-approved plan of a company acquired by the Company (as appropriately adjusted to Shares to reflect the transaction) may be issued under the Plan pursuant to Awards granted to individuals who were not employees or directors of the Company or its Affiliates immediately before such transaction and will not count against the maximum share limitation specified in Section 5.1.

5.3. STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4. LIMITATION ON COMPENSATION FOR NON-EMPLOYEE DIRECTORS. With respect to any one calendar year, the aggregate compensation that may be granted or awarded to any one Non-Employee Director, including all meeting fees, cash retainers and retainers granted in the form of Awards, shall not exceed $500,000, or $750,000 in the case of a non-employee Chairman of the Board or Lead Director. For purposes of such limit, the value of Awards will be determined based on the aggregate Grant Date fair value of all awards issued to the director in such year (computed in accordance with applicable financial accounting rules).

ARTICLE 6

ELIGIBILITY

6.1. GENERAL. Awards may be granted only to Eligible Participants. Incentive Stock Options may be granted only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code. Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

ARTICLE 7

STOCK OPTIONS

7.1. GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) EXERCISE PRICE. The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 13.11) shall not be less than the Fair Market Value as of the Grant Date.

(b) PROHIBITION ON REPRICING. Except as otherwise provided in Article 14, without the prior approval of stockholders of the Company: (i) the exercise price of an Option may not be reduced, directly or indirectly, (ii) an Option may not be cancelled in exchange for a new Option or other Awards if the current Fair Market Value of the Shares underlying the Option is lower than the exercise price per share of the Option, (iii) the Company may not repurchase an Option for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option is lower than the exercise price per share of the Option, and (iv) the Company may not take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the Exchange.

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(c) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Sections 7.1(e) and 13.6, and may include in the Award Certificate a provision that an Option that is otherwise exercisable and has an exercise price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term by means of a “net exercise,” thus entitling the optionee to Shares equal to the intrinsic value of the Option on such exercise date, less the number of Shares required for tax withholding. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.

(d) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, and the methods by which Shares shall be delivered or deemed to be delivered to Participants. As determined by the Committee at or after the Grant Date, payment of the exercise price of an Option may be made, in whole or in part, in the form of (i) cash or cash equivalents, (ii) delivery (by either actual delivery or attestation) of previously-acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised, (iii) withholding of Shares from the Option based on the Fair Market Value of the Shares on the date the Option is exercised, (iv) broker-assisted market sales, or (v) any other “cashless exercise” arrangement.

(e) EXERCISE TERM. Except for Nonstatutory Options granted to Participants outside the United States, no Option granted under the Plan shall be exercisable for more than ten years from the Grant Date.

(f) NO DEFERRAL FEATURE. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(g) NO DIVIDEND EQUIVALENTS. No Option shall provide for Dividend Equivalents.

7.2. INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. Without limiting the foregoing, any Incentive Stock Option granted to a Participant who at the Grant Date owns more than 10% of the voting power of all classes of shares of the Company must have an exercise price per Share of not less than 110% of the Fair Market Value per Share on the Grant Date and an Option term of not more than five years. If all of the requirements of Section 422 of the Code (including the above) are not met, the Option shall automatically become a Nonstatutory Stock Option.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1. GRANT OF STOCK APPRECIATION RIGHTS. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a) RIGHT TO PAYMENT. Upon the exercise of a SAR, the Participant has the right to receive, for each Share with respect to which the SAR is being exercised, the excess, if any, of:

(1) The Fair Market Value of one Share on the date of exercise; over

(2) The base price of the SAR as determined by the Committee and set forth in the Award Certificate, which (except for a SAR issued as a substitute Award pursuant to Section 13.11) shall not be less than the Fair Market Value of one Share on the Grant Date.

(b) PROHIBITION ON REPRICING. Except as otherwise provided in Article 14, without the prior approval of the stockholders of the Company, (i) the base price of a SAR may not be reduced, directly or indirectly, (ii) a SAR may not be cancelled in exchange for a new SAR other Awards if the current Fair Market Value of the Shares underlying the SAR is lower than the base price per share of the SAR, (iii) the Company may not repurchase a SAR for value (in

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APPENDIX A

cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the SAR is lower than the base price per share of the SAR, and (iv) the Company may not take any other action with respect to a SAR that would be treated as a repricing under the rules and regulations of the Exchange.

(c) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, subject to Sections 8.1(d) and 13.6, and may include in the Award Certificate a provision that a SAR that is otherwise exercisable and has a base price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term, thus entitling the holder to cash or Shares equal to the intrinsic value of the SAR on such exercise date, less the cash or number of Shares required for tax withholding.

(d) EXERCISE TERM. Except for SARs granted to Participants outside of the United States, no SAR granted under the Plan shall be exercisable for more than ten years from the Grant Date.

(e) NO DEFERRAL FEATURE. No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.

(f) NO DIVIDEND EQUIVALENTS. No SAR shall provide for Dividend Equivalents.

ARTICLE 9

RESTRICTED STOCK, RESTRICTED STOCK UNITS

AND DEFERRED STOCK UNITS

9.1. GRANT OF RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS. The Committee is authorized to make Awards of Restricted Stock, Restricted Stock Units or Deferred Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

9.2. ISSUANCE AND RESTRICTIONS. Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, for example, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines (subject to Section 13.6) at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate, a Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units or Deferred Stock Units until such time as Shares of Stock are paid in settlement of such Awards.

9.3. DIVIDENDS AND DIVIDEND EQUIVALENTS. Dividends accrued on shares of Restricted Stock or Dividend Equivalents accrued with respect to Restricted Stock Units or Deferred Stock Units before the underlying Awards are vested shall, as provided in the Award Certificate, (i) be forfeited, (ii) be reinvested in the form of additional Shares (subject to Share availability under Section 5.1 hereof), which shall be subject to the same vesting provisions as provided for the host Award, or (iii) be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and any dividends or Dividend Equivalents accrued with respect to forfeited Restricted Stock, Restricted Stock Units or Deferred Stock Units will be reconveyed to the Company without further consideration or any act or action by the Participant. Notwithstanding anything in the Plan to the contrary, any Shares or any other property distributed as a dividend, Dividend Equivalent or otherwise with respect to any Restricted Stock, Restricted Stock Units or Deferred Stock Units as to which the restrictions have not yet lapsed or which is not vested shall be subject to the same restrictions, vesting and risk of forfeiture as the underlying Award and shall not be paid/settled unless and until the underlying Award vests.

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APPENDIX A

9.4. FORFEITURE. Subject to the terms of the Award Certificate and except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Service during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

9.5. DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock shall be delivered to the Participant at the Grant Date either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 10

PERFORMANCE AWARDS

10.1. GRANT OF PERFORMANCE AWARDS. The Committee is authorized to grant any Award under this Plan, including cash-based Awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee. Any such Awards with performance-based vesting criteria are referred to herein as Performance Awards. Subject to Section 5.4, the Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, and to designate the provisions of such Performance Awards as provided in Section 4.3.

10.2. PERFORMANCE GOALS. The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in an amount determined by the Committee.

10.3. DIVIDENDS AND DIVIDEND EQUIVALENTS. Dividends or Dividend Equivalents accrued with respect to Performance Awards before the underlying Awards are vested shall, as provided in the Award Certificate, (i) be forfeited, (ii) be reinvested in the form of additional Shares (subject to Share availability under Section 5.1 hereof), which shall be subject to the same vesting provisions as provided for the host Award, or (iii) be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and any dividends or Dividend Equivalents accrued with respect to forfeited Performance Awards will be reconveyed to the Company without further consideration or any act or action by the Participant. Notwithstanding anything in the Plan to the contrary, any Shares or any other property distributed as a dividend, Dividend Equivalent or otherwise with respect to any Performance Award as to which the restrictions have not yet lapsed or which is not vested shall be subject to the same restrictions, vesting and risk of forfeiture as the underlying Award and shall not be paid/settled unless and until the underlying Award vests.

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APPENDIX A

ARTICLE 11

DIVIDEND EQUIVALENTS

11.1. GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents with respect to Full-Value Awards granted hereunder. Dividend Equivalents shall entitle the Participant to receive payments equal to ordinary cash dividends or distributions with respect to all or a portion of the number of Shares subject to a Full-Value Award, as determined by the Committee. Notwithstanding anything to the contrary, Dividend Equivalents accruing on unvested Full-Value Awards shall, as provided in the Award Certificate, either (i) be reinvested in the form of additional Shares (subject to Share availability under Section 5.1 hereof), which shall be subject to the same vesting provisions as provided for the host Award, or (ii) be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and, in either case, any Dividend Equivalents accrued with respect to forfeited Awards will be reconveyed to the Company without further consideration or any act or action by the Participant. Notwithstanding anything in the Plan to the contrary, any Shares or any other property distributed as a Dividend Equivalent with respect to a Full-Value Award as to which the restrictions have not yet lapsed or which is not yet vested shall be subject to the same restrictions, vesting and risk of forfeiture as such Full-Value Award to which it relates and shall not be paid/settled unless and until the underlying Full-Value Award vests.

ARTICLE 12

STOCK OR OTHER STOCK-BASED AWARDS

12.1. GRANT OF STOCK OR OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value or net asset value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards, subject to Sections 11.1 and 13.6.

ARTICLE 13

PROVISIONS APPLICABLE TO AWARDS

13.1. AWARD CERTIFICATES. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

13.2. FORM OF PAYMENT FOR AWARDS. At the discretion of the Committee, payment of Awards may be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum, or in installments, as determined by the Committee.

13.3. LIMITS ON TRANSFER.

(a) Each Award and each right under any Award shall be exercisable only by the holder thereof during such holder’s lifetime, or, if permissible under applicable law, by such holder’s guardian or legal representative or by a transferee receiving such Award pursuant to a domestic relations order (a “QDRO”) as defined in Section 414(p)(1)(B) of the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

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APPENDIX A

(b) No Award (prior to the time, if applicable, Shares are delivered in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a grantee otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Stock, to the Company) or pursuant to a QDRO, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary to receive benefits in the event of the grantee’s death shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(c) Notwithstanding subsections (a) and (b) above, to the extent provided in the Award Certificate, Awards (other than Incentive Stock Options and corresponding Awards), may be transferred, without consideration, to a Permitted Transferee. For this purpose, a “Permitted Transferee” in respect of any grantee means any member of the Immediate Family of such grantee, any trust of which all of the primary beneficiaries are such grantee or members of his or her Immediate Family, or any partnership (including limited liability companies and similar entities) of which all of the partners or members are such grantee or members of his or her Immediate Family; and the “Immediate Family” of a grantee means the grantee’s spouse, any person sharing the grantee’s household (other than a tenant or employee), children, stepchildren, grandchildren, parents, stepparents, siblings, grandparents, nieces and nephews. Such Award may be exercised by such transferee in accordance with the terms of the Award Certificate.

(d) Nothing herein shall be construed as requiring the Company or any Affiliate to honor a QDRO except to the extent required under applicable law.

13.4. BENEFICIARIES. Notwithstanding Section 13.3, a Participant may, if permitted by the Committee and in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A Permitted Transferee, beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, any payment due to the Participant shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant, in the manner provided by the Company, at any time provided the change or revocation is filed with the Committee.

13.5. STOCK TRADING RESTRICTIONS. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

13.6. MINIMUM VESTING REQUIREMENTS. Notwithstanding any other provision of the Plan to the contrary, equity-based Awards (or any portion thereof) granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) substitute Awards granted pursuant to Section 13.11, (ii) Awards to Non-Employee Directors that vest on the earlier of the one-year anniversary of the date of grant and the date of the next annual meeting of stockholders after the immediately preceding year’s annual meeting (provided that the period between annual meetings is not less than 50 weeks), and (iii) any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 5.1 (subject to adjustment under Section 14.1). For the avoidance of doubt, this Section 13.6 does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of termination of service of a Participant or upon a Change in Control under the authority set forth in Section 13.8, in the terms of the Award Certificate or otherwise.

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APPENDIX A

13.7. ACCELERATION UPON DEATH, DISABILITY. Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the termination of a person’s Continuous Service by reason of death or Disability:

(i) all of that Participant’s outstanding Options and SARs shall become fully exercisable, and shall thereafter remain exercisable for a period of one (1) year or until the earlier expiration of the original term of the Option or SAR;

(ii) all time-based vesting restrictions on that Participant’s outstanding Awards shall lapse as of the date of termination; and

(iii) the payout opportunities attainable under all of that Participant’s outstanding performance-based Awards shall be deemed to have been fully earned as of the date of termination as follows:

(A) if the date of termination occurs during the first half of the applicable performance period, all relevant performance goals will be deemed to have been achieved at the “target” level, and

(B) if the date of termination occurs during the second half of the applicable performance period, the actual level of achievement of all relevant performance goals against target will be measured as of the end of the calendar quarter immediately preceding the date of termination, and

(C) in either such case, there shall be a prorata payout to the Participant or his or her estate within sixty (60) days following the date of termination (unless a later date is required by Section 16.3 hereof), based upon the length of time within the performance period that has elapsed prior to the date of termination.

13.8. EFFECT OF A CHANGE IN CONTROL. The provisions of this Section 13.8 shall apply in the case of a Change in Control, unless otherwise provided in the Award Certificate or any special Plan document or separate agreement with a Participant governing an Award or in the applicable transaction document.

(a) Awards not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board: (i) outstanding Options, SARs and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) the target payout opportunities under outstanding performance-based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon an assumed achievement of all relevant performance goals at the “target” level, and there shall be a full payout to Participants within sixty (60) days following the Change in Control (unless a later date is required by Section 16.3(d) hereof). Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate.

(b) Awards Assumed or Substituted by Surviving Entity. With respect to Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with a Change in Control: if a Participant’s service is terminated without Cause or the Participant resigns for Good Reason, then (i) all of that Participant’s outstanding Options, SARs and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on his or her outstanding Awards shall lapse, and (iii) the target payout opportunities under all of that Participant’s performance-based Awards that were outstanding immediately prior to effective time of the Change in Control shall be deemed to have been fully earned as of the date of termination based upon an assumed achievement of all relevant performance goals at the “target” level, and there shall be a full payout to such Participant within sixty (60) days following the date of termination of service (unless a later date is required by Section 16.3(d) hereof). With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either (i) the Award Certificate includes such provision or (ii) the Participant is party to an

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APPENDIX A

employment, severance or similar agreement with the Company or an Affiliate that includes provisions in which the Participant is permitted to resign for Good Reason. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate.

13.9. LIMITED DISCRETION TO ACCELERATE AWARDS. The Committee may in its sole discretion determine that, upon the termination of service of a Participant, all or a portion of such Participant’s Options, SARs and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, that all or a part of the time-based restrictions on all or a portion of the Participant’s outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards held by the Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 13.9.

13.10. RECOUPMENT AND FORFEITURE EVENTS. Awards under the Plan shall be subject to any compensation recoupment policy that the Company may adopt from time to time that is applicable by its terms to the Participant, including the Company’s Clawback Policy adopted on October 2, 2023, as amended from time to time. In addition, the Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, (i) termination of employment for cause, (ii) violation of material Company or Affiliate policies, (iii) breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, (iv) other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate, or (v) a later determination that the vesting of, or amount realized from, a Performance Award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, whether or not the Participant caused or contributed to such material inaccuracy. Nothing contained herein or in any Award Certificate prohibits the Participant from: (1) reporting possible violations of federal law or regulations, including any possible securities laws violations, to any governmental agency or entity; (2) making any other disclosures that are protected under the whistleblower provisions of federal law or regulations; or (3) otherwise fully participating in any federal whistleblower programs, including but not limited to any such programs managed by the U.S. Securities and Exchange.

13.11. SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 14

CHANGES IN CAPITAL STRUCTURE

14.1. MANDATORY ADJUSTMENTS. In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable.

BUILDERS FIRSTSOURCE, INC.	A-16	2026 PROXY STATEMENT

APPENDIX A

Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treas. Reg. Section 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

14.2. DISCRETIONARY ADJUSTMENTS. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 14.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise or base price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

14.3. GENERAL. Any discretionary adjustments made pursuant to this Article 14 shall be subject to the provisions of Section 15.2. To the extent that any adjustments made pursuant to this Article 14 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 15

AMENDMENT, MODIFICATION AND TERMINATION

15.1. AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan (other than pursuant to Article 14), (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations. Except as otherwise provided in Article 14, without the prior approval of the stockholders of the Company, the Plan may not be amended to permit: (i) the exercise price or base price of an Option or SAR to be reduced, directly or indirectly, (ii) an Option or SAR to be cancelled in exchange for cash, other Awards, or Options or SARs with an exercise or base price that is less than the exercise price or base price of the original Option or SAR, (iii) the Company to repurchase an Option or SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or SAR is lower than the exercise price or base price per share of the Option or SAR, or (iv) any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the Exchange.

BUILDERS FIRSTSOURCE, INC.	A-17	2026 PROXY STATEMENT

APPENDIX A

15.2. AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a) Subject to the terms of the Plan (including Article 14) and applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b) Except as otherwise provided in Article 14, without the prior approval of the stockholders of the Company, (i) the exercise price of an Option or base price of a SAR may not be reduced, directly or indirectly, (ii) an option or SAR may not be cancelled in exchange for a new Option, SAR or other Awards if the current Fair Market Value of the Shares underlying the Option or SAR is lower than the exercise price or base price per share of the Option or SAR, (iii) the Company may not repurchase an Option or SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or SAR is lower than the exercise price or base price per share of the Option or SAR, and (iv) the Company may not take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the Exchange; and

(c) No termination, amendment, or modification of the Plan shall adversely affect in any material respect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

15.3. COMPLIANCE AMENDMENTS. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 15.3 to any Award granted under the Plan without further consideration or action.

ARTICLE 16

GENERAL PROVISIONS

16.1. RIGHTS OF PARTICIPANTS.

(a) No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

(b) Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, or any Participant’s service as a director or consultant, at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

BUILDERS FIRSTSOURCE, INC.	A-18	2026 PROXY STATEMENT

APPENDIX A

(c) Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Article 15, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or any of its Affiliates.

(d) No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

16.2. WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or such Affiliate, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company or such Affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Unless otherwise determined by the Committee at the time the Award is granted or thereafter, any such withholding requirement may be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the amount required to be withheld in accordance with applicable tax requirements (up to the maximum individual statutory rate in the applicable jurisdiction as may be permitted under then-current accounting principles to qualify for equity classification), in accordance with such procedures as the Committee establishes. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

16.3. SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a) General. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Certificates shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b) Definitional Restrictions. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) of such Non-Exempt Deferred Compensation would be effected, under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such Non-Exempt Deferred Compensation will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event,” “disability” or “separation from service,” as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the non-409A conforming event.

BUILDERS FIRSTSOURCE, INC.	A-19	2026 PROXY STATEMENT

APPENDIX A

(c) Allocation among Possible Exemptions. If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee or the Chief Financial Officer) shall determine which Awards or portions thereof will be subject to such exemptions.

(d) Six-Month Delay in Certain Circumstances. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute Non-Exempt Deferred Compensation would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes), and to the extent necessary to avoid the imposition of taxes under Section 409A of the Code:

(i) the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant's death) (in either case, the “Required Delay Period”); and

(ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder.

(e) Installment Payments. If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).

(f) Timing of Release of Claims. Whenever an Award conditions a payment or benefit on the Participant’s execution and non-revocation of a release of claims, such release must be executed and all revocation periods shall have expired within sixty (60) days after the date of termination of the Participant’s employment; failing which such payment or benefit shall be forfeited. If such payment or benefit is exempt from Section 409A of the Code, the Company may elect to make or commence payment at any time during such 60-day period. If such payment or benefit constitutes Non-Exempt Deferred Compensation, then, subject to subsection (c) above, (i) if such 60-day period begins and ends in a single calendar year, the Company may make or commence payment at any time during such period at its discretion, and (ii) if such 60-day period begins in one calendar year and ends in the next calendar year, the payment shall be made or commence during the second such calendar year (or any later date specified for such payment under the applicable Award), even if such signing and non-revocation of the release occur during the first such calendar year included within such 60-day period. In other words, a Participant is not permitted to influence the calendar year of payment based on the timing of signing the release.

(g) Permitted Acceleration. The Company shall have the sole authority to make any accelerated distribution permissible under Treas. Reg. Section 1.409A-3(j)(4) to Participants of deferred amounts, provided that such distribution(s) meets the requirements of Treas. Reg. Section 1.409A-3(j)(4).

BUILDERS FIRSTSOURCE, INC.	A-20	2026 PROXY STATEMENT

APPENDIX A

16.4. UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. In its sole discretion, the Committee may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of Shares or with respect to Awards. This Plan is not intended to be subject to ERISA.

16.5. RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan. Nothing contained in the Plan will prevent the Company from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

16.6. EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

16.7. TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

16.8. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

16.9. FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

16.10. GOVERNMENT AND OTHER REGULATIONS.

(a) Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b) Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

BUILDERS FIRSTSOURCE, INC.	A-21	2026 PROXY STATEMENT

APPENDIX A

16.11. GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Delaware.

16.12. SEVERABILITY. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

16.13. NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

BUILDERS FIRSTSOURCE, INC.	A-22	2026 PROXY STATEMENT

APPENDIX A

The foregoing is hereby acknowledged as being the Builders FirstSource, Inc. 2026 Equity Incentive Plan as adopted by the Board on February 16, 2026, and approved by the stockholders on _______, 2026.

Builders FirstSource, Inc.

By:

Its:

BUILDERS FIRSTSOURCE, INC.	A-23	2026 PROXY STATEMENT

APPENDIX B

BUILDERS FIRSTSOURCE, INC.

EMPLOYEE STOCK PURCHASE PLAN

(Approved by Stockholders on May __, 2026)

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries and Designated Affiliates with an opportunity to purchase shares of Common Stock through accumulated Contributions. This Plan includes two components: a Code Section 423 Component (the “423 Component”) and a non-Code Section 423 Component (the “Non-423 Component”). It is the intention of the Company to have the 423 Component qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the 423 Component, accordingly, shall be construed so as to extend and limit participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of options under the Non-423 Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code; such options shall be granted pursuant to rules, procedures or subplans adopted by the Committee designed to achieve tax, securities laws or other objectives for Eligible Employees and the Company. Except as otherwise provided herein, the Non-423 Component will be operated and administered in the same manner as the 423 Component.

2. Definitions.

(a) “Administrator” means the Committee or, subject to Applicable Laws, one or more of the Company’s officers or management team appointed by the Board or Committee to administer the day-to-day operations of the Plan.

(b) “Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (b) any entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.

(c) “Applicable Laws” means the requirements relating to the administration of equity-based awards and the related issuance of shares of Common Stock under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules of any Exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. jurisdiction where options to purchase shares of Common Stock are, or will be, granted under the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or U.S. Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(f) “Committee” means the Compensation Committee of the Board, or any subcommittee referred to in Section 14(d).

(g) “Common Stock” means the common stock of the Company.

APPENDIX B

(h) “Company” means Builders FirstSource, Inc., a Delaware corporation, or any successor thereto.

(i) “Compensation” shall be defined from time to time by the Committee in its sole discretion with respect to any Offering Period. Except as otherwise defined by the Committee from time to time in its sole discretion, “Compensation” means wages and salary. Except as otherwise determined by the Committee, “Compensation” does not include: (1) any bonuses or commissions, (2) overtime pay and regularly paid wage premiums (such as evening or shift premiums), (3) any amounts contributed by the Company or a Designated Subsidiary or Designated Affiliate to any pension plan, (4) any automobile or relocation allowances (or reimbursement for any such expenses), (5) any amounts realized from the exercise of any stock options or other equity incentive awards, (6) any amounts paid by the Company or a Designated Subsidiary or Designated Affiliate for other fringe benefits, such as health and welfare, hospitalization and group life insurance benefits, or perquisites, or paid in lieu of such benefits, or (7) other similar forms of extraordinary compensation. The Administrator shall have the discretion to determine the application of this definition to employees outside the United States.

(j) “Contributions” means the payroll deductions or, if permitted by the Administrator to comply with non-U.S. requirements, amounts contributed to the Plan via cash, check or other means, used to fund the exercise of options granted pursuant to the Plan.

(k) “Designated Affiliate” means any Affiliate that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Non-423 Component.

(l) “Designated Percent” means the percentage of Fair Market Value determined by the Administrator for purposes of determining the Purchase Price. Until specified otherwise by the Committee, the Designated Percent shall be 85%.

(m) “Designated Subsidiary” means any Subsidiary that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the 423 Component.

(n) “Effective Date” means the date that the Company’s stockholders approve the Plan.

(o) “Eligible Employee” means (i) any individual who is an employee providing services to the Company or a Designated Subsidiary, or (ii) any individual who is an employee providing services to the Company or any Designated Affiliate, unless any such employee is specifically excluded by the Administrator from participation. The Administrator, in its discretion, from time to time may, prior to an Offering Date for all options to be granted on such Offering Date in an Offering, determine that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), or (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, provided that any such exclusion is applied with respect to each Offering in a uniform manner to all similarly-situated employees who otherwise would be Eligible Employees for that Offering. For purposes of the 423 Component, the employment relationship shall be treated as continuing intact while the individual is on military or sick leave or other bona fide leave of absence approved by the Company or the Designated Subsidiary so long as the leave does not exceed three (3) months or if longer than three (3) months, the individual’s right to reemployment is provided by statute or has been agreed to by contract or in a written policy of the Company which provides for a right of reemployment following the leave of absence. The employment relationship shall be treated as continuing intact where an Eligible Employee transfers employment between the Company, Designated Subsidiaries and/or Designated Affiliates; provided, however, that an individual who is not employed by the Company or a Designated Subsidiary on the Offering Date and through a date that is no more than three (3) months prior to the

BUILDERS FIRSTSOURCE, INC.	B-2	2026 PROXY STATEMENT

APPENDIX B

Exercise Date will participate only in the Non-423 Component unless the individual continues to have a right to reemployment with the Company or a Designated Subsidiary provided by statute or contract or in a written policy of the Company which provides for a right of reemployment following the leave of absence. The Administrator shall establish rules to govern other transfers into the 423 Component, and between any separate Offerings established thereunder, consistent with the applicable requirements of Section 423 of the Code.

(p) “Exchange” means any national securities exchange or national market system on which the Stock may from time to time be listed or traded.

(q) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(r) “Exercise Date” means the last Trading Day of the Offering Period.

(s) “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, (i) if the Common Stock is listed or traded on any Exchange, the closing price for such Common Stock (or the closing bid, if no sales were reported) as quoted on such Exchange (or the Exchange with the greatest volume of trading in the Common Stock) for the last market trading day prior to the day of determination, as reported by Bloomberg L.P. or such other source as the Administrator deems reliable.

(t) “Maximum Share Amount” means the maximum number of shares of Common Stock that a Participant may purchase on any given Exercise Date, as determined by the Committee in its sole discretion prior to the commencement of the Offering Period.

(u) “New Exercise Date” means a new Exercise Date if the Administrator shortens any Offering Period then in progress.

(v) “Offering” means an offer under the Plan of an option that may be exercised during an Offering Period. For purposes of this Plan, the Committee may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Designated Subsidiaries or Designated Affiliates will participate, even if the dates of the applicable Offering Periods of each such Offering are identical.

(w) “Offering Date” means the first Trading Day of each Offering Period.

(x) “Offering Periods” means the period of time during which offers to purchase shares of Common Stock are outstanding under the Plan. The Committee shall determine the length of each Offering Period, which need not be uniform; provided that no Offering Period shall exceed twenty-seven (27) months in length. Until specified otherwise by the Committee, the first Offering Period will be the 6-month period beginning July 1, 2026 and ending December 31, 2026; thereafter Offering Periods will be the six-month periods beginning January 1 and July 1 of each year, commencing January 1, 2027.

(y) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z) “Participant” means an Eligible Employee that participates in the Plan.

(aa) “Plan” means this Builders FirstSource, Inc. Employee Stock Purchase Plan, including both the 423 Component and the Non-423 Component.

BUILDERS FIRSTSOURCE, INC.	B-3	2026 PROXY STATEMENT

APPENDIX B

(bb) “Purchase Price” means the Designated Percent of the Fair Market Value of a share of Common Stock on the Offering Date or the Exercise Date, whichever is lower. The Administrator may change the Designated Percent for any Offering Period but in no event shall the Designated Percent be less than eighty-five percent (85%). Such Purchase Price may be established by the Committee by any manner or method the Committee determines, pursuant to Section 14, and subject to (i) with respect to the 423 Component, compliance with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or Exchange rule) or (ii) with respect to the Non-423 Component, pursuant to such manner or method as determined by the Committee to comply with applicable local law.

(cc) “Securities Act” means the Securities Act of 1933, as amended from time to time.

(dd) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(ee) “Trading Day” means a day on which the NASDAQ Global Select Market is open for trading.

(ff) “U.S.” means United States.

(gg) “U.S. Treasury Regulations” means the Treasury regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code shall include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

3. Eligibility.

(a) Offering Periods. Any Eligible Employee on a given Offering Date will be eligible to participate in the Plan, subject to the requirements of Section 5, provided, however, that employees who are citizens or residents of a non-U.S. jurisdiction may be excluded from participation in the Plan or an Offering if the participation of such Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code.

(b) Limitations. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an option under the 423 Component of the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate which exceeds twenty-five thousand U.S. dollars (USD 25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423 of the Code and the regulations thereunder.

4. Offering Periods. Within the limitations set forth in Section 2(x), the Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) without stockholder approval. Any such change shall be announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5. Participation. An Eligible Employee may become a participant in the Plan by following an electronic or other enrollment procedure as may be established by the Administrator from time to time.

BUILDERS FIRSTSOURCE, INC.	B-4	2026 PROXY STATEMENT

APPENDIX B

6. Contributions.

(a) At the time a Participant enrolls in the Plan pursuant to Section 5, he or she will elect to have Contributions made on each pay day during the Offering Period in an amount not exceeding twenty-five percent (25%) of the Compensation which he or she receives on each pay day during the Offering Period. The Administrator may permit Eligible Employees participating in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means to comply with non-U.S. requirements, provided, that such contributions shall not exceed twenty-five percent (25%) of the Compensation received each pay period, during the Offering Period. A Participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(b) Payroll deductions or contributions, as applicable, for a Participant will commence on the first pay day following the Offering Date and will end on the last pay day prior to the Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.

(c) All Contributions made for a Participant will be credited to his or her account under the Plan and Contributions will be made in whole percentages only.

(d) Subject to Applicable Laws, a Participant may discontinue his or her participation in the Plan as provided in Section 10 by completing any forms and following any procedures (including specified deadlines) established by the Administrator or its designee. The change will become effective as soon as administratively practicable after receipt.

(e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b), a Participant’s Contributions may be decreased to zero percent (0%) at any time during an Offering Period. Subject to Section 423(b)(8) of the Code, Contributions will recommence at the rate originally elected by the Participant effective as of the beginning of the first Offering Period scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.

(f) At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of (or any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company’s or its Subsidiary’s or Affiliate’s federal, state, local or any other tax liability payable to any authority, national insurance, social security, payment-on-account or other tax obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock (or any other time that a taxable event related to the Plan occurs), including, for the avoidance of doubt, any liability of the Participant to pay an employer tax or social insurance contribution obligation, which liability has been shifted to the Participant as a matter of law or contract. At any time, the Company or its Subsidiary or Affiliate, as applicable, may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or its Subsidiary or Affiliate, as applicable, to meet applicable withholding obligations, including any withholding required to make available to the Company or its Subsidiary or Affiliate, as applicable, any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee. In addition, the Company or its Subsidiary or Affiliate, as applicable, may (i) withhold from the proceeds of the sale of Common Stock, (ii) withhold a sufficient whole number of shares of Common Stock otherwise issuable following purchase having an aggregate fair market value sufficient to pay applicable withholding obligations, or (iii) may withhold by any other means set forth in the applicable subscription agreement.

7. Grant of Option. On the Offering Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee’s Contributions accumulated during such Offering Period prior to such Exercise Date and retained in the

BUILDERS FIRSTSOURCE, INC.	B-5	2026 PROXY STATEMENT

APPENDIX B

Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Eligible Employee be permitted to purchase during each Offering Period more than the Maximum Share Amount, subject to adjustment pursuant to Section 19(a), and provided further that such purchase will be subject to the limitations set forth in Sections 3(b) and 13. The Eligible Employee may accept the grant of such option by electing to participate in the Plan in accordance with the requirements of Section 5. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that an Eligible Employee may purchase during each Offering Period. Exercise of the option will occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10. The option will expire on the last day of the Offering Period.

8. Exercise of Option.

(a) Unless a Participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated Contributions from his or her account; provided that in no event will an Eligible Employee be permitted to purchase during each Offering Period more than the Maximum Share Amount, subject to adjustment pursuant to Section 19(a), and provided further that such purchase will be subject to the limitations set forth in Sections 3(b) and 13. No fractional shares of Common Stock will be purchased. Any Contributions accumulated in a Participant’s account which are not sufficient to purchase a full share will, at the discretion of the Administrator, be refunded to the Participant, without interest, or be retained in the Participant’s account for the subsequent Offering Period. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by him or her.

(b) In the event that the number of shares of Common Stock to be purchased by all Participants in any Offering Period exceeds the number of shares of Common Stock then available for issuance under the Plan, (i) the Company shall make a pro rata allocation of the remaining shares of Common Stock in as uniform a manner as shall be practicable and as the Committee shall, in its sole discretion, determine to be equitable and (ii) all funds not used to purchase shares of Common Stock on the Exercise Date shall be returned, without interest to the Participants.

9. Delivery. By enrolling in the Plan, each Participant shall be deemed to have authorized the establishment of a brokerage account on his or her behalf at a securities brokerage firm selected by the Company. As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company shall arrange for the delivery to each Participant of the shares of Common Stock purchased upon exercise of his or her option to the Participant’s brokerage or Plan share account in a form determined by the Company. Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Common Stock issued in connection with any purchase under the Plan, and instead such shares of Common Stock shall be recorded in the books of the brokerage firm or, as applicable, the Company, its transfer agent, stock plan administrator or such other outside entity which is not a brokerage firm.

10. Withdrawal.

(a) A Participant may withdraw all but not less than all the Contributions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by following an electronic or other withdrawal procedure determined by the Administrator from time to time. All of the Participant’s Contributions credited to his or her account will, at the discretion of the Administrator, (i) be retained in Participant’s account and used to purchase shares of Common Stock at the next Exercise Date, or (ii) be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal and such Participant’s options for the Offering Period shall be terminated automatically, and no further payroll deductions or contributions for the purchase of shares of Common Stock shall be made for such Offering Period. If a Participant withdraws from an Offering Period, Contributions will not resume at the beginning of the succeeding Offering Period, unless the Participant re-enrolls in the Plan as prescribed by the Administrator from time to time.

BUILDERS FIRSTSOURCE, INC.	B-6	2026 PROXY STATEMENT

APPENDIX B

(b) A Participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

11. Termination of Employment. Unless otherwise determined by the Administrator, upon a Participant’s ceasing to be an Eligible Employee for any reason, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to such Participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such Participant’s option will be automatically terminated. Unless determined otherwise by the Administrator in a manner that is permitted by, and compliant with, Section 423 of the Code, a Participant whose employment transfers between entities through a termination with an immediate rehire (with no break in service) by the Company or a Designated Subsidiary or Designated Affiliate shall not be treated as terminated under the Plan.

12. Interest. No interest will accrue on the Contributions of a Participant in the Plan, except as may be required by applicable law, as determined by the Administrator.

13. Stock. Subject to adjustment as provided in Section 19 hereof, the maximum number of shares of Common Stock that will be made available for sale under the Plan will be 2,500,000 shares of Common Stock. The limitation set forth in this section may be used to satisfy purchases of shares of Common Stock under either the 423 Component or the Non-423 Component of the Plan.

14. Administration.

(a) Unless otherwise designated by the Board, the Committee shall serve as the Administrator. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to designate separate Offerings under the Plan, to designate Subsidiaries or Affiliates as participating in the Plan, to determine eligibility and adjudicate all disputed claims filed under the Plan, including whether Eligible Employees shall participate in the 423 Component or the Non-423 Component and which entities shall be Designated Subsidiaries or Designated Affiliates, and to establish such procedures that it deems necessary for the administration of the Plan. Notwithstanding any provision to the contrary in this Plan, the Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and subplans, which, for purposes of the Non-423 Component, may be outside the scope of Section 423 of the Code, regarding, without limitation, eligibility to participate, the definition of Compensation, handling of Contributions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements.

(b) Every finding, decision and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties, including the Company, Designated Subsidiary, Designated Affiliate, Participant, Eligible Employee, or any beneficiary of such person, as applicable.

(c) To the extent allowable pursuant to applicable law, each member of the Board, the Committee, the Administrator or any employee of the Company, a Designated Subsidiary, or a Designated Affiliate (each such person, a “Covered Person”) shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such Covered Person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by

BUILDERS FIRSTSOURCE, INC.	B-7	2026 PROXY STATEMENT

APPENDIX B

reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that he or she has acted in accordance with his or her duties and responsibilities to the Company under applicable law, and provided that he or she gives the Company an opportunity, at its own expense, to handle and defend any claim, action, suit, or proceeding to which he or she is a party before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Covered Persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(d) To the extent not prohibited by Applicable Law, the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees of the Committee, the Administrator or other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation. For purposes of the Plan, reference to the Committee will be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to this Section 14(d).

15. Designation of Beneficiary.

(a) If permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, if permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.

(b) Such designation of beneficiary, if permitted, may be changed by the Participant at any time by notice in a form determined by the Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(c) All beneficiary designations will be in such form and manner as the Administrator may designate from time to time.

16. Transferability. Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17. Use of Funds. The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions, except as may be required by applicable local law, as determined by the Administrator. Until shares of Common Stock are issued, Participants will only have the rights of an unsecured creditor with respect to the Plan, although Participants in specified Offerings may have additional rights where required under local law, as determined by the Administrator.

BUILDERS FIRSTSOURCE, INC.	B-8	2026 PROXY STATEMENT

APPENDIX B

18. Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of Contributions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

19. Adjustments; Dissolution or Liquidation; Corporate Transactions.

(a) Adjustments. Subject to any required action by the stockholders of the Company, the maximum number of shares of Common Stock that shall be made available for sale under the Plan, the maximum number of shares of Common Stock that each Participant may purchase during the Offering Period pursuant to the Maximum Share Amount or over a calendar year under the USD 25,000 limitation (pursuant to Section 3(b)) and the per share price used to determine the Purchase Price shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from any nonreciprocal transaction between the Company and its stockholders, (such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend), that affects the Common Stock (or other securities of the Company) or the price of shares of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding options. Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each Participant in writing or electronically, prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c) Certain Corporate Transactions. In the event of a reorganization, merger, or consolidation of the Company with one or more corporations in which the Company is not the surviving corporation (or survives as a direct or indirect subsidiary of such other constituent corporation or its parent), or upon a sale of substantially all of the property or stock of the Company to another corporation, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date on which such Offering Period shall end. The New Exercise Date will occur before the date of the Company’s proposed merger or Change in Control. The Administrator will notify each Participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

20. Amendment or Termination.

(a) Subject to any applicable law or government regulation and to the rules of any Exchange or quotation system on which the shares of Common Stock may be listed or quoted, the Plan may be amended, modified, suspended or terminated by the Board without the approval of the stockholders of the Company. Except as provided in Section 19, no amendment may make any change in any option previously granted which adversely affects the rights of any Participant or any beneficiary (as applicable) without the consent of the affected Participant or

BUILDERS FIRSTSOURCE, INC.	B-9	2026 PROXY STATEMENT

APPENDIX B

beneficiary. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or Exchange rule), the Company shall obtain stockholder approval of any amendment in such a manner and to such a degree as required.

(b) Without stockholder approval and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Administrator or its delegate, to the extent permitted under the terms of the Plan, applicable law, the Bylaws of the Company and under the Committee charter, may change the Offering Periods, limit the frequency or number of changes in the amount withheld during an Offering Period, establish the exchange rate applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant to adjust for delays or mistakes in the Company’s processing of properly completed Contribution elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of shares of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Committee deems appropriate.

21. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. Conditions Upon Issuance of Shares. Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of U.S. and non-U.S. law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any Exchange, and will be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23. Notification of Sale of Shares of Common Stock. Each Participant shall give the Administrator prompt notice of any disposition of Common Stock acquired pursuant to the option granted under the Plan in accordance with such procedures as may be established by the Administrator. The Administrator may require that until such time as a Participant disposes of shares of Common Stock acquired pursuant to the option granted under the Plan, the Participant shall hold all such shares of Common Stock in the Participant’s name and with a third-party broker/administrator designated by the Company until the lapse of any time period(s) established by the Administrator.

24. Clawback/Recoupment Policy. Notwithstanding anything contained herein to the contrary, all shares of Common Stock acquired pursuant to the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board and, in each case, as may be amended from time to time. No such policy adoption or amendment shall in any event require the prior consent of any Participant.

25. Code Section 409A; Tax Qualification.

(a) Options granted under the 423 Component are exempt from the application of Section 409A of the Code. Options granted under the Non-423 Component to U.S. taxpayers are intended to be exempt from the application of Section 409A under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. Subject to Section 23(b), options granted to U.S. taxpayers under the Non-423 Component are subject to such terms and conditions that will permit such options to satisfy the requirements of the short-term deferral exception available under Section 409A of the Code, including the requirement that the shares

BUILDERS FIRSTSOURCE, INC.	B-10	2026 PROXY STATEMENT

APPENDIX B

of Common Stock subject to an option be delivered within the short-term deferral period. Subject to Section 23(b), in the case of a Participant who would otherwise be subject to Section 409A of the Code, to the extent the Company determines that an option or the exercise, payment, settlement or deferral is subject to Section 409A of the Code, the option shall be granted, exercised, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Anything in the foregoing to the contrary notwithstanding, the Company shall have no liability to a Participant or any other party if the option that is intended to be exempt from, or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Company with respect thereto.

(b) Although the Company may endeavor to (i) qualify an option for favorable tax treatment under the laws of the U.S. or jurisdictions outside of the U.S. or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 26(a). The Company is not constrained in its corporate activities by any potential negative tax impact on Participants under the Plan.

26. Term of Plan. The Plan will be effective as of the Effective Date and will continue in effect through the tenth (10th) anniversary thereof, unless sooner terminated under Section 20.

27. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

28. Governing Law and Jurisdiction. The Plan shall be governed by, and construed in accordance with, the laws of the U.S. State of Delaware (except its choice-of-law provisions). The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to) this Plan shall be exclusively in the courts in the U.S. State of Delaware, including the U.S. federal courts located therein (should federal jurisdiction exist).

29. No Right to Employment. Participation in the Plan by a Participant shall not be construed as giving a Participant the right to be retained as an employee of the Company, a Subsidiary or an Affiliate, as applicable. Furthermore, the Company, a Subsidiary or an Affiliate may dismiss a Participant from employment at any time, free from any liability or any claim under the Plan.

30. Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.

31. Compliance with Applicable Laws. The terms of this Plan are intended to comply with all Applicable Laws and will be construed accordingly.

BUILDERS FIRSTSOURCE, INC.	B-11	2026 PROXY STATEMENT

PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone. Vote Your Proxy on the Internet: Go to http://www.FCRvote.com/BLDR Have your proxy card available when you access the above website. Follow the prompts to vote your shares. NAME & ADDRESS HERE Vote Your Proxy by Phone: As a stockholder of Builders FirstSource, Inc., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic or telephonic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 8:00 a.m. CT on May 14, 2026. Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it and return it in the postage-paid envelope provided. CONTROL NUMBER PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. BUILDERS FIRSTSOURCE, INC. ANNUAL MEETING OF STOCKHOLDERS MAY 14, 2026 AT 9:00 a.m. CENTRAL TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BUILDERS FIRSTSOURCE, INC. The stockholder(s) hereby appoint(s) Minator Azemi and Pete R. Beckmann, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Builders FirstSource, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at the Company Offices, 6031 Connection Drive, Irving, TX 75039 at 9:00 a.m. CT on May 14, 2026, and any adjournment or postponement thereof. Please check here if you plan to attend the Annual Meeting. . This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors recommendations. Signature Date Title Signature (Joint Owners) NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, CONTROL NUMBER executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, limited liability company, or partnership, please sign in full corporate, limited liability company, or partnership name by authorized officer or person. Address Change: (If you noted any Address Changes above, please mark box.) .

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 14, 2026: The Notice, Proxy Statement and Annual Report are available at: https://web.viewproxy.com/BLDR/2026 PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. When properly executed, your proxy card/voting instruction form will be voted in the manner you direct. If you do not specify your choices, your shares will be voted FOR all the nominees listed in Proposal No. 1 and FOR Proposal Nos. 2, 3, 4, and 5. Your Board of Directors recommends a vote FOR each of the nominees listed in Proposal No. 1. Please mark your votes like this 1. ELECTION OF DIRECTORS: FOR AGAINST ABSTAIN 1.01 Paul S. Levy. 1.02 Cheryl Ainoa. 1.03 Cory J. Boydston. 1.04 James O Leary. 1.05 Maria Renz. 1.06 Craig Steinke. Your Board of Directors recommends a vote FOR each of Proposal Nos. 2, 3, 4, and 5. 2. An advisory vote on the compensation of the named executive officers. FOR . AGAINST . ABSTAIN . 3. The ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm. FOR . AGAINST . ABSTAIN . 4. The approval of the Builders FirstSource, Inc. 2026 Equity Incentive Plan. FOR . AGAINST . ABSTAIN . 5. The approval of the Builders FirstSource, Inc. Employee Stock Purchase Plan. FOR . AGAINST . ABSTAIN . Note: Such other business that may properly come before the meeting.